As filed with the Securities and Exchange Commission on September 23, 2009

Registration Statement No.333-160533

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6 to

Form S-11

FOR REGISTRATION

UNDER

THE SECURITIES ACT OF 1933

OF CERTAIN REAL ESTATE COMPANIES

Apollo Commercial Real Estate Finance, Inc.

(Exact name of registrant as specified in its governing instruments)

Apollo Commercial Real Estate Finance, Inc.

c/o Apollo Global Management, LLC

9 West 57th Street, 43rd Floor,

New York, New York 10019

(212) 515–3200

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

John J. Suydam, Esq.

Vice President & Secretary

ACREFI Management, LLC

9 West 57th Street, 43rd Floor,

New York, New York 10019

(212) 515–3200

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Jay L. Bernstein, Esq. Andrew S. Epstein, Esq. Clifford Chance US LLP 31 West 52 nd Street New York, New York 10019 Tel (212) 878-8000 Fax (212) 878-8375	Raymond Y. Lin, Esq. Dennis Lamont, Esq. Latham & Watkins LLP 885 Third Avenue New York, NY 10022 Tel (212) 906-1200 Fax (212) 751-4864

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐

(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated September 23, 2009

10,000,000 Shares

Common Stock

Apollo Commercial Real Estate Finance, Inc. is a newly organized commercial real estate finance company that has been formed primarily to originate, invest in, acquire and manage senior performing commercial real estate mortgage loans, commercial mortgage-backed securities, or CMBS, commercial real estate corporate debt and loans and other real estate-related debt investments in the U.S. We will be externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company, or our Manager, a recently formed indirect subsidiary of Apollo Global Management, LLC, which, together with its subsidiaries, we refer to as Apollo.

This is our initial public offering and no public market currently exists for our common stock. We are offering shares of our common stock as described in this prospectus. We expect the initial public offering price of our common stock to be $20.00 per share. Our common stock has been approved for listing on the New York Stock Exchange, subject to official notice of issuance, under the symbol “ARI.”

Concurrently with the closing of this offering, we will sell to Apollo and certain of its affiliates in a separate private placement, at the initial public offering price per share, shares of our common stock representing an aggregate investment equal to 5% of the gross proceeds raised in this offering, excluding the underwriters’ overallotment option, up to $10 million.

We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the year ending December 31, 2009. To assist us in qualifying as a real estate investment trust, among other purposes, stockholders are generally restricted from owning more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common or capital stock. Different ownership limits will apply to Apollo and certain of its affiliates. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock, see “Description of capital stock—Restrictions on ownership and transfer.”

	Per share	Total

Initial public offering price	$	$

Underwriting discounts and commissions(1)	$	$

Proceeds, before expenses, to Apollo Commercial Real Estate Finance, Inc.	$	$

(1)	The underwriters will not be entitled to receive any payment from us at closing. Our Manager will pay to the underwriters $ per share for shares sold in the offering at closing and the underwriters will forego the receipt of payment of $ per share, subject to the following. We will agree to reimburse the $ per share to our Manager and pay the $ per share to the underwriters if during any period of four consecutive calendar quarters during the 16 full calendar quarters after the consummation of this offering our Core Earnings (as described herein) for any such four-quarter period exceeds an 8% performance hurdle rate (as described herein). If this requirement is not satisfied, the aggregate underwriting discount (all of which will be paid by our Manager), based on $ per share (or % of the public offering price), would be $ . See “Underwriting.”

We have granted the underwriters the right to purchase up to 1,500,000 additional shares of our common stock from us at the initial public offering price, less the underwriting discount, within 30 days after the date of this prospectus to cover overallotments, if any. The underwriters will be paid the underwriting discounts on any additional shares purchased by them on the same terms as described above. If the underwriters exercise this option in full and we meet the performance hurdle rate described above, the total underwriting discounts and commissions will be $         and our total net proceeds, before expenses, will be $         .

Investing in our common stock involves risks. See “Risk factors” beginning on page 26 of this prospectus for a discussion of the following and other risks:

•

We are dependent on our Manager and its key personnel for our success and upon their access to Apollo’s investment professionals and partners. We may not find a suitable replacement for our Manager if our management agreement is terminated, or if key personnel leave the employment of our Manager or Apollo or otherwise become unavailable to us.

•	We have no operating history and may not be able to operate our business successfully, find suitable investments, or generate sufficient cash flow to make or sustain distributions to our stockholders.

•	There are various conflicts of interest in our relationship with Apollo which could result in decisions that are not in the best interest of our stockholders.

•

We may change our operational policies (including our investment guidelines, strategies and policies) without stockholder consent at any time, which may adversely affect the market value of our common stock and our ability to make distributions to our stockholders.

•	We have not identified any specific investments and you will not be able to evaluate any proposed investments before purchasing our common stock.

•

Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code, and our failure to qualify as a REIT or remain qualified as a REIT would subject us to U.S. federal income tax and applicable state and local taxes, which would reduce the cash available for distribution to our stockholders.

•	Maintenance of our exemption from registration under the Investment Company Act of 1940 imposes significant limits on our operations.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The shares of common stock sold in this offering will be ready for delivery on or about                     , 2009.

J.P. Morgan	Citi	Barclays Capital

Wells Fargo Securities
Raymond James	RBC Capital Markets	Stifel Nicolaus

                    , 2009.

You should rely only on the information contained in this prospectus, any free writing prospectus prepared by us or information to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock.

Through and including             , 2009 (the 25th day after the date of this prospectus), all dealers that effect transactions in our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

Prospectus summary

This summary highlights some of the information in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read carefully the more detailed information set forth under “Risk factors” and the other information included in this prospectus. Except where the context suggests otherwise, the terms “company,” “we,” “us” and “our” refer to Apollo Commercial Real Estate Finance, Inc., a Maryland corporation, together with its consolidated subsidiaries; references in this prospectus to “Apollo” refer to Apollo Global Management, LLC, together with its subsidiaries; and references in this prospectus to “our Manager” refer to ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC. References in this prospectus to “assets under management” refers to assets under management as defined in Appendix I. Unless indicated otherwise, the information in this prospectus assumes (1) the common stock to be sold in this offering is to be sold at $20.00 per share, (2) the sale in a concurrent private placement to Apollo and certain of its affiliates of an aggregate of 500,000 shares of our common stock and (3) no exercise by the underwriters of their overallotment option to purchase up to an additional 1,500,000 shares of our common stock.

Our company

Apollo Commercial Real Estate Finance, Inc. is a newly organized commercial real estate finance company that has been formed primarily to originate, invest in, acquire and manage senior performing commercial real estate mortgage loans, commercial mortgage-backed securities, or CMBS, commercial real estate corporate debt and loans and other commercial real estate-related debt investments in the U.S. We refer to these asset classes as our target assets.

We will be externally managed and advised by ACREFI Management, LLC, or our Manager, a recently formed indirect subsidiary of Apollo Global Management, LLC. Apollo is a leading global alternative asset manager in private equity, distressed debt and mezzanine investing since 1990. Apollo had assets under management of $38.3 billion as of June 30, 2009. Our Manager will be led by an experienced team of senior real estate professionals, including Joseph F. Azrack, who will also serve as our Chief Executive Officer, Scott Weiner, who will serve as our Manager’s Chief Investment Officer, and Stuart A. Rothstein, who will serve as our Chief Financial Officer. Messrs. Azrack, Weiner and Rothstein will be supported by a team of senior executives who have significant experience in commercial property ownership and finance. Our Manager will also draw upon the extensive transactional, financial, managerial and investment skills of Apollo’s private equity, credit-oriented capital markets and real estate investment professionals. We believe our relationship with Apollo will provide us with significant advantages in sourcing, evaluating, underwriting and managing investments in our target assets.

Our objective is to capitalize on both the current lack of debt capital available for commercial real estate assets and fundamental changes that have occurred in the commercial real estate finance industry to provide attractive risk adjusted returns to our stockholders over the long term, primarily through dividends and secondarily through capital appreciation. Our primary purpose is to create a diversified portfolio of performing commercial real estate mortgage loans and CMBS assets that will be held to maturity and which we expect will provide stable attractive cash flow yields for our stockholders.

We believe that the current market environment presents a compelling opportunity to achieve attractive risk adjusted returns in senior performing commercial real estate debt investments. We believe that in each of the next three years, approximately $400 billion of commercial real estate loans are expected to mature and that markets are likely to face a void of several hundred billion dollars over this period that must be filled by new mortgage lenders since the supply of debt from traditional lending sources is anticipated to be less than the volume necessary to refinance maturing real estate loans. Beginning in mid-2007, global financial markets encountered a series of events from the collapse of the sub-prime mortgage market to the ensuing dramatic widening of credit spreads and corresponding broad-scale freezing of corporate lending. These events led to a significant dislocation in capital markets and created a severe shortage of debt capital across markets, a deleveraging of the entire global financial system and a severe decline in the market values of mortgage, real estate-related and other financial assets. A result of these events has been a severe contraction in market liquidity and a sharp reduction in the availability of credit for real estate-related assets. The resulting illiquidity has negatively affected both the terms and availability of financing for all real estate-related assets, and has generally resulted in real estate-related assets trading at significantly lower prices and higher yields compared to prior periods.

We intend to originate, invest in, acquire and manage a diversified portfolio of our target assets. To identify attractive opportunities within our target assets, we intend to rely on the expertise of our Manager and its affiliates as well as their platform, which integrates real estate experience with private equity and capital markets experience in transaction sourcing, underwriting, and execution as well as in asset operation, management and disposition. As a result of current market dislocations, in the near to medium term, we anticipate a significant opportunity to originate and purchase senior performing commercial real estate mortgage loans and other debt investments at attractive yields, high debt service coverage ratios, and low loan-to-values on high quality real estate-related assets.

We are organized as a Maryland corporation and intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the year ending December 31, 2009. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or the 1940 Act.

Our Manager and Apollo

We will be externally managed and advised by our Manager, an indirect subsidiary of Apollo Global Management, LLC, which is a promoter with respect to this offering. Our Manager is a direct subsidiary of Apollo Global Real Estate Management, L.P., which is an indirect subsidiary of Apollo Global Management, LLC. Apollo Global Real Estate Management, L.P. is in the process of registering as an investment adviser with the Securities and Exchange Commission, or the SEC. Pursuant to the terms of a management agreement between us and our Manager, our Manager will be responsible for administering our business activities and day-to-day operations and will provide us with our management team and appropriate support personnel.

Our Manager has access to Apollo’s senior management team which has extensive experience in identifying, financing, analyzing, hedging and managing real estate and real estate-related equity, debt and mezzanine investments, as well as a broad spectrum of other private equity and capital markets investments. Our Manager will be led by our Chief Executive Officer, Joseph F. Azrack, and the rest of its senior management team, including Scott Weiner, our Manager’s Chief Investment Officer, and Stuart A. Rothstein, our Chief Financial Officer, Treasurer and Secretary. Our Manager has formed an Investment Committee which will advise and consult with our Manager’s senior management team with respect to our investment strategy, investment portfolio holdings, sourcing, financing and leverage strategies and investment guidelines and will approve our investments. In addition to Messrs. Azrack, Weiner and Rothstein, our Manager’s Investment Committee will consist of senior executives of Apollo, including Marc Rowan (Managing Partner of Apollo), James Zelter (Managing Partner of Apollo’s capital markets business), Henry Silverman (Chief Operating Officer of Apollo) and Eric Press (Partner of Apollo’s private equity business).

Founded in 1990, Apollo is a leading global alternative asset manager with a contrarian and value-oriented investment approach in private equity and credit-oriented capital markets. Apollo has a flexible mandate that enables it to invest opportunistically across a company’s capital structure throughout economic cycles. Apollo’s contrarian nature is reflected in (1) many of the businesses in which it invests, which are often in industries that its competitors typically avoid, (2) the often complex structures Apollo employs in some of its investments and (3) its experience in investing during periods of uncertainty or distress in the economy or financial markets when many of its competitors reduce their investment activity. Although Apollo has not sponsored or managed an investment fund that is organized primarily for the purpose of investing in real estate or real estate-related assets, Apollo has a long-standing presence in the real estate market and extensive relationships with the real estate investment, corporate, lending and brokerage communities. We expect this experience and these relationships to be valuable sources for deal flow and real estate market intelligence. Apollo is led by its managing partners, Leon Black, Joshua Harris and Marc Rowan, who have worked together for more than 20 years and lead a team of 389 employees, including 131 investment professionals as of June 30, 2009. This team possesses a broad range of transactional, financial, managerial and investment skills. Apollo has offices in New York, London, Los Angeles, Frankfurt, Singapore, Luxembourg and Mumbai.

We believe that Apollo’s integrated approach towards investing distinguishes it from other alternative asset managers. Apollo had total assets under management of $38.3 billion as of June 30, 2009, consisting of $27.0 billion in its private equity business and $11.3 billion in its capital markets business. In addition, as of June 30, 2009, approximately $5.0 billion of Apollo’s assets under management was in publicly traded vehicles managed by Apollo.

We believe our relationship with Apollo will provide us with significant advantages in sourcing, evaluating, underwriting and managing investments. Apollo has long-standing relationships with its investors as well as extensive corporate finance and lending relationships that we believe will facilitate attractive and creative means to originate transactions and finance our business.

Market opportunities

We believe that the current market environment presents a compelling opportunity to achieve attractive risk adjusted returns in senior performing commercial real estate debt investments. Beginning in mid-2007, global financial markets encountered a series of events from the collapse of the sub-prime residential mortgage market to the ensuing dramatic widening of credit spreads and corresponding broad-scale freezing of corporate lending. These events led to a significant dislocation in capital markets and created a severe shortage of debt capital across markets, a deleveraging of, or a reduction of debt across, the entire global financial system and a severe decline in the market for mortgage, real estate-related and other financial assets. A result of these events has been a severe contraction in market liquidity and a sharp reduction in the availability of credit for real estate-related assets. The current illiquidity facing the market can be traced back to the beginning of this decade which found CMBS volume increasing at a rapid pace from 2001 to 2007. During this period, capitalization rates on commercial real estate declined to historic lows and commercial real estate transaction volume peaked at close to $500 billion annually. Since the market downturn began, issuance of CMBS in the U.S. has dropped from $230 billion in 2007 to $12 billion in 2008. The resulting illiquidity has negatively affected both the terms and availability of financing for all real estate-related assets and has generally resulted in real estate-related assets trading at significantly lower prices and higher yields compared to prior periods. The recent period has also been characterized by a broad-based downward movement in loan and securities valuations, even though different commercial mortgage pools have exhibited widely different default rate and performance characteristics. The dislocations in real estate markets have already caused, and we believe will continue to cause, a dramatic repricing of real estate-related assets.

We expect to capitalize on these market dislocations and the expected shortfall in available capital for commercial real estate. According to data from the Federal Reserve Board of Governors, or the Federal Reserve, the overall commercial mortgage market grew from $1.6 trillion outstanding in 2000 to $3.5 trillion outstanding in 2009. We believe that in each of the next three years, approximately $400 billion of commercial real estate loans are expected to mature and that markets are likely to face a void of several hundred billion dollars over this period that must be filled by new mortgage lenders since the supply of debt from traditional lending sources is anticipated to be less than the volume necessary to refinance maturing real estate loans as many banks, insurance companies, finance companies and fund managers either face insolvency or have determined to reduce or discontinue investment in debt or equity related to real estate. As a result, in the near to medium term, we anticipate a significant opportunity to acquire and originate senior performing commercial real estate mortgage loans and other performing real estate-related securities that can be held to maturity and offer attractive yields, high debt service coverage ratios and low loan-to-values on high quality real estate assets.

U.S. property market conditions

As the broader economy remains in a recession, we believe the U.S. commercial real estate markets are continuing to experience further degradation of operating fundamentals, including lower occupancy and rental rates. Historically, commercial real estate fundamentals have tended to lag the broader economy. Primary determinants of revenue for income producing real estate include occupancy and rental rate levels, which are most heavily influenced by business expansion plans and new supply of property. At the end of an economic expansion, the overhang of new development in conjunction with a decrease in demand for space often puts additional pressure on real estate fundamentals as economic activity slows. Conversely, businesses often wait until they are certain of an economic recovery before expanding their operations or payrolls. As a result, tenant decisions affecting leasing of space and occupancy become a derivative of the health of the employment market and real estate performance expresses itself as a lagging indicator.

We believe that commercial real estate markets generally entered the current economic slowdown in relatively strong condition, as there was limited new supply added during this cycle due to moderate job growth, high construction costs and supply overhang from the 2001 economic recession. Despite the relatively restrained new supply in most commercial real estate asset classes, the drastic decline in consumer spending and high unemployment rates may have more dramatic negative effects on real estate demand fundamentals during this cycle. Since commercial real estate fundamentals tend to lag the broader economy, commercial real estate cash flows and values in the U.S. may continue to erode and may, on average, not stabilize until after a recovery in the broader economy. During the interim, net asset valuations may continue to decline. Our Manager monitors the economic outlook and real estate fundamentals on a continuous basis and expects to reflect the probable economic conditions and their impact on real estate operating fundamentals over the next several years in its evaluation and cash flow analyses of investment opportunities. In light of the uncertainty that exists within real estate markets, we believe that our Manager has the experience through different economic and real estate cycles to effectively evaluate, underwrite and price risk. We believe we can achieve attractive yields while focusing on the best assets in supply constrained markets with solid long-term fundamentals, high quality sponsors and conservative underwriting that takes into account the future degradation of cash flows and evolving valuation metrics. We also believe that concentrating on the most senior pieces of the capital structure will provide attractive risk adjusted returns.

Governmental response

In an effort to stem the fallout from current market conditions, the U.S. and other nations have begun to inject unprecedented levels of liquidity into the financial system and take other actions designed to create a floor in financial asset valuations, restore stability to the financial sector and support the flow of credit and other capital into the broader economy. These policies have included the creation of the Term Asset-Backed Securities Loan Facility, or the TALF, which provides attractive non-recourse government financing to purchase highly rated tranches of certain qualifying CMBS and asset-backed securities, or ABS, and the Public-Private Investment Program, or PPIP, which is designed to encourage the transfer of illiquid legacy real estate-related assets off of the balance sheets of financial institutions, by making attractive government financing and guarantees available to potential buyers of these assets. See “Management’s discussion and analysis of financial condition and results of operations” for a detailed discussion of the Term Asset-Backed Securities Loan Facility and other government initiatives and strategies. Where appropriate, we may take advantage of financing that may become available under government programs in order to enhance stockholder returns.

Our business strengths and competitive advantages

The following summarizes the key strengths and competitive advantages of our business:

Diversified portfolio of senior, performing, cash-flowing, hold-to-maturity commercial mortgage debt

We intend to create a diversified portfolio of senior, performing commercial real estate mortgage loans (loans on which the borrower is in substantial compliance with the terms of the loan agreement) and CMBS assets. We expect to fill part of the current liquidity gap in the commercial mortgage loan and CMBS markets by primarily originating and acquiring first mortgage loans that meet our underwriting standards with the intention of being a hold-to-maturity investor. It is our intention to invest in our target assets which will primarily have a senior position in the commercial real estate asset capital structure. We will seek to make loans in major metropolitan areas that exhibit attractive long-term demographics and fundamentals such as strong population and household income and employment trends, as well as attractive real estate supply/demand dynamics. As a long-term holder of commercial real estate loans and securities, we will be focused on evaluating and verifying the quality of the underlying assets and operating cash flows.

Experienced management team

Apollo Global Real Estate Management, L.P., our Manager’s parent entity, is the real estate investment management group of Apollo. Led by Joseph F. Azrack, who is also our Chief Executive Officer, Apollo Global Real Estate Management, L.P. has assembled a multi-disciplinary team of real estate investment professionals, including Scott Weiner, our Manager’s Chief Investment Officer, that work integrally with other Apollo investment groups to source, underwrite and structure investments in commercial real estate assets, companies and operating platforms. Members of Apollo Global Real Estate Management, L.P. have participated in over $100 billion of real estate investments, real estate mergers and acquisitions, initial public offerings of real estate operating companies, innovative project and corporate real estate financings, as well as individual property acquisitions and financings.

No legacy portfolio

We believe we have a competitive advantage relative to other existing comparable mortgage REITs because we do not have a legacy portfolio of lower-return or problem real estate assets that could potentially dilute the attractive returns that we believe are available in the current liquidity-challenged environment and distract our Manager’s focus from our investment strategy.

Superior sourcing capabilities

We expect our Manager to be able to utilize Apollo’s extensive proprietary relationships in the public and private real estate ownership, development, financing and services communities. These relationships are complemented by those of Apollo’s corporate private equity and capital markets partners in multiple industry categories.

Our Manager has established national correspondent relationships (which are non-exclusive contractual relationships that will provide us with additional sources to originate certain of our target assets) with CBRE Capital Markets of Texas, L.P. and Holliday Fenoglio Fowler, L.P. CBRE Capital Markets of Texas, L.P. and Holliday Fenoglio Fowler, L.P. are two of the largest commercial real estate capital intermediaries in the U.S. We believe these relationships will dramatically improve the scale and scope of our whole-loan origination platform. See “Business” for a more detailed discussion of our Manager’s correspondent relationships.

Significant benefits from our relationship with Apollo

Apollo operates as an integrated investment platform with a free flow of information across its businesses. Apollo’s investment professionals interact frequently across its businesses on a formal and informal basis. We believe Apollo’s integrated investment model, which offers its clients and partners deep industry relationships, market intelligence and execution capabilities, distinguishes it from other alternative asset managers. We expect that our Manager will be able to leverage Apollo’s perspective and expertise in debt capital markets. Apollo has a longstanding presence in real estate markets and extensive relationships with the real estate investment, corporate, lending and brokerage communities. We expect this experience and these relationships to be valuable sources for deal flow and real estate market intelligence.

As of June 30, 2009, Apollo managed 13 credit-oriented capital markets funds with assets under management of $11.3 billion. These vehicles include mezzanine funds, a European non-performing loan fund, distressed funds, hedge funds and credit opportunity funds. Between September 30, 2007 and June 30, 2009, Apollo’s private equity and capital markets funds have invested a combined $27.9 billion in debt securities with a face value of $38.7 billion. The $27.9 billion invested includes $19.9 billion of capital from the funds managed by Apollo and $8.0 billion of additional leverage. We believe that Apollo’s broad participation in debt capital markets provides our Manager with insights to evaluate opportunities across the spectrum of our target assets, including senior performing commercial real estate mortgage loans, CMBS, commercial real estate corporate debt and loans and other real estate-related debt investments, and identify those opportunities offering the most compelling risk-return profile.

Apollo has consistently invested capital throughout economic cycles by focusing on opportunities that were often overlooked by other investors. We believe that our ability to leverage the Apollo platform and the knowledge and experience that Apollo’s professionals have garnered in building businesses around new strategies and across market cycles will benefit our Manager’s sourcing, evaluation and structuring of performing commercial mortgage loans.

Alignment of Apollo’s and our interests and no conflicts of interest with other Apollo investment vehicles

We have taken steps to structure our relationship with Apollo and our Manager so that our interests and those of Apollo and our Manager are closely aligned. Apollo and certain of its affiliates have agreed to purchase in a separate private placement, at the initial public offering price per share, shares of our common stock representing an aggregate investment equal to 5% of the gross proceeds raised in this offering, excluding the underwriters’ overallotment option, up to $10 million. Upon completion of this offering and the concurrent private placement, Apollo and certain of its affiliates will beneficially own 4.6% of our outstanding common stock (or 4.1% if the underwriters fully exercise their overallotment option). Apollo and certain of its affiliates have agreed that, for a period of 12 months after the date of this prospectus, they will not, without our prior written consent, dispose of or hedge any shares of our common stock purchased in the private placement, subject to certain exceptions in certain circumstances as described elsewhere in this prospectus. We believe that the significant investment in us by Apollo and certain of its affiliates will align our interests with those of Apollo, which will create an incentive for Apollo to maximize returns for our stockholders.

Further, no existing Apollo sponsored investment vehicle currently focuses on our target asset classes as part of its core investment strategy and no existing Apollo sponsored investment vehicle currently holds significant investments in our target assets. Consequently, we do not anticipate competing with existing Apollo sponsored investment vehicles for our target assets. See “Our management—Conflicts of interest.”

Our investment strategy

Our objective is to capitalize on both the current lack of debt capital available for commercial real estate assets and fundamental changes that have occurred in the commercial real estate finance industry to provide attractive risk adjusted returns to our stockholders over the long term, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective by originating, investing in, acquiring and managing a diversified portfolio of our target assets. Our primary purpose is to create a diversified portfolio of performing commercial real estate mortgage loans and CMBS assets that will be held to maturity and which we expect will provide stable attractive cash flow yields for our stockholders. To identify attractive opportunities within our target assets, we will rely on the expertise of our Manager and its affiliates as well as their platform, which integrates real estate experience with private equity and capital markets, in transaction sourcing, underwriting, execution as well as asset operation, management and disposition. In implementing our investment strategy, we will utilize our Manager’s expertise in identifying undervalued senior performing commercial real estate mortgage loans and CMBS as well as its capabilities in transaction sourcing, underwriting, execution and asset operation, management and disposition. Our Manager’s Investment Committee, which will be chaired by Joseph F. Azrack and will also include Marc Rowan, James Zelter, Henry Silverman, Eric Press, Scott Weiner and Stuart A. Rothstein, will make investment, financing, asset management and disposition decisions on our behalf. See “Our Manager and the management agreement—Biographical information” for biographical information regarding these individuals.

As a result of current market dislocations, in the near to medium term, we anticipate a significant opportunity to acquire and originate senior performing commercial real estate mortgage loans and other performing debt investments at attractive yields, high debt service coverage ratios and low loan-to-values on high quality real estate. We also expect our Manager to seek to capitalize on opportunities created by the lack of debt capital available for commercial real estate and to take advantage of opportunistic pricing dislocations created by distressed sellers or distressed capital structures where a lender or holder of a loan or security is in a compromised situation due to the relative size of its portfolio, the magnitude of nonperforming loans, or regulatory/rating agency issues driven by potential capital adequacy or concentration issues. In pursuing investments with attractive risk-reward profiles, we expect that our Manager will incorporate its views of the current and future economic environment, its outlook for real estate in general and particular asset classes and its assessment of the risk-reward profile derived from its underwriting and cash flow analysis, including taking into account relative valuation, supply and demand fundamentals, the level of interest rates, the shape of the yield curve, prepayment rates, financing and liquidity, real estate prices, delinquencies, default rates, recovery of various sectors and vintage of collateral. In general, our Manager intends to pursue a value-driven approach (which is focused on real estate supply and demand fundamentals) to underwriting and diligence, consistent with Apollo’s historical investment strategy. We expect that each prospective investment will receive a rigorous, credit-oriented evaluation towards determining the risk/return profile of the opportunity and the appropriate pricing and structure for the prospective investment. We intend to make loans in major metropolitan areas that exhibit attractive long-term demographics and fundamentals such as strong population and household income and employment trends and attractive real estate supply/demand dynamics. Our Manager expects to implement underwriting standards founded on fundamental market and credit analyses with a focus on current and sustainable cash flows. Our Manager’s underwriting standards are expected to place a particular emphasis on due diligence of the sponsor/borrower. All investment decisions will be made with a view to maintaining our qualification as a REIT and our exemption from registration under the 1940 Act. The execution of our investment strategy will be aided by our access to, and utilization of, the information provided by recognized market leaders in the industry.

In order to capitalize on the changing sets of investment opportunities that may be present in the various points of an economic cycle, we may expand or refocus our investment strategy by emphasizing investments in different parts of the capital structure and different sectors of real estate. Our investment strategy may be amended from time to time, if recommended by our Manager and approved by our board of directors. We will not be required to seek stockholder approval when amending our investment strategy.

Our target assets

Our target assets will include the following types of senior performing commercial real estate mortgage loans, CMBS, commercial real estate corporate debt and loans and other real estate-related debt investments in the U.S.:

Whole loans:     performing commercial whole mortgage loans secured by a first mortgage lien on commercial property, which are structured to either permit us to retain the entire loan, or sell the lower yielding senior portions of the loans and retain the higher yielding subordinate investment. We may seek, in the future, to enhance the returns of all or a senior portion of our commercial mortgage loans through securitizations, should the market to securitize commercial mortgage loans recover. Our strategy does not include the purchase of loans that are non-performing or distressed at the time of purchase.

Commercial mortgage-backed securities:     securities which are collateralized by commercial mortgage loans. In general, we will target “investment grade” CMBS (which are rated Aaa/AAA through Baa3/BBB- by nationally recognized statistical rating organizations) to be issued on or after September 1, 2009 and CMBS issued prior to January 1, 2009 with an emphasis on tranches that have retained Aaa/AAA (highest) credit rating based on the current underwriting criteria of the nationally recognized statistical rating organizations. We currently do not intend to invest in “non-investment grade” CMBS.

Non-core assets:     In addition, we anticipate that we will invest selectively and opportunistically in the following non-core asset classes:

Commercial real estate corporate debt:     corporate bank debt and corporate bonds of commercial real estate operating or finance companies, including REITs, which may be in the form of a term loan or a revolving credit facility and generally secured by the company’s assets. We may acquire corporate bonds that are rated below investment grade (that is, below BBB- (or Baa3)), as well as investment grade corporate bonds (that is, rated BBB- (or Baa3) or higher). Corporate bonds may be secured by the company’s assets or may not provide for any security. We may also acquire other REIT securities, including convertible bonds, which meet our investment guidelines.

B Notes:     interests in commercial real estate loans secured by a first mortgage on a single large commercial property or group of related properties and that are subordinated in right of payment to a senior interest in such loans. Such a junior or subordinated interest in a loan is commonly referred to in the real estate finance industry as a “B Note” and the senior interest is referred to as an “A Note.”

Mezzanine Loans:     loans made to property owners that are secured by pledges of the borrower’s ownership interests, in whole or in part, in entities that directly or indirectly own the real property, such loans being subordinate to whole mortgage loans secured by first or second mortgage liens on the property and senior to the borrower’s equity in the property.

Miscellaneous Assets:     other mortgage assets, if necessary, to maintain our qualification as a REIT or our exemption from registration as an investment company under the 1940 Act.

Based upon current market conditions and our current expectations, we anticipate our initial portfolio of target assets will be comprised of between 30% to 50% of whole mortgage loans, 20% to 40% of newly issued CMBS, 0 to 20% of legacy CMBS and 10% to 30% of other non-core assets described above. The allocation of our capital among our target assets will depend on prevailing market conditions at the time we invest and may change over time in response to different prevailing market conditions, including with respect to interest rates and general economic and credit market conditions. There is no assurance that upon the completion of this offering we will not allocate the proceeds from this offering and the concurrent private placement in a different manner among our target assets. In addition, in the future we may invest in assets other than our target assets, in each case subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act.

Our financing strategy

We anticipate using borrowings as part of our financing strategy. Depending on market conditions, such borrowings are expected to include credit facilities and repurchase agreements. We may also seek to access financing that may be available to us under government sponsored debt programs such as the Term Asset-Backed Securities Loan Facility. Although we are not required to maintain any particular leverage ratio, including the maximum amount of leverage we may use, we expect that the amount of leverage we incur will be consistent with our intention of keeping our total borrowings within a conservative range, as determined by our Manager, taking into account a variety of factors, which may include the anticipated liquidity and price volatility of the target assets in our investment portfolio, the potential for losses and extension risk in our portfolio, the gap between the duration of our assets and liabilities, including hedges, the availability and cost of financing our assets, the creditworthiness of our financing counterparties, the health of the U.S. economy and commercial and residential mortgage markets, the outlook for the level, slope, and volatility of interest rate movement, the credit quality of our target assets and the collateral underlying our target assets. Consistent with our strategy of keeping our total borrowings within a conservative range, initially we expect that our leverage will be in an amount that is approximately 35% of the value of our total assets on a portfolio basis, except in conjunction with financings that may be available to us through government sponsored debt programs, such as the Term Asset-Backed Securities Loan Facility. To the extent that we utilize the financing available under such government sponsored debt programs, we expect to incur significantly more leverage. For example, with respect to the Term Asset-Backed Securities Loan Facility, we expect to finance up to 85% of each of our eligible CMBS assets on a non-recourse basis. In utilizing leverage, we will seek to enhance equity returns while limiting interest rate exposure. We expect to access more traditional borrowings such as credit facilities and repurchase agreements. To the extent market conditions improve and markets stabilize over time, we expect to increase our borrowing levels. In the future, we may also seek to raise further equity capital or issue debt securities in order to fund our future investments. We currently do not have any commitments for financing.

Hedging strategy

Subject to maintaining our qualification as a REIT, we may, from time to time, utilize derivative financial instruments to hedge the interest rate risk associated with our borrowings, if any. We also may engage in a variety of interest rate management techniques that seek to mitigate changes in interest rates or other potential influences on the values of our assets. We may attempt to reduce interest rate risk and to minimize exposure to interest rate fluctuations through the use of match funded financing structures, when appropriate. We expect these instruments will allow us to minimize, but not eliminate, the risk that we have to refinance our liabilities before the maturities of our assets and to reduce the impact of changing interest rates on our earnings.

Summary risk factors

An investment in shares of our common stock involves various risks. You should consider carefully the risks discussed below and under “Risk factors” before purchasing our common stock. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

•

We are dependent on our Manager and its key personnel for our success and upon their access to Apollo’s investment professionals and partners. We may not find a suitable replacement for our Manager if our management agreement is terminated, or if key personnel leave the employment of our Manager or Apollo or otherwise become unavailable to us.

•

Our management agreement was negotiated between related parties and its terms, including fees payable to our Manager, may not be as favorable to us as if they had been negotiated with an unaffiliated third party.

•	The termination of our management agreement may be difficult and costly, which may adversely affect our inclination to end our relationship with our Manager.

•

Our Manager is recently formed and has no experience in managing a REIT or maintaining our 1940 Act exemption, which may hinder its ability to achieve our investment objectives or result in loss of our qualification as a REIT or maintenance of our 1940 Act exemption; our investors are not acquiring an interest in any other Apollo investment vehicle.

•

Our Manager manages our portfolio pursuant to very broad investment guidelines and our board of directors does not approve each investment decision made by our Manager, which may result in our making riskier investments.

•	There are various conflicts of interest in our relationship with Apollo which could result in decisions that are not in the best interests of our stockholders.

•	We have no operating history and may not be able to operate our business successfully, find suitable investments, or generate sufficient revenue to make or sustain distributions to our stockholders.

•

We operate in a competitive market for investment opportunities and future competition may limit our ability to acquire desirable investments in our target assets and could also affect the pricing of these securities.

•

We may change our operational policies (including our investment guidelines, strategies and policies) without stockholder consent at any time, which may adversely affect the market value of our common stock and our ability to make distributions to our stockholders.

•	There can be no assurance that the governmental policies and programs described herein will ultimately be successful.

•	We cannot at the present time predict the unintended consequences and market distortions that may stem from far ranging governmental intervention in the economic and financial system.

•	Our access to private sources of financing may be limited and thus our ability to potentially enhance our returns may be adversely affected.

•	We may increase the amount of leverage we use in our financing strategy which would subject us to greater risk of loss.

•	We may enter into hedging transactions that could require us to fund cash payments in certain circumstances.

•	We have not identified any specific investments and you will not be able to evaluate any proposed investments before purchasing our common stock.

•	The lack of liquidity of our assets may adversely affect our business, including our ability to value and sell our assets.

•

The commercial mortgage loans and other commercial real estate-related loans we will invest in and the commercial mortgage loans underlying the CMBS we will invest in are subject to delinquency, foreclosure and loss, any or all of which could result in losses to us.

•

We have not established a minimum distribution payment level and we cannot assure you of our ability to pay distributions in the future. Although we currently do not intend to do so, until our portfolio of assets generates sufficient income and cash flow, we could be required to sell assets, borrow funds, make a portion of our distributions in the form of a taxable stock distribution or distribution of debt securities, or utilize a portion of the net proceeds of this offering and the concurrent private placement to fund our distributions.

•

Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code, and our failure to qualify as a REIT or remain qualified as a REIT would subject us to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution to our stockholders.

•	Complying with REIT requirements may cause us to liquidate or forego otherwise attractive opportunities.

•	Maintenance of our exemption from registration under the 1940 Act imposes significant limits on our operations.

Our structure

We were formed as a Maryland corporation on June 29, 2009. The following chart shows our anticipated structure after giving effect to this offering and the concurrent private placement to Apollo and certain of its affiliates:

Our management agreement

We will be externally managed and advised by our Manager, an indirect subsidiary of Apollo Global Management, LLC. Pursuant to the terms of a management agreement between us and our Manager, our Manager will be responsible for administering our business activities and day-to-day operations and will provide us with our management team and appropriate support personnel. Our Manager will at all times be subject to the supervision and oversight of our board of directors and has only such functions and authority as we delegate to it. We do not expect to have any employees.

We will enter into a management agreement with our Manager effective upon the closing of this offering. Pursuant to the management agreement, our Manager will implement our business strategy and perform certain services for us, subject to oversight by our board of directors. Our Manager will be responsible for, among other duties: (1) performing all of our day-to-day functions, (2) determining investment criteria in conjunction with our board of directors, (3) sourcing, analyzing and executing asset acquisitions, sales and financings, (4) performing asset management duties and (5) performing financial and accounting management. Our Manager has an Investment Committee comprised of Messrs. Azrack, Rowan, Zelter, Silverman, Press, Weiner and Rothstein, which will advise and consult with our Manager’s senior management team with respect to our investment strategy, investment portfolio holdings, sourcing, financing and leverage strategies and investment guidelines.

The initial term of the management agreement will extend for three years from the closing of this offering, with one-year renewal terms starting on the third anniversary of the closing of this offering. Our independent directors will review our Manager’s performance annually and, following the initial term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors based upon: (1) our Manager’s unsatisfactory performance that is materially detrimental to us or (2) our determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We will provide our Manager with 180 days prior notice of such termination. Upon such a termination without cause, we will pay our Manager a termination fee as described in the table below. We may also terminate the management agreement with 30 days prior notice from our board of directors, without payment of a termination fee, for cause, as defined in the management agreement. Our Manager may terminate the management agreement if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Manager may also decline to renew the management agreement following the initial term by providing us with 180 days written notice, in which case we would not be required to pay a termination fee. The management agreement will renew automatically unless terminated by either party.

The following table summarizes the fees and expense reimbursements that we will pay to our Manager:

Type	Description	Payment

Base management fee	1.5% per annum of our stockholders’ equity, calculated and payable quarterly in arrears. For purposes of calculating the base management fee, our stockholders’ equity means the sum of the net proceeds from all issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings at the end of the most recently completed calendar quarter (as determined in accordance with accounting principles generally accepted in the U.S., or GAAP, except without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of our common stock since inception, and excluding any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income). This amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain non-cash items after discussions between our Manager and our independent directors and approved by a majority of our independent directors. Our stockholders’ equity, for purposes of calculating the base management fee, could be greater than or less than the amount of stockholders’ equity shown on our financial statements prepared in accordance with GAAP.	Quarterly in cash.

Incentive fee	None.

Type	Description	Payment

Expense reimbursement	Reimbursement of expenses related to us incurred by our Manager, including legal, accounting, due diligence and other services. We will not reimburse our Manager or its affiliates for the salaries and other compensation of their personnel, except for the allocable share of the compensation of (1) our Chief Financial Officer based on the percentage of his time spent on our affairs and (2) other corporate finance, tax, accounting, internal audit, legal, risk management, operations, compliance and other non-investment professional personnel of our Manager or its affiliates who spend all or a portion of their time managing our affairs based on the percentage of time devoted by such personnel to our affairs.	Monthly in cash.

Termination fee	Termination fee equal to three times the average annual base management fee earned by our Manager during the prior 24-month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter. Such termination fee will be payable upon termination of the management agreement by us without cause or by our Manager if we materially breach the management agreement.

Refund of Manager’s payment of initial underwriting discount	Pursuant to the underwriting agreement among the underwriters, our Manager and us, our Manager will agree to pay the underwriters $ per share with respect to each share sold in this offering, representing the initial underwriting discount. Pursuant to the management agreement, we have agreed to refund our Manager for its payment of the initial underwriting discount if during any period of four consecutive calendar

Type	Description	Payment

quarters during the 16 full calendar quarters after the consummation of this offering, our Core Earnings for any such four-quarter period exceeds the product of (x) the public offering price per share as shown on the cover page of this prospectus multiplied by the number of shares of common stock sold in this offering, including any shares that may be sold upon exercise of the underwriters’ overallotment option, and in the concurrent private placement and (y) 8%. In addition, if the management agreement is terminated and we are required to pay our Manager the termination fee described above, we would also be required to refund our Manager for its payment of the initial underwriting discount irrespective of whether we have met the hurdle described above.

Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) as adjusted, excluding:

•   non-cash equity compensation expense;

•   depreciation and amortization (to the extent that we foreclose on any properties underlying our target assets);

•   any unrealized gains, losses or other non-cash items, regardless of whether such items are included in other comprehensive income or loss, or in net income; and

• one-time events pursuant to changes in GAAP and certain other non-cash charges after

Type	Description	Payment

• discussions between our Manager and our independent directors and after approval by a majority of our independent directors.

2009 equity incentive plan	Our officers and our Manager’s personnel will be granted shares of our restricted common stock under our 2009 equity incentive plan which, as a group and together with the shares to be granted to our independent directors, will be an aggregate of 2.5% of the issued and outstanding shares of our common stock after giving effect to the shares sold in this offering, including shares sold pursuant to the underwriters’ exercise of their overallotment option. The initial shares of restricted common stock to be granted to our independent directors, our officers and our Manager’s personnel will vest in equal installments on the first business day of each fiscal quarter over a period of three years.

Conflicts of interest

We do not expect to have any employees and we rely completely on our Manager to provide us with investment and advisory services. Our Chairman, Chief Executive Officer, Chief Financial Officer and other officers also serve as officers of our Manager. Our management agreement with our Manager was negotiated between related parties and its terms, including fees, expense reimbursements and other amounts payable to our Manager, may not be as favorable to us as if it had been negotiated at arm’s length between unaffiliated third parties.

We expect that our Manager initially will dedicate substantially all of its time to managing our business. Certain of our officers and directors, and the officers and other personnel of our Manager, also serve or may serve as officers, directors or partners of Apollo, including, without limitation, Apollo sponsored funds, including new affiliated potential pooled investment vehicles or managed accounts not yet established, whether managed or sponsored by Apollo’s affiliates or our Manager (we refer to all of the foregoing as Other Apollo Vehicles). Accordingly, the ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager spends managing our business. In addition, officers and other personnel of our Manager may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of us or our stockholders.

Our Manager and Apollo Global Management, LLC have agreed that, for so long as our management agreement is in effect and Apollo Global Management, LLC controls our Manager, neither they nor any entity controlled by Apollo Global Management, LLC will sponsor or manage any U.S. publicly traded REIT that invests primarily in the asset classes described in “—Our target assets” other than us. However, our Manager, Apollo Global Management, LLC and their respective affiliates may sponsor or manage another U.S. publicly traded REIT that invests generally in real estate assets but not primarily in our target assets.

Further, no existing Other Apollo Vehicle currently focuses on our target asset classes as part of its core investment strategy and no existing Other Apollo Vehicle currently holds significant investments in our target assets. Consequently, we do not anticipate competing with Other Apollo Vehicles for our target assets. However, it is possible that in the future such Other Apollo Vehicles as well as existing or future portfolio companies controlled by our Manager or Apollo may from time to time acquire our target assets as a part of their larger business strategies. To the extent such Other Apollo Vehicles or such portfolio companies seek to acquire our target assets, the scope of opportunities otherwise available to us may be adversely affected and/or reduced. Our Manager and Apollo have an investment allocation policy in place that is intended to enable us to share equitably with any such other investment vehicles. In general, investment opportunities will be allocated taking into consideration various factors including, among other considerations, investment objectives or strategies, the size of the available investment, cash availability and cash flow expectations, and the tax implications of an investment. The investment allocation policy may be amended by our Manager and Apollo at any time without our consent.

In addition to the fees payable to our Manager under the management agreement, our Manager and its affiliates may benefit from other fees paid to it in respect of our investments. For example, if we seek to securitize our commercial mortgage loans, Apollo and/or our Manager, may act as collateral manager. In any of these or other capacities, Apollo and/or our Manager may receive market based fees for their roles, but only if approved by a majority of our independent directors.

In addition, under our management agreement, if in the future we invest in, acquire or sell assets to any joint ventures with Apollo or its affiliates or if we co-invest with, purchase assets from, sell assets to or arrange financing from or provide financing to Other Apollo Vehicles, any such transactions will require the approval by a majority of our independent directors. To the extent we co-invest with Other Apollo Vehicles, we will not be responsible for fees other than as set forth in our management agreement, except our proportionate share of fees if approved by a majority of our independent directors.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors and executive officers, as well as employees of our Manager or Apollo who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us without the approval of a majority of our independent directors.

Dividend reinvestment plan

In the future, we intend to adopt a dividend reinvestment plan that will permit stockholders who elect to participate in the plan to have their cash dividends reinvested in additional shares of our common stock.

Operating and regulatory structure

REIT qualification

In connection with this offering, we intend to elect to qualify as a REIT under the Internal Revenue Code, commencing with the year ending on December 31, 2009. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT. To qualify as a REIT, we must meet on a continuing basis, through our organization and actual investment and operating results, various requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of shares of our stock. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we failed to qualify as a REIT. Even if we qualify for taxation as a REIT, we may be subject to some U.S. federal, state and local taxes on our income or property. Any distributions paid by us generally will not be eligible for taxation at the preferred U.S. federal income tax rates that currently apply (through 2010) to certain distributions received by individuals from taxable corporations.

1940 Act exemption

We intend to conduct our operations so that we are not required to register as an investment company under the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

We are organized as a holding company and conduct our businesses primarily through our subsidiaries. We intend to conduct our operations so that we comply with the 40% test. The securities issued by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that we will not be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because we will not engage primarily or hold ourself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be primarily engaged in the non-investment company businesses of our subsidiaries.

We anticipate that one or more of our subsidiaries, including ACREFI Operating, LLC, will qualify for an exemption from registration as an investment company under the 1940 Act pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of such subsidiaries’ portfolios must be comprised of qualifying assets and at least another 25% of each of their portfolios must be comprised of real estate-related assets under the 1940 Act (and no more than 20% comprised of miscellaneous assets). Qualifying assets for this purpose include mortgage loans, certain B-Notes and mezzanine loans that satisfy various conditions as set forth in SEC staff no-action letters, and other assets that the SEC staff in various no-action letters has determined are the functional equivalent of mortgage loans for the purposes of the 1940 Act. We intend to treat as real estate-related assets CMBS, B-Notes and mezzanine loans that do not satisfy the conditions set forth in the relevant SEC staff no-action letters, and debt and equity securities of companies primarily engaged in real estate businesses. In general we also expect, with regard to our subsidiaries relying on Section 3(c)(5)(C), to rely on other guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in the subsidiary holding assets we might wish to sell or selling assets we might wish to hold. Although we intend to monitor the portfolios of our subsidiaries relying on the Section 3(c)(5)(C) exemption periodically and prior to each acquisition, there can be no assurance that such subsidiaries we will be able to maintain this exemption. For our subsidiaries that do maintain this exemption, our interests in these subsidiaries will not constitute “investment securities.”

We may in the future organize special purpose subsidiaries that will borrow under the Term Asset-Backed Securities Loan Facility. We expect that these Term Asset-Backed Securities Loan Facility subsidiaries will rely on Section 3(c)(7) for their 1940 Act exemption and, therefore, our interest in each of these Term Asset-Backed Securities Loan Facility subsidiaries would constitute an “investment security” for purposes of determining whether we pass the 40% test. We may also in the future organize one or more Term Asset-Backed Securities Loan Facility subsidiaries, as well as other subsidiaries, that seek to rely on the 1940 Act exemption provided to certain structured financing vehicles by Rule 3a-7. To the extent that we organize subsidiaries that rely on Rule 3a-7 for an exemption from the 1940 Act, these subsidiaries will also need to comply with the restrictions described in “Business—Operating and regulatory structure—1940 Act exemption.” Any such Term Asset-Backed Securities Loan Facility subsidiary would also need to be structured to comply with guidance that may be issued by the Division of Investment Management of the SEC on how the Term Asset-Backed Securities Loan Facility subsidiary must be organized to comply with the restrictions contained in Rule 3a-7. In certain circumstances, compliance with Rule 3a-7 may require, among other things, that the indenture governing the

Term Asset-Backed Securities Loan Facility subsidiary include limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. We expect that the aggregate value of our interests in Term Asset-Backed Securities Loan Facility subsidiaries that seek to rely on Rule 3a-7, as well as other subsidiaries that we may organize in the future that may rely on Rule 3a-7, will comprise less than 20% of our total assets on an unconsolidated basis. We anticipate that our interests in subsidiaries organized to rely on Rule 3a-7 will not constitute “investment securities.”

Because we expect that most of our majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the 1940 Act and because our interests in these subsidiaries will constitute a substantial majority of our assets, we expect to be able to conduct our operations so that we are not required to register as an investment company under the 1940 Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The 1940 Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

Qualification for exemption from registration under the 1940 Act will limit our ability to make certain investments. For example, these restrictions will limit the ability of our subsidiaries to invest directly in CMBS that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset backed securities, or ABS, and real estate companies or in assets not related to real estate.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

Restrictions on ownership and transfer of our common stock

To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, among other purposes, our charter prohibits, with certain exceptions, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our capital stock. Our board of directors may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, waive the 9.8% ownership limit with respect to a particular stockholder if such ownership will not then or in the future jeopardize our qualification as a REIT. Our charter also prohibits any person from, among other things, beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise cause us to fail to qualify as a REIT. Our board of directors will establish an exemption from this ownership limit which permits Apollo and certain of its affiliates to collectively hold up to 25% of our common stock.

Our charter provides that any ownership or purported transfer of our capital stock in violation of the foregoing restrictions will result in the shares so owned or transferred being automatically transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in such shares. If a transfer of shares of our capital stock would result in our capital stock being beneficially owned by fewer than 100 persons or the transfer to a charitable trust would be ineffective for any reason to prevent a violation of the other restrictions on ownership and transfer of our capital stock, the transfer resulting in such violation will be void.

The offering

Common stock offered by us	10,000,000 shares (plus up to an additional 1,500,000 shares of our common stock that we may issue and sell upon the exercise of the underwriters’ overallotment option).

Common stock to be outstanding after this offering	10,762,500 shares(1)

Use of proceeds	We intend to contribute the net proceeds of this offering and the concurrent private placement to our subsidiaries which in turn will use such proceeds to acquire our target assets. Initially, we expect that their focus will be on senior performing commercial mortgage loans, CMBS and commercial real estate corporate debt and loans, subject to our investment guidelines and to the extent consistent with maintaining our REIT qualification. Until appropriate assets can be identified, our Manager may invest the net proceeds of this offering and the concurrent private placement in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT. These initial investments are expected to provide a lower net return than we will seek to achieve from our target assets. See “Use of proceeds.”

Distribution policy	We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We generally intend over time to pay quarterly dividends in an amount equal to our net taxable income. We plan to pay our first dividend in respect of the period from the closing of this offering through December 31, 2009, which may be prior to the time that we have fully used the net proceeds from this offering and the concurrent private placement to acquire our target assets.

Any distributions we make will be at the discretion of our board of directors and will depend upon, among other things, our actual results of operations. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information, see “Distribution policy.”

(1)	Assumes (A) 500,000 shares of our common stock are sold to Apollo and certain of its affiliates in a concurrent private placement, and (B) 262,500 shares of our restricted common stock are granted to our independent directors, our officers and our Manager’s personnel under our 2009 equity incentive plan. Excludes 1,500,000 shares of our common stock that we may issue and sell upon the exercise of the underwriters’ overallotment option in full.

We cannot assure you that we will make any distributions to our stockholders.

Proposed NYSE symbol	“ARI”

Ownership and transfer restrictions	To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, among other purposes, our charter generally prohibits, among other prohibitions, any stockholder from beneficially or constructively owning more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our capital stock. See “Description of capital stock—Restrictions on ownership and transfer.”

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under “Risk factors” beginning on the following page and all other information in this prospectus before investing in our common stock.

Our corporate information

Our principal executive offices are located at 9 West 57th Street, 43rd Floor, New York, New York 10019. Our telephone number is (212) 515-3200. Our website is www.ApolloREIT.com. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

Risk factors

An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, together with the other information contained in this prospectus. If any of the risks discussed in this prospectus occurs, our business, financial condition, liquidity and results of operations could be materially and adversely affected. If this were to happen, the price of our common stock could decline significantly and you could lose all or a part of your investment.

Risks related to our relationship with our Manager

We are dependent on our Manager and its key personnel for our success and upon their access to Apollo’s investment professionals and partners. We may not find a suitable replacement for our Manager if our management agreement is terminated, or if key personnel leave the employment of our Manager or Apollo or otherwise become unavailable to us.

We do not expect to have any employees and we rely completely on our Manager to provide us with investment and advisory services. We have no separate facilities and are completely reliant on our Manager, which has significant discretion as to the implementation of our operating policies and strategies. We depend on the diligence, skill and network of business contacts of our Manager. We expect to benefit from the personnel, relationships and experience of our Manager’s executive team and other personnel and investors of Apollo. The executive officers and key personnel of our Manager will evaluate, negotiate, close and monitor our investments; therefore, our success will depend on their continued service. We also depend, to a significant extent, on our Manager’s access to the investment professionals and partners of Apollo and the information and deal flow generated by the Apollo investment professionals in the course of their investment and portfolio management activities.

The departure of any senior managers of our Manager, or of a significant number of the investment professionals or partners of Apollo, could have a material adverse effect on our ability to achieve our investment objectives. In addition, we offer no assurance that our Manager will remain our investment manager or that we will continue to have access to our Manager’s or Apollo’s executive officers and other investment professionals. The initial term of our management agreement with our Manager only extends until the third anniversary of the closing of this offering, with automatic one-year renewals thereafter. If the management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan.

The ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager spends managing our business and may result in certain conflicts of interest.

Certain of our officers and directors, and the officers and other personnel of our Manager, also serve or may serve as officers, directors or partners of Other Apollo Vehicles. Accordingly, the ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager spends managing our business. Although these Other Apollo Vehicles do not currently focus on our target assets classes as part of their core investment strategies, these vehicles or others that may be organized by Apollo in the future may at times compete with us for some of our target investments.

In the course of our investing activities, we will pay base management fees to our Manager and will reimburse our Manager for certain expenses it incurs. As a result, investors in our common stock will invest on a “gross” basis and receive distributions on a “net” basis after expenses, resulting in, among other things, a lower rate of return than one might achieve through direct investments. As a result of this arrangement, there may be times when the management team of our Manager has interests that differ from those of our stockholders, giving rise to a conflict.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors and executive officers, as well as personnel of our Manager or Apollo who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us without the approval of a majority of our independent directors. In addition, our management agreement with our Manager does not prevent our Manager and its affiliates from engaging in additional management or investment opportunities, some of which could compete with us.

Our management agreement was negotiated between related parties and its terms, including fees payable to our Manager may not be as favorable to us as if they had been negotiated with an unaffiliated third party.

Our management agreement was negotiated between related parties and its terms, including fees payable to our Manager may not be as favorable to us as if they had been negotiated with an unaffiliated third party. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the management agreement because of our desire to maintain our ongoing relationship with our Manager. The ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager spends managing us.

The termination of our management agreement may be difficult and costly, which may adversely affect our inclination to end our relationship with our Manager.

Termination of the management agreement with our Manager without cause is difficult and costly. The term “cause” is limited to those circumstances described under “Our Manager and the management agreement—Management agreement.” The management agreement provides that, in the absence of cause, it may only be terminated by us after the third anniversary of the closing of this offering, upon the vote of at least two-thirds of our independent directors based upon: (i) our Manager’s unsatisfactory performance that is materially detrimental to us, or (ii) a determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. Our Manager will be provided 180 days prior notice of any such termination. Additionally, upon a termination by us without cause (or upon a termination by our Manager due to our material breach), the management agreement provides that we will pay our Manager a termination payment equal to three times the average annual base management fee earned by our Manager during the 24-month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter. In addition, we would also be required to refund our Manager for its payment of the initial underwriting discount irrespective of whether or not during any period of four consecutive calendar quarters during the 16 full calendar quarters after the consummation of this offering our Core Earnings for any such four-quarter period exceeds the product of (x) the public offering price per share as shown on the cover page of this prospectus multiplied by the number of shares of common stock sold in this offering, including any shares that may be sold upon exercise of the underwriters’ overallotment option, and in the concurrent private placement and (y) 8%. These provisions increase the effective cost to us of electing not to renew, or defaulting in our obligations under, the management agreement, thereby adversely affecting our inclination to end our relationship with our Manager, even if we believe our Manager’s performance is not satisfactory.

Our Manager is only contractually committed to serve us until the third anniversary of the closing of this offering. Thereafter, the management agreement is renewable on an annual basis; provided, however, that our Manager may terminate the management agreement annually upon 180 days prior notice. If the management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan.

Our Manager’s and Apollo’s liability is limited under the management agreement, and we have agreed to indemnify our Manager against certain liabilities. As a result, we could experience poor performance or losses for which our Manager would not be liable.

Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Under the terms of the management agreement, our Manager, its officers, members, managers, directors, personnel, any person controlling or controlled by our Manager (including Apollo) and any person providing services to our Manager will not be liable to us, any subsidiary of ours, our stockholders or partners or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement. In addition, we have agreed to indemnify our Manager, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement.

Our Manager is recently formed and has no experience in managing a REIT or maintaining our 1940 Act exemption, which may hinder its ability to achieve our investment objectives or result in loss of our qualification as a REIT or maintenance of our 1940 Act exemption; our investors are not acquiring an interest in any other Apollo investment vehicle.

Our Manager was formed in July 2009 and has limited experience in managing a portfolio of assets under guidelines designed to allow us to qualify and remain qualified as a REIT and to be exempt from registration under the 1940 Act which may hinder our ability to take advantage of attractive investment opportunities and, as a result, achieve our investment objectives. Our Manager has limited experience operating a REIT and operating a business in compliance with the numerous technical restrictions and limitations set forth in the Internal Revenue Code or the 1940 Act applicable to REITs. In addition, our investors are not acquiring an interest in any of Apollo’s private equity funds or other Apollo investment vehicles in this offering.

Our Manager’s failure to make investments on favorable terms that satisfy our investment strategy and otherwise generate attractive risk-adjusted returns initially and consistently from time to time in the future would materially and adversely affect us.

Our ability to achieve our investment objectives depends on our ability to grow, which depends, in turn, on the management team of our Manager and its ability to identify and to make investments on favorable terms that meet our investment criteria as well as on our access to financing on acceptable terms. Our ability to grow is also dependent upon our Manager’s ability to successfully hire, train, supervise and manage new personnel. We may not be able to manage growth effectively or to achieve growth at all. Any failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations.

We do not own the Apollo name, but we may use the name pursuant to a license agreement with Apollo. Use of the name by other parties or the termination of our license agreement may harm our business.

We have entered into a license agreement with Apollo pursuant to which it has granted us a non-exclusive, royalty-free license to use the name “Apollo.” Under this agreement, we have a right to use this name for so long as our Manager serves as our Manager pursuant to the management agreement. Apollo will retain the right to continue using the “Apollo” name. We will further be unable to preclude Apollo from licensing or transferring the ownership of the “Apollo” name to third parties, some of whom may compete with us. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of Apollo or others. Furthermore, in the event that the license agreement is terminated, we will be required to change our name and cease using the name. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and otherwise harm our business. The license agreement will terminate concurrently with the termination of the management agreement.

The manner of determining the base management fee may not provide sufficient incentive to our Manager to maximize risk-adjusted returns on our investment portfolio since it is based on our stockholders’ equity (as defined in the management agreement) and not on other measures of performance.

Our Manager is entitled to receive a base management fee that is based on the amount of our stockholders’ equity (as defined in the management agreement) at the end of each quarter, regardless of our performance. Our stockholders’ equity for the purposes of calculating the base management fee is not the same as, and could be greater than, the amount of stockholders’ equity shown on our consolidated financial statements. The possibility exists that significant base management fees could be payable to our Manager for a given quarter despite the fact that we could experience a net loss during that quarter. Our Manager’s entitlement to such significant nonperformance-based compensation may not provide sufficient incentive to our Manager to devote its time and effort to source and maximize risk-adjusted returns on our investment portfolio, which could, in turn, adversely affect our ability to pay dividends to our stockholders and the market price of our common stock.

Our Manager manages our portfolio pursuant to very broad investment guidelines and our board of directors does not approve each investment decision made by our Manager, which may result in our making riskier investments.

Our Manager will be authorized to follow very broad investment guidelines. While our directors periodically review our investment guidelines and our investment portfolio, they do not review all of our proposed investments. In addition, in conducting periodic reviews, our directors may rely primarily on information provided to them by our Manager. Furthermore, our Manager may use complex strategies and transactions entered into by our Manager that may be difficult or impossible to unwind by the time they are reviewed by our directors. Our Manager has great latitude within the broad investment guidelines in determining the types of assets it may decide are proper investments for us, which could result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results. Decisions made and investments entered into by our Manager may not fully reflect your best interests.

Our Manager may change its investment process, or elect not to follow it, without stockholder consent at any time which may adversely affect our investments.

Our Manager may change its investment process without stockholder consent at any time. In addition, there can be no assurance that our Manager will follow the investment process in relation to the identification and underwriting of prospective investments. Changes in our Manager’s investment process may result in inferior due diligence and underwriting standards which may affect our investments.

There are various conflicts of interest in our relationship with Apollo which could result in decisions that are not in the best interests of our stockholders.

We are subject to conflicts of interest arising out of our relationship with Apollo, including our Manager. In the future, we may enter into additional transactions with Apollo. In particular, we may invest in, or acquire, certain of our investments through joint ventures with Apollo or its affiliates or purchase assets from, sell assets to or arrange financing from or provide financing to Other Apollo Vehicles. Any such transactions will require approval by a majority of our independent directors. There can be no assurance that any procedural protections will be sufficient to assure that these transactions will be made on terms that will be at least as favorable to us as those that would have been obtained in an arm’s length transaction.

Our Manager and Apollo Global Management, LLC have agreed that, for so long as our management agreement is in effect and Apollo Global Management, LLC controls our Manager, neither they nor any entity controlled by Apollo Global Management, LLC will sponsor or manage any U.S. publicly traded REIT that invests primarily in the asset classes described in “Business—Our target assets” other than us. However, our Manager, Apollo Global Management, LLC and their respective affiliates may sponsor or manage another U.S. publicly traded REIT that invests generally in real estate assets but not primarily in our target assets.

Although no existing Other Apollo Vehicle currently focuses on our target asset classes as part of its core investment strategy and no existing Other Apollo Vehicle currently holds significant investments in our target assets, it is possible that in the future such Other Apollo Vehicles as well as existing or future portfolio companies controlled by our Manager or Apollo may from time to time acquire our target assets as a part of their larger business strategies. To the extent such Other Apollo Vehicles or such portfolio companies seek to acquire our target assets, the scope of opportunities otherwise available to us may be adversely affected and/or reduced. Our Manager and Apollo have an investment allocation policy in place that is intended to enable us to share equitably with any such other investment vehicles. According to this policy, investments may be allocated by taking into account factors, including but not limited to, investment objectives or strategies, the size of the available investment, cash availability and cash flow expectations, and the tax implications of an investment, among other considerations. The investment allocation policy may be amended by our Manager and Apollo at any time without our consent.

In addition to the fees payable to our Manager under the management agreement, our Manager and its affiliates may benefit from other fees paid to it in respect of our investments. For example, if we seek to securitize our commercial mortgage loans, Apollo and/or our Manager, may act as collateral manager. In any of these or other capacities, Apollo and/or our Manager may receive market based fees for their roles, but only if approved by a majority of our independent directors.

Possession of material, non-public information could prevent us from undertaking advantageous transactions; Apollo could decide to establish information barriers.

There are no information barriers among Apollo and certain of its affiliates. If our Manager were to receive material non-public information about a particular company, or have an interest in investing in a particular company, Apollo or certain of its affiliates may be prevented from investing in such company. Conversely, if Apollo or certain of its affiliates were to receive material non-public information about a particular company, or have an interest in investing in a particular company, we may be prevented in investing in such company. This risk affects us more than it does investment vehicles that are not related to Apollo, as Apollo generally does not use information barriers that many firms implement to separate persons who make investment decisions from others who might possess material, non-public information that could influence such decisions. Apollo’s decision not to implement these barriers could prevent our Manager’s investment professionals from undertaking advantageous investments or dispositions that would be permissible for them otherwise. In addition, Apollo could in the future decide to establish information barriers, particularly as its business expands and diversifies. In such event, Apollo’s ability to operate as an integrated platform will be restricted and our Manager’s resources may be limited.

Risks related to our company

We have no operating history and may not be able to operate our business successfully, find suitable investments, or generate sufficient revenue to make or sustain distributions to our stockholders.

We were formed on June 29, 2009 and have no operating history. We have no assets and will commence operations only upon completion of this offering and the concurrent private placement. We cannot assure you that we will be able to operate our business successfully, find suitable investments or implement our operating policies and strategies as described in this prospectus. Our ability to provide attractive risk adjusted returns to our stockholders over the long term is dependent on our ability both to generate sufficient cash flow to pay an attractive dividend and to achieve capital appreciation, and we cannot assure you we will do either. There can be no assurance that we will be able to generate sufficient revenue from operations to pay our operating expenses and make distributions to stockholders. The results of our operations depend on several factors, including the availability of opportunities for the origination and/or acquisition of target assets, the level and volatility of interest rates, the availability of adequate short and long-term financing, conditions in the financial markets and economic conditions.

We operate in a competitive market for investment opportunities and future competition may limit our ability to acquire desirable investments in our target assets and could also affect the pricing of these securities.

A number of entities compete with us to make the types of investments that we plan to make. We compete with other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, financial institutions, governmental bodies and other entities. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. Several other mortgage REITs have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding from the U.S. Government, if we are not eligible to, or determine not to, participate in programs established by the U.S. Government. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exemption from the 1940 Act. Furthermore, competition for investments in our target assets may lead to the price of such assets increasing, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we can offer no assurance that we will be able to identify and make investments that are consistent with our investment objective.

We may change our operational policies (including our investment guidelines, strategies and policies) without stockholder consent at any time, which may adversely affect the market value of our common stock and our ability to make distributions to our stockholders.

Our board of directors determines our operational policies and may amend or revise our policies, including our policies with respect to acquisitions, dispositions, growth, operations, indebtedness, capitalization and dividends, or approve transactions that deviate from these policies, without a vote of, or notice to, our stockholders at any time. We may change our investment guidelines and our strategy at any time without the consent of our stockholders, which could result in our making investments that are different in type from, and possibly riskier than, the investments contemplated in this prospectus.

Our ability to generate returns for our stockholders through our investment, finance and operating strategies is subject to then existing market conditions, and we may make significant changes to these strategies in response to changing market conditions.

We have been formed to generate attractive risk-adjusted returns to our stockholders over the long term, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective by originating, investing in, acquiring, financing and managing a diversified portfolio of our target assets. In the future, to the extent that market conditions stabilize or change and we have sufficient capital to do so, we may, depending on prevailing market conditions, change our investment guidelines in response to opportunities available in different interest rate, economic and credit environments. As a result, we cannot predict the percentage of our equity that will be invested in any of our target assets at any given time.

We do not have a formal policy limiting the amount of debt we may incur. Our board of directors may change our leverage policy without stockholder consent.

We do not have a formal policy limiting the amount of debt we may incur. Although we are not required to maintain any particular leverage ratio, the amount of leverage we will deploy for particular investments in our target assets will depend upon our Manager’s assessment of a variety of factors, which may include the anticipated liquidity and price volatility of the target assets in our investment portfolio, the potential for losses and extension risk in our portfolio, the gap between the duration of our assets and liabilities, including hedges, the availability and cost of financing the assets, our opinion of the creditworthiness of our financing counterparties, the health of the U.S. economy and commercial and residential mortgage markets, our outlook for the level, slope, and volatility of interest rates, the credit quality of our target assets, the collateral underlying our target assets, and our outlook for asset spreads relative to the LIBOR curve. Our charter and bylaws do not limit the amount of indebtedness we can incur, and our board of directors has discretion to deviate from or change our indebtedness policy at any time. Our board of directors may change our leverage policies at any time without the consent of our stockholders, which could result in an investment portfolio with a different risk profile.

We are highly dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to pay dividends.

Our business is highly dependent on communications and information systems of Apollo. Any failure or interruption of Apollo’s systems could cause delays or other problems in our securities trading activities, which could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to pay dividends to our stockholders.

Terrorist attacks and other acts of violence or war may affect the real estate industry generally and our business, financial condition and results of operations.

We cannot predict the severity of the effect that potential future terrorist attacks would have on us. We may suffer losses as a result of the adverse impact of any future attacks and these losses may adversely impact our performance and may cause the market value of shares of our common stock to decline or be more volatile. A prolonged economic slowdown, a recession or declining real estate values could impair the performance of our investments and harm our financial condition and results of operations, increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. Losses resulting from these types of events may not be fully insurable.

The events of September 11, 2001 created significant uncertainty regarding the ability of real estate owners of high profile assets to obtain insurance coverage protecting against terrorist attacks at commercially reasonable rates, if at all. With the enactment of the Terrorism Risk Insurance Act of 2002, or the TRIA, and the subsequent enactment of the Terrorism Risk Insurance Program Reauthorization Act of 2007, which extended the TRIA through the end of 2014, insurers must make terrorism insurance available under their property and casualty insurance policies, but this legislation does not regulate the pricing of such insurance. The absence of affordable insurance coverage may adversely affect the general real estate lending market, lending volume and the market’s overall liquidity and may reduce the number of suitable investment opportunities available to us and the pace at which we are able to make investments. If the properties underlying our interests are unable to obtain affordable insurance coverage, the value of our interests could decline, and in the event of an uninsured loss, we could lose all or a portion of our investment.

Risks related to U.S. Government programs

There can be no assurance that the governmental policies and programs described herein will ultimately be successful.

In an effort to stem the fallout from current market conditions, the U.S. Government has enacted several policies and programs designed to enhance liquidity in the financial system. These policies and programs are described under “Management’s discussion and analysis of financial condition and results of operations–Government response to market conditions.” There can be no assurance that these policies and programs will ultimately be successful. To the extent the market does not respond favorably to these initiatives or these initiatives do not function as intended, our business may not receive the anticipated positive impact from the legislation.

We cannot at the present time predict the unintended consequences and market distortions that may stem from far ranging governmental intervention in the economic and financial system.

The far ranging government intervention in the economic and financial system may carry unintended consequences and cause market distortions. We are unable to predict at this time the extent and nature of such unintended consequences and market distortions, if any. One possibility is that because the programs are designed, in part, to restart the market for certain of our target assets, the establishment of these programs may result in increased competition and higher prices for our target assets. In addition, the U.S. Government, the Federal Reserve, the U.S. Treasury and other governmental and regulatory bodies have taken or are considering taking other actions to address the financial crisis. We cannot predict whether or when such actions may occur, and such actions could have a dramatic impact on our business, results of operations and financial condition.

Risks related to financing

Our access to private sources of financing may be limited and thus our ability to potentially enhance our returns may be adversely affected.

We currently do not have any commitments for financing. Our access to private sources of financing will depend upon a number of factors over which we have little or no control, including:

•	general market conditions;

•	the market’s view of the quality of our assets;

•	the market’s perception of our growth potential;

•	our eligibility to participate in and access capital from programs established by the U.S. Government;

•	our current and potential future earnings and cash distributions; and

•	the market price of the shares of our common stock.

The current dislocation and weakness in the capital and credit markets could adversely affect one or more private lenders and could cause one or more private lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing. In addition, if regulatory capital requirements imposed on our private lenders change, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price.

Consequently, depending on market conditions at the relevant time, we may have to rely more heavily on additional equity issuances, which may be dilutive to our stockholders, or on less efficient forms of debt financing that require a larger portion of our cash flow from operations, thereby reducing funds available for our operations, future business opportunities, cash distributions to our stockholders and other purposes.

We may increase the amount of leverage we use in our financing strategy which would subject us to greater risk of loss.

Although we are not required to maintain any particular leverage ratio, consistent with our strategy of keeping our total borrowings within a conservative range, initially we expect that our leverage will be in an amount that is approximately 35% of the value of our total assets on a portfolio basis, except in conjunction with financings that may be available to us through government sponsored debt programs, such as the TALF.

However, we may increase the amount of leverage we utilize at any time without approval of our stockholders. Incurring substantial debt could subject us to many risks that, if realized, would materially and adversely affect us, including the risk that:

•

our cash flow from operations may be insufficient to make required payments of principal of and interest on the debt or we may fail to comply with all of the other covenants contained in the debt, which is likely to result in (i) acceleration of such debt (and any other debt containing a cross-default or cross-acceleration provision) that we may be unable to repay from internal funds or to refinance on favorable terms, or at all, (ii) our inability to borrow unused amounts under our financing arrangements, even if we are current in payments on borrowings under those arrangements and/or (iii) the loss of some or all of our assets to foreclosure or sale;

•	our debt may increase our vulnerability to adverse economic and industry conditions with no assurance that investment yields will increase with higher financing costs;

•

we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities, stockholder distributions or other purposes; and

•	we are not able to refinance debt that matures prior to the investment it was used to finance on favorable terms, or at all.

Interest rate fluctuations could reduce the income on our investments and increase our financing costs.

Changes in interest rates will affect our operating results as such changes will affect the interest we receive on our floating rate interest bearing investments and the financing cost of our debt, as well as our interest rate swaps that we utilize for hedging purposes. Changes in interest rates may also affect borrower default rates, which may result in losses for us.

If a counterparty to our repurchase transactions defaults on its obligation to resell the underlying security back to us at the end of the transaction term or if the value of the underlying security has declined as of the end of that term or if we default on our obligations under the repurchase agreement, we will lose money on our repurchase transactions.

If and when we engage in repurchase transactions, we expect to sell securities to lenders (i.e., repurchase agreement counterparties) and receive cash from the lenders. The lenders will be obligated to resell the same securities back to us at the end of the term of the transaction. Because the cash we receive from the lender when we initially sell the securities to the lender is less than the value of those securities (this difference is referred to as the haircut), if the lender defaults on its obligation to resell the same securities back to us we could incur a loss on the transaction equal to the amount of the haircut (assuming there was no change in the value of the securities). We could also lose money on a repurchase transaction if the value of the underlying securities has declined as of the end of the transaction term, as we would have to repurchase the securities for their initial value but would receive securities worth less than that amount. Further, if we default on one of our obligations under a repurchase transaction, the lender will be able to terminate the transaction and cease entering into any other repurchase transactions with us. The repurchase agreements we may enter into may contain cross-default provisions, so that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default. Any losses we incur on our repurchase transactions could adversely affect our earnings and thus our cash available for distribution to our stockholders.

Any credit facilities and repurchase agreements that we may use to finance our assets may require us to provide additional collateral or pay down debt.

We may utilize credit facilities and repurchase agreements to finance our assets if they become available on acceptable terms. In the event we utilize such financing arrangements, they would involve the risk that the market value of our assets pledged or sold by us to the repurchase agreement counterparty or provider of the credit facility may decline in value, in which case the lender may require us to provide additional collateral or to repay all or a portion of the funds advanced. We may not have the funds available to repay our debt at that time, which would likely result in defaults unless we are able to raise the funds from alternative sources, which we may not be able to achieve on favorable terms or at all. Posting additional collateral would reduce our liquidity and limit our ability to leverage our assets. If we cannot meet these requirements, the lender could accelerate our indebtedness, increase the interest rate on advanced funds and terminate our ability to borrow funds from them, which could materially and adversely affect our financial condition and ability to implement our business plan. In addition, in the event that the lender files for bankruptcy or becomes insolvent, our loans may become subject to bankruptcy or insolvency proceedings, thus depriving us, at least temporarily, of the benefit of these assets. Such an event could restrict our access to credit facilities and increase our cost of capital. The providers of repurchase agreement financing and credit facilities may also require us to maintain a certain amount of cash or set aside assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition and prospects could deteriorate rapidly.

Currently, we have no credit facilities or repurchase agreements in place, and there can be no assurance that we will be able to utilize such arrangements on favorable terms, or at all.

Lenders may require us to enter into restrictive covenants.

If or when we obtain debt financing, lenders (especially in the case of credit facilities) may impose restrictions on us that would affect our ability to incur additional debt, make certain investments or acquisitions, reduce liquidity below certain levels, make distributions to our stockholders, redeem debt or equity securities and impact our flexibility to determine our operating policies and investment strategy. For example, our loan documents may contain negative covenants that limit, among other things, our ability to repurchase shares of our common stock, distribute more than a certain amount of our net income or funds from operations to our stockholders, employ leverage beyond certain amounts, sell assets, engage in mergers or consolidations, grant liens, and enter into transactions with affiliates. In addition, lenders may require that our Manager or one or more of our Manager’s executives continue to serve in such capacity. If we fail to meet or satisfy any of these covenants, we would be in default under these agreements, and our lenders could elect to declare outstanding amounts due and payable, terminate their commitments, require the posting of additional collateral and enforce their interests against existing collateral. We may also be subject to cross-default and acceleration rights and, with respect to collateralized debt, the posting of additional collateral and foreclosure rights upon default. Further, this could also make it difficult for us to satisfy the requirements necessary to maintain our qualification as a REIT for U.S. federal income tax purposes.

In the event non-recourse long-term securitizations become available to us in the future, such structures may expose us to risks which could result in losses to us.

We may seek to enhance the returns of all or a senior portion of our commercial mortgage loans through securitizations, should the market to securitize commercial mortgage loans recover. To securitize our portfolio investments, we may create a wholly-owned subsidiary and contribute a pool of assets to the subsidiary. This could include the sale of interests in the subsidiary on a non-recourse basis to purchasers whom we would expect to be willing to accept a lower interest rate to invest in investment grade loan pools, and we would retain a portion of the equity in the securitized pool of portfolio investments. The successful securitization of our portfolio investments might expose us to losses as the commercial real estate investments in which we do not sell interests will tend to be those that are riskier and more likely to generate losses.

We may use TALF financing in our strategy and such financing may subject us to additional risks.

Where appropriate, we may take advantage of TALF financing, which may subject us to the following additional risks, which could have a material adverse effect on our net income and the cash we have available to fund distributions to our stockholders:

•	Because TALF borrowings are secured facilities, in the case of default, we could lose our investment in the collateral we pledged to secure such facilities.

•	We expect our TALF borrowings to impose restrictions on our ability to transfer assets that secure the facility which could prevent a sale of such assets during optimal periods.

•

All of our TALF loans will need to be repaid or refinanced at maturity (anticipated to occur within three to five years after funding). As a result, we will be subject to the risk that, at maturity, alternative financing is either not available or only available on unfavorable terms. In addition, at maturity, we may be compelled to sell assets on terms that may not be favorable to us, or surrender the posted collateral to the Federal Reserve Bank of New York, or the FRBNY, resulting in the loss of all or part of our investment in the collateral.

•	To obtain TALF loans, we must execute a customer agreement with at least one primary dealer which will act on our behalf under the TALF program. Such agreements may make the terms of any TALF borrowings less favorable to us and/or expose us to additional liabilities.

•

Interest payments received from assets that are used as collateral for a TALF loan must be applied to pay interest on the related TALF loan before any interest payments can be distributed to us, and to the extent there are interest payments from the collateral in excess of the required interest payment on the related TALF loan, the amount of such excess interest that will be distributed to us may be limited. We may also be required to use our capital resources and earnings to keep any TALF loans current. As a result, TALF fundings could require us to allocate capital to support repayment of these fundings and away from what may otherwise be more attractive acquisition opportunities.

•

The FRBNY will have full recourse to us for repayment of any TALF loan for breaches of our representations made to our primary dealers in connection with obtaining such loan. As a result, we could be subject to losses from any TALF borrowing in excess of the equity we invest to obtain such borrowing.

•

The terms and conditions of the TALF, including asset and borrower eligibility, could be changed at any time which could impact the market value of any of our assets financed through the TALF and otherwise or our ability to obtain additional TALF financing.

There is no assurance that we will be able to obtain any TALF loans.

The TALF is operated by the FRBNY, which has complete discretion regarding the extension of credit under the TALF and is under no obligation to make any loans to us even if we meet all of the applicable criteria. On August 17, 2009, the U.S. Department of the Treasury and the Federal Reserve announced that the investment period for TALF loans will terminate on March 31, 2010 for legacy CMBS and on June 30, 2010 for newly-issued CMBS and there can be no assurance that any TALF loans will be available after such dates. In addition, requests for TALF loans may surpass the amount of funding authorized by the Federal Reserve and the U.S. Treasury, resulting in an early termination of the TALF. Depending on the demand for TALF loans and the general state of the credit markets, the Federal Reserve and the U.S. Treasury may decide to modify the terms and conditions of the TALF. Such actions may adversely affect our ability to obtain TALF loans and use the loan leverage to enhance returns, and may otherwise affect expected returns on our investments.

In addition, TALF loans are expected to be available only on one or two specified days per month. The Federal Reserve received no requests for loans to buy newly-issued CMBS under TALF as of the first two monthly deadlines (in June 2009 and July 2009), and, as a result, there may be a lack of newly-issued CMBS that are available for financing under the program. The Federal Reserve received approximately $669 million in requests for legacy CMBS as of the second monthly deadline (July 2009), but there can be no assurance as to the availability of additional legacy CMBS for TALF funding in the future. In addition, the FRBNY has stated that they may limit the volume of TALF loans for legacy CMBS.

Downgrades of legacy CMBS and/or changes in the rating methodology and assumptions for future CMBS issuances, may decrease the availability of the TALF to finance CMBS.

On May 26, 2009, Standard & Poor’s, a subsidiary of The McGraw-Hill Companies, Inc., or S&P, which rates a substantial majority of CMBS issuances, issued a request for comment regarding its proposed changes to its methodology and assumptions for rating CMBS, and in so doing indicated that the proposed changes would result in downgrades of a considerable amount of CMBS (including super-senior tranches). Specifically, S&P indicated that “it is likely that the proposed changes, which represent a significant change to the criteria for rating high investment-grade classes, will prompt a considerable amount of downgrades in recently issued (2005-2008 vintage) CMBS.” S&P noted that its preliminary findings indicate that approximately 25%, 60%, and 90% of the most senior tranches (by count) within the 2005, 2006, and 2007 vintages, respectively, may be downgraded. In addition, on June 26, 2009 approximately 1,500 classes of CMBS were put on negative watch status by S&P. The current TALF guidelines issued by the FRBNY indicate that in order to be eligible for the TALF, legacy CMBS must not have a rating below the highest investment grade rating category from any TALF CMBS eligible rating agency, which includes S&P, and cannot be on negative “watch” status. Other rating agencies may take similar actions with regard to their ratings of CMBS. As a result, downgrades of legacy CMBS and the placing of such legacy CMBS on negative watch status, may limit substantially the quantity of eligible CMBS assets for TALF financing. Further, changes to the methodology and assumptions in rating CMBS by rating agencies, including S&P’s proposed changes, may decrease the amount or availability of new issue CMBS rated in the highest investment grade rating category eligible for TALF financing.

Risks related to hedging

We may enter into hedging transactions that could require us to fund cash payments in certain circumstances.

Subject to maintaining our qualification as a REIT, part of our investment strategy will involve entering into hedging transactions that could require us to fund cash payments in certain circumstances (such as the early termination of the hedging instrument caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the hedging instrument). The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses will be reflected in our results of operations, and our ability to fund these obligations will depend on the liquidity of our assets and access to capital at the time, and the need to fund these obligations could adversely impact our financial condition.

Hedging against interest rate exposure may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

Subject to maintaining our qualification as a REIT, we intend to pursue various hedging strategies to seek to reduce our exposure to adverse changes in interest rates. Our hedging activity will vary in scope based on the level and volatility of interest rates, the type of assets held and other changing market conditions. In addition, we may fail to recalculate, readjust and execute hedges in an efficient manner.

Any hedging activity in which we engage may materially and adversely affect our results of operations and cash flows. Therefore, while we may enter into such transactions seeking to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio positions or liabilities being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs that could result in material losses.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates, we may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying hedging transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in its default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in significant losses.

We may fail to qualify for hedge accounting treatment. If we fail to qualify for hedge accounting treatment, our operating results may suffer because losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction or item.

We intend to record derivative and hedging transactions in accordance with Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” or SFAS 133. Under these standards, we may fail to qualify for hedge accounting treatment for a number of reasons, including if we use instruments that do not meet the SFAS 133 definition of a derivative (such as short sales), we fail to satisfy SFAS 133 hedge documentation and hedge effectiveness assessment requirements or our instruments are not highly effective. If we fail to qualify for hedge accounting treatment, our operating results may suffer because losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction or item.

Accounting rules for certain of our transactions are highly complex and involve significant judgment and assumptions. Changes in accounting interpretations or assumptions could impact our consolidated financial statements.

Accounting rules for transfers of financial assets, securitization transactions, consolidation of variable interest entities and other aspects of our anticipated operations are highly complex and involve significant judgment and assumptions. These complexities could lead to a delay in preparation of financial information and the delivery of this information to our stockholders. Changes in accounting interpretations or assumptions could impact our consolidated financial statements and our ability to timely prepare our consolidated financial statements. Our inability to timely prepare our consolidated financial statements in the future would likely adversely affect our stock price significantly.

Risks related to our investments

We have not identified any specific investments and you will not be able to evaluate any proposed investments before purchasing our common stock.

We have not identified any specific investments for our portfolio and, thus, you will not be able to evaluate any proposed investments before purchasing shares of our common stock. Additionally, our investments will be selected by our Manager and our stockholders will not have input into such investment decisions. The failure of our management to apply these proceeds effectively or find investments that meet our investment criteria in sufficient time or on acceptable terms could result in unfavorable returns or cause a material adverse effect on our business, financial condition, liquidity and results of operations.

Our initial investments are expected to provide a lower net return than our target assets.

Until appropriate investments can be identified, our Manager may invest the net proceeds of this offering and the concurrent private placements in interest-bearing short-term investments, including money market accounts and/or funds, that are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from investments in our target assets.

We cannot assure you that we will be successful in consummating any investment opportunities we identify which would likely materially affect our business, financial condition, liquidity and results of operations.

Our Manager intends to conduct due diligence with respect to each investment and suitable investment opportunities may not be immediately available. We cannot, however, assure you that we will be able to identify assets that meet our investment objective, that our Manager’s due diligence processes will uncover all relevant facts regarding such investments, that we will be successful in consummating any investment opportunities we identify or that the investments we make using the net proceeds of this offering and the concurrent private placements will yield attractive risk-adjusted returns. Our inability to do any of the foregoing likely would materially and adversely affect our business, financial condition, liquidity and results of operations.

The lack of liquidity of our assets may adversely affect our business, including our ability to value and sell our assets.

The illiquidity of our investments in commercial mortgage loans, commercial real estate corporate debt and loans and other real estate-related debt investments other than certain of our investments in CMBS, may make it difficult for us to sell such investments if the need or desire arises. Many of the securities we purchase will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or their disposition except in a transaction that is exempt from the registration requirements of, or otherwise in accordance with, those laws. In addition, certain investments such as B Notes, mezzanine loans and other loans are also particularly illiquid investments due to their short life, their potential unsuitability for securitization and the greater difficulty of recovery in the event of a borrower’s default. As a result, we expect many of our investments will be illiquid and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. Further, we may face other restrictions on our ability to liquidate an investment in a business entity to the extent that we or our Manager has or could be attributed with material, non-public information regarding such business entity. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Our investments may be concentrated and will be subject to risk of default.

While we intend to diversify our portfolio of investments in the manner described in this prospectus, we are not required to observe specific diversification criteria, except as may be set forth in the investment guidelines adopted by our board of directors. Therefore, our investments in our target assets may at times be concentrated in certain property types that are subject to higher risk of foreclosure, or secured by properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any one region or type of asset, downturns relating generally to such region or type of asset may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our common stock and accordingly reduce our ability to pay dividends to our stockholders. Difficult conditions in the markets for mortgages and mortgage-related assets as well as the broader financial markets have resulted in a significant contraction in liquidity for mortgages and mortgage-related assets, which may adversely affect the value of the assets in which we intend to invest.

Our results of operations will be materially affected by conditions in the markets for mortgages and mortgage-related assets as well as the broader financial markets and the economy generally. Beginning in mid-2007, global financial markets encountered a series of events from the collapse of the sub-prime mortgage market to the ensuing dramatic widening of credit spreads and corresponding broad-scale freezing of corporate lending. These events led to a significant dislocation in capital markets and created a severe shortage of debt capital for commercial real estate, a deleveraging of the entire global financial system and the forced sale of large quantities of mortgage-related and other financial assets. As a result of these conditions, many traditional commercial mortgage loan and securities investors have suffered severe losses in their loan and securities portfolios and several major market participants have failed or been impaired, resulting in a severe contraction in market liquidity and in a sharp reduction in the availability of credit for real estate-related assets. The resulting illiquidity has negatively affected both the terms and availability of financing for all real estate-related assets, and has generally resulted in real estate-related assets trading at significantly lower prices and higher yields compared to prior periods. Further increased volatility and deterioration in the markets for mortgages and mortgage-related assets as well as the broader financial markets may adversely affect the performance and market value of our investments. Furthermore, if these conditions persist, institutions from which we may seek financing for our investments may become insolvent or tighten their lending standards, which could make it more difficult for us to obtain financing on favorable terms or at all. Our profitability may be adversely affected if we are unable to obtain cost-effective financing for our investments.

The commercial mortgage loans and other commercial real estate-related loans we will invest in and the commercial mortgage loans underlying the CMBS we will invest in are subject to delinquency, foreclosure and loss, any or all of which could result in losses to us.

Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that are greater than similar risks associated with mortgage loans made on the security of one to four family residential properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Our Manager will make certain estimates of losses during its underwriting of commercial mortgage loans. Our Manager’s loss estimates may not prove accurate, as actual results may vary from estimates. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expense or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage or other real estate-related loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the commercial mortgage loan or other real estate-related loan, which could have a material adverse effect on our cash flow from operations. In the event of the bankruptcy of a commercial mortgage loan borrower or other real estate-related loan borrower, the loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

Foreclosure of a commercial mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. CMBS evidence interests in or are secured by a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the CMBS we invest in are subject to all of the risks of the underlying mortgage loans.

Our investments in B Notes and mezzanine loans are generally subject to losses. The B Notes in which we may invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

As part of our whole loan origination platform, we may retain from whole loans we acquire or originate, subordinate interests referred to as B Notes. B Notes are commercial real estate loans secured by a first mortgage on a single large commercial property or group of related properties and subordinated to a senior interest, referred to as an A Note. As a result, if a borrower defaults, there may not be sufficient funds remaining for B Note owners after payment to the A Note owners. B Notes reflect similar credit risks to comparably rated CMBS. However, since each transaction is privately negotiated, B Notes can vary in their structural characteristics and risks. For example, the rights of holders of B Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B Note investment. Similar to our B Note strategy, we may originate or acquire mezzanine loans originated after January 1, 2009, which are loans made to property owners that are secured by pledges of the borrower’s ownership interests, in whole or in part, in entities that directly or indirectly own the real property. The loan to value and last dollar of exposure of the mezzanine loans will not differ greatly from the whole loans we originate or acquire, with the key distinction being that the most senior portion of the loan with the least credit risk is owned by a third party lender. In the event a borrower defaults on a loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. In addition, mezzanine loans are by their nature structurally subordinated to more senior property level financings. If a borrower defaults on our mezzanine loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the property level debt and other senior debt is paid in full. Significant losses related to our B Notes or mezzanine loans would result in operating losses for us and may limit our ability to make distributions to our stockholders.

We will likely not control the special servicing of the mortgage loans included in the CMBS in which we invest and, in such cases, the special servicer may take actions that could adversely affect our interests.

With respect to each series of the CMBS in which we invest, overall control over the special servicing of the related underlying mortgage loans will be held by a “directing certificateholder” or a “controlling class representative,” which is appointed by the holders of the most subordinate class of certificates in such series (except in the case of TALF-financed newly issued CMBS and certain other CMBS, where control over the servicing of the underlying mortgage loans must not be held by investors in a subordinate class of the CMBS once the principal balance of that class is reduced to less than 25% of its initial principal balance as a result of both actual realized losses and “appraisal reduction amounts”). In general, we will target for acquisition “investment grade” CMBS (which are rated Aaa/AAA through Baa3/BBB- by nationally recognized statistical rating organizations) issued on or after September 1, 2009. In addition, we will also seek to acquire CMBS issued prior to January 1, 2009 with an emphasis on tranches that have retained their AAA credit rating. Since we will initially focus on these classes of CMBS, we will likely not have the right to appoint the directing certificate-holder. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificate-holder, take actions with respect to the specially serviced mortgage loans that could adversely affect our interests. However, the special servicer is generally not permitted to take actions that are prohibited by law or violate the applicable servicing standard or the terms of the mortgage loan documents.

We may be subject to lender liability claims.

In recent years, a number of judicial decisions have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or stockholders. We cannot assure prospective investors that such claims will not arise or that we will not be subject to significant liability if a claim of this type did arise.

Our investments in commercial real estate corporate debt and loans and debt securities of commercial real estate operating or finance companies will be subject to the specific risks relating to the particular company and to the general risks of investing in real estate-related loans and securities, which may result in significant losses.

We may invest in commercial real estate corporate debt and loans and debt securities of commercial real estate operating or finance companies, including REITs. These investments will involve special risks relating to the particular company, including its financial condition, liquidity, results of operations, business and prospects. In particular, the debt securities are often non-collateralized and may also be subordinated to its other obligations. We may invest in debt securities of companies that are not rated or are rated non-investment grade by one or more rating agencies. Investments that are not rated or are rated non-investment grade have a higher risk of default than investment grade rated assets and therefore may result in losses to us. We have not adopted any limit on such investments.

These investments will also subject us to the risks inherent with real estate-related investments referred to in this prospectus, including the risks described with respect to commercial properties and similar risks, including:

•	risks of delinquency and foreclosure, and risks of loss in the event thereof;
•	the dependence upon the successful operation of, and net income from, real property;
•	risks generally incident to interests in real property; and
•	risks specific to the type and use of a particular property.

These risks may adversely affect the value of our investments in commercial real estate operating and finance companies and the ability of the issuers thereof to make principal and interest payments in a timely manner, or at all, and could result in significant losses.

Any credit ratings assigned to our investments will be subject to ongoing evaluations and revisions and we cannot assure you that those ratings will not be downgraded.

Some of our assets may be rated by nationally recognized statistical rating organizations or (in the case of TALF funding) CMBS eligible national rating agencies. Any credit ratings on our assets are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our investments in the future, the value of these investments could significantly decline, which would adversely affect the value of our investment portfolio and could result in losses upon disposition or the failure of borrowers to satisfy their debt service obligations to us. Further, if rating agencies reduce the ratings on assets that we intended to finance through the TALF, such assets would no longer be eligible collateral that could be financed through the TALF. An investment grade credit rating does not provide assurance that the subject investment will not become impaired.

We may experience a decline in the fair value of our assets.

A decline in the fair market value of our assets may require us to recognize an “other-than-temporary” impairment against such assets under GAAP if we were to determine that, with respect to any assets in unrealized loss positions, we do not have the ability and intent to hold such assets to maturity or for a period of time sufficient for a forecasted market price recovery up to or beyond the cost of such assets. If such a determination were to be made, we would recognize unrealized losses through earnings and write down the amortized cost of such assets to a new cost basis, based on the fair value of such assets on the date they are considered to be other-than-temporarily impaired. Such impairment charges reflect non-cash losses at the time of recognition; subsequent disposition or sale of such assets could further affect our future losses or gains, as they are based on the difference between the sale price received and adjusted amortized cost of such assets at the time of sale.

Some of our portfolio investments will be recorded at fair value and, as a result, there will be uncertainty as to the value of these investments. Furthermore, our determinations of fair value may have a material impact on our financial condition, liquidity and results of operations.

We expect that the value of some of our investments may not be readily determinable. We will value these investments quarterly at fair value, as determined in accordance with Statement of Financial Accounting Standards No. 157, “Fair Value Measurements,” or SFAS 157. Because such valuations are subjective, the fair value of certain of our assets may fluctuate over short periods of time and our determinations of fair value may differ materially from the values that would have been used if a ready market for these assets existed. Our determinations of fair value may have a material impact on our earnings, in the case of impaired loans and other assets, trading securities and available-for-sale securities that are subject to other-than-temporary impairments, or our accumulated other comprehensive income/(loss) in our stockholders’ equity, in the case of available-for-sale securities that are subject only to temporary impairments. Accordingly, the value of our common stock could be adversely affected by our determinations regarding the fair value of our investments, whether in the applicable period or in the future.

Additionally, our results of operations for a given period could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal. The valuation process has been particularly challenging recently as market events have made valuations of certain assets more difficult, unpredictable and volatile.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could impair our investments and harm our operations.

We believe the risks associated with our business will be more severe during periods of economic slowdown or recession if these periods are accompanied by declining real estate values. In addition, our investment model may be adversely affected if the current economic recession continues longer or is deeper than we anticipate. Declining real estate values will likely reduce the level of new mortgage and other real estate-related loan originations since borrowers often use appreciation in the value of their existing properties to support the purchase or investment in additional properties. Borrowers may also be less able to pay principal and interest on our loans if the value of real estate weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect our manager’s ability to invest in, sell and securitize loans, which would materially and adversely affect our results of operations, financial condition, liquidity and business and our ability to pay dividends to our stockholders.

Liability relating to environmental matters may impact the value of properties that we may acquire or the properties underlying our investments.

Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances.

The presence of hazardous substances may adversely affect an owner’s ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of a property underlying one of our debt investments becomes liable for removal costs, the ability of the owner to make payments to us may be reduced, which in turn may adversely affect the value of the relevant mortgage asset held by us and our ability to make distributions to our stockholders.

If we own any properties, mortgage or other real estate-related loans upon a default of the presence of hazardous substances on a property may adversely affect our ability to sell the property and we may incur substantial remediation costs, thus harming our financial condition. The discovery of material environmental liabilities attached to such properties could have a material adverse effect on our results of operations and financial condition and our ability to make distributions to our stockholders.

Our real estate investments are subject to risks particular to real property. These risks may result in a reduction or elimination of or return from a loan secured by a particular property.

We may own real estate directly in the future upon a default of mortgage or other real estate-related loans. Real estate investments are subject to various risks, including:

•	acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and market conditions;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	costs of remediation and liabilities associated with environmental conditions such as indoor mold; and

•	the potential for uninsured or under-insured property losses.

If any of these or similar events occurs, it may reduce our return from an affected property or investment and reduce or eliminate our ability to pay dividends to stockholders.

Risks related to our common stock

There is no public market for our common stock and a market may never develop, which could cause our common stock to trade at a discount and make it difficult for holders of our common stock to sell their shares.

Shares of our common stock are newly-issued securities for which there is no established trading market. Our common stock has been approved for listing on the New York Stock Exchange, or

NYSE, subject to official notice of issuance, under the symbol “ARI.” However, there can be no assurance that an active trading market for our common stock will develop, or if one develops, be maintained. Accordingly, no assurance can be given as to the ability of our stockholders to sell their common stock or the price that our stockholders may obtain for their common stock.

Some of the factors that could negatively affect the market price of our common stock include:

•	our actual or projected operating results, financial condition, cash flows and liquidity or changes in business strategy or prospects;

•	actual or perceived conflicts of interest with our Manager or Apollo and individuals, including our executives;

•	equity issuances by us, or share resales by our stockholders, or the perception that such issuances or resales may occur;

•	actual or anticipated accounting problems;

•	publication of research reports about us or the real estate industry;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we may incur in the future;

•	additions to or departures of our Manager’s or Apollo’s key personnel;

•	speculation in the press or investment community;

•	our failure to meet, or the lowering of, our earnings estimates or those of any securities analysts;

•

increases in market interest rates, which may lead investors to demand a higher distribution yield for our common stock, if we have begun to make distributions to our stockholders, and would result in increased interest expenses on our debt;

•	failure to maintain our REIT qualification or exemption from the 1940 Act;

•	price and volume fluctuations in the stock market generally; and

•	general market and economic conditions, including the current state of the credit and capital markets.

Market factors unrelated to our performance could also negatively impact the market price of our common stock. One of the factors that investors may consider in deciding whether to buy or sell our common stock is our distribution rate as a percentage of our stock price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and conditions in capital markets can affect the market value of our common stock. For instance, if interest rates rise, it is likely that the market price of our common stock will decrease as market rates on interest-bearing securities increase.

Common stock and preferred stock eligible for future sale may have adverse effects on our share price.

Subject to applicable law, our board of directors has the authority, without further stockholder approval, to issue additional authorized shares of common stock and preferred stock on the terms and for the consideration it deems appropriate. We cannot predict the effect, if any, of future sales of our common stock, or the availability of shares for future sales, on the market price of our common stock. The market price of our common stock may decline significantly when the restrictions on resale by certain of our stockholders lapse. Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the prevailing market price for our common stock.

We are offering 10,000,000 shares of our common stock as described in this prospectus. Concurrently with the closing of this offering, we will sell to Apollo and certain of its affiliates in a separate private placement, at the initial public offering price per share, shares of our common stock representing an aggregate investment equal to 5% of the gross proceeds raised in this offering, excluding the underwriters’ overallotment option, up to $10 million. Our 2009 equity incentive plan will include provisions for grants of restricted common stock and other equity based awards to our directors or officers or any personnel of our Manager and its affiliates. Concurrently with the closing of this offering and the private placement, we will grant shares of restricted common stock, equal to 2.5% of the number of shares of our common stock that we issue in this offering and the concurrent private placement (without giving effect to any exercise by the underwriters of their overallotment option) to our independent directors, our officers and our Manager’s personnel. Apollo and certain of its affiliates have agreed that, for a period of 12 months after the date of this prospectus, they will not, without our prior written consent, dispose of or hedge any shares of our common stock purchased in the private placement, subject to certain exceptions in certain circumstances as described elsewhere in this prospectus.

We have agreed that we will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities Inc. for a period of 180 days after the date of this prospectus. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Our directors, director nominees and executive officers, the executive officers and key personnel of our Manager, Apollo and certain of its affiliates and certain of our significant stockholders have entered into lock up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 180 days after the date of this prospectus, may not, without the prior written consent of J.P. Morgan Securities Inc., (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. J.P. Morgan Securities Inc. may, in its sole discretion, at any time from time to time, waive in writing the terms and conditions of the lock-up agreements to which it is a party.

Assuming no exercise of the underwriters’ overallotment option to purchase additional shares, approximately 7.1% of the outstanding shares of our common stock are subject to lock-up agreements. When the lock-up periods expire, these shares of common stock will become eligible for sale, in some cases subject to the requirements of Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, which are described under “Shares eligible for future sale.”

After the closing of this offering, we may issue additional restricted common stock and other equity based awards under our 2009 equity incentive plan. We may also issue from time to time additional shares of common stock and securities convertible into, or exchangeable or exercisable for, common stock in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares or securities to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share or security issuances, which may dilute the existing stockholders’ interests in us.

We have not established a minimum distribution payment level and we cannot assure you of our ability to pay distributions in the future. Although we currently do not intend to do so, until our portfolio of assets generates sufficient income and cash flow, we could be required to sell assets, borrow funds, make a portion of our distributions in the form of a taxable stock distribution or distribution of debt securities, or utilize a portion of the net proceeds of this offering and the concurrent private placement to fund our distributions.

We are generally required to distribute to our stockholders at least 90% of our taxable income each year for us to qualify as a REIT under the Internal Revenue Code, which requirement we currently intend to satisfy through quarterly distributions of all or substantially all of our REIT taxable income in such year, subject to certain adjustments. We have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. We currently do not expect to use the proceeds from this offering and the concurrent private placement to make distributions to our stockholders. Therefore, although we anticipate initially making quarterly distributions to our stockholders, our board of directors has the sole discretion to determine the timing, form and amount of any distributions to our stockholders, and the amount of such distributions may be limited until we have a portfolio of income-generating assets. Although we currently do not intend to do so, until our portfolio of assets generates sufficient income and cash flow, we could be required to sell assets, borrow funds or make a portion of our distributions in the form of a taxable stock distribution or distribution of debt securities. To the extent that we are required to sell assets in adverse market conditions or borrow funds at unfavorable rates, our results of operations could be materially and adversely affected. In addition, we could be required to utilize the net proceeds of this offering and the concurrent private placement to fund our quarterly distributions, which would reduce the amount of cash we have available for investing and other purposes. Funding our distributions from the net proceeds of this offering and the concurrent private placement may constitute a return of capital to our investors, which would have the effect of reducing the basis of a stockholder’s investment in our common stock. Our board of directors will make determinations regarding distributions based upon various factors, including our earnings, our financial condition, our liquidity, our debt and preferred stock covenants, maintenance of our REIT qualification, applicable provisions of the Maryland General Corporation Law, or MGCL, and other factors as our board of directors may deem relevant from time to time. We believe that a change in any one of the following factors could adversely affect our results of operations and impair our ability to pay distributions to our stockholders:

•	the profitability of the investment of the net proceeds of this offering and the concurrent private placement;

•	our ability to make profitable investments;

•	margin calls or other expenses that reduce our cash flow;

•	defaults in our asset portfolio or decreases in the value of our portfolio; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

As a result, no assurance can be given that we will be able to make distributions to our stockholders at any time in the future or that the level of any distributions we do make to our stockholders will achieve a market yield or increase or even be maintained over time, any of which could materially and adversely affect us.

In addition, distributions that we make to our stockholders will generally be taxable to our stockholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our earnings and profits as determined for tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in shares of our common stock.

Investing in our common stock may involve a high degree of risk.

The investments that we make in accordance with our investment objectives may result in a high amount of risk when compared to alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, and therefore an investment in our common stock may not be suitable for someone with lower risk tolerance.

Future offerings of debt or equity securities, which would rank senior to our common stock, may adversely affect the market price of our common stock.

If we decide to issue debt or equity securities in the future, which would rank senior to our common stock, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our common stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us.

Risks related to our organization and structure

Certain provisions of Maryland law could inhibit changes in control.

Certain provisions of the MGCL may have the effect of deterring a third party from making a proposal to acquire us or of impeding a change in control under circumstances that otherwise could provide the holders of our common stock with the opportunity to realize a premium over the then-prevailing market price of our common stock. We are subject to the “business combination” provisions of the MGCL that, subject to limitations, prohibit certain business combinations (including a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of our then outstanding voting capital stock or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of our then outstanding voting capital stock) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder. After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of our voting stock; and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations (1) between us and any other person, provided, that such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person and (2) between us and Apollo and its affiliates and associates and persons acting in concert with any of the foregoing). As a result, any person described above may be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance by our company with the supermajority vote requirements and other provisions of the statute. There can be no assurance that our board of directors will not amend or revoke this exemption in the future.

The “control share” provisions of the MGCL provide that “control shares” of a Maryland corporation (defined as shares which, when aggregated with other all shares controlled by the stockholder (except solely by virtue of a revocable proxy), entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding votes entitled to be cast by the acquiror of control shares, our officers and our directors who are also our employees. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

The “unsolicited takeover” provisions of the MGCL permit our board of directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to implement takeover defenses, some of which (for example, a classified board) we do not yet have. Our charter contains a provision whereby we have elected to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on our board of directors. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in control of us under the circumstances that otherwise could provide the holders of shares of common stock with the opportunity to realize a premium over the then current market price. See “Certain provisions of the Maryland General Corporation Law and our charter and bylaws—Business combinations,” “Certain provisions of the Maryland General Corporation Law and our charter and bylaws—Control share acquisitions” and “Certain provisions of the Maryland General Corporation Law and our charter and bylaws—Subtitle 8.”

Our authorized but unissued shares of common and preferred stock may prevent a change in our control.

Our charter authorizes us to issue additional authorized but unissued shares of common or preferred stock. In addition, our board of directors may, without stockholder approval, amend our charter to increase the aggregate number of our shares of stock or the number of shares of stock of any class or series that we have the authority to issue and classify or reclassify any unissued shares of common or preferred stock and set the terms of the classified or reclassified shares. As a result, our board of directors may establish a series of shares of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

Our charter limits the liability of our present and former directors and officers to us and our stockholders for money damages to the maximum extent permitted under Maryland law. Under Maryland law, our present and former directors and officers will not have any liability to us and our stockholders for money damages other than liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty by the director or officer that was established by a final judgment as being material to the cause of action adjudicated.

Our charter authorizes us to indemnify our directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. Our bylaws require us to indemnify each present and former director or officer, to the maximum extent permitted by Maryland law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us. In addition, we may be obligated to pay or reimburse the defense costs incurred by our present and former directors and officers without requiring a preliminary determination of their ultimate entitlement to indemnification. See “Certain provisions of Maryland General Corporation Law and our charter and bylaws—Indemnification and the limitation of directors’ and officers’ liability.”

Our charter contains provisions that make removal of our directors difficult, which could make it difficult for our stockholders to effect changes to our management.

Our charter provides that, subject to the rights of any series of preferred stock, a director may be removed with or without cause upon the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. Vacancies may be filled only by a majority of the remaining directors in office, even if less than a quorum. These requirements make it more difficult to change our management by removing and replacing directors and may prevent a change in control of our company that is in the best interests of our stockholders.

Ownership limitations may restrict change of control or business combination opportunities in which our stockholders might receive a premium for their shares.

In order for us to qualify as a REIT for each taxable year after 2009, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year, and at least 100 persons must beneficially own our stock during at least 335 days of a taxable year of 12 months, or during a proportionate portion of a shorter taxable year. “Individuals” for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. To preserve our REIT qualification, our charter generally prohibits any person from directly or indirectly owning more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our capital stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock. This ownership limit could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests. Our board of directors will establish an exemption from this ownership limit which permits Apollo and certain of its affiliates to collectively hold up to 25% of our common stock.

Risks related to our taxation as a REIT

Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code, and our failure to qualify as a REIT or remain qualified as a REIT would subject us to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution to our stockholders.

We have been organized and we intend to operate in a manner that will enable us to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2009. We have not requested and do not intend to request a ruling from the Internal Revenue Service, or the IRS, that we qualify as a REIT. The U.S. federal income tax laws governing REITs are complex, and judicial and administrative interpretations of the U.S. federal income tax laws governing REIT qualification are limited. To qualify as a REIT, we must meet, on an ongoing basis, various tests regarding the nature and diversification of our assets and our income, the ownership of our outstanding shares, and the amount of our distributions. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our ability to satisfy the asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. Moreover, new legislation, court decisions or administrative guidance, in each case possibly with retroactive effect, may make it more difficult or impossible for us to qualify as a REIT. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes. Thus, while we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year.

If we fail to qualify as a REIT in any taxable year, and we do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax on our taxable income, and distributions to our stockholders would not be deductible by us in determining our taxable income. In such a case, we might need to borrow money or sell assets in order to pay our taxes. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT, we no longer would be required to distribute substantially all of our taxable income to our stockholders. In addition, unless we were eligible for certain statutory relief provisions, we could not re-elect to qualify as a REIT for the subsequent four taxable years following the year in which we failed to qualify.

Complying with REIT requirements may force us to liquidate or forego otherwise attractive investments.

To qualify as a REIT, we must ensure that we meet the REIT gross income test annually and that, at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities, shares in REITs and other qualifying real estate assets, including certain mortgage loans and certain kinds of mortgage-backed securities. The remainder of our investment in securities (other than government securities and REIT qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and securities that are qualifying real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more TRSs. See “U.S. federal income tax considerations—Asset tests” If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio, or contribute to a TRS, otherwise attractive investments, and may be unable to pursue investments that would be otherwise advantageous to us in order to satisfy the source of income or asset diversification requirements for qualifying as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

REIT distribution requirements could adversely affect our ability to execute our business plan and may require us to incur debt or sell assets to make such distributions.

In order to qualify as a REIT, we must distribute to our stockholders, each calendar year, at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to U.S. federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than a minimum amount specified under U.S. federal income tax laws. We intend to distribute our net income to our stockholders in a manner intended to satisfy the REIT 90% distribution requirement and to avoid the 4% nondeductible excise tax.

In addition, our taxable income may substantially exceed our net income as determined by GAAP or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may be required to accrue interest and discount income on mortgage loans, CMBS, and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. We may be required under the terms of the indebtedness that we incur, whether to private lenders or pursuant to government programs, to use cash received from interest payments to make principal payment on that indebtedness, with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders.

As a result of the foregoing, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirements in certain circumstances. In such circumstances, we may be required to: (i) sell assets in adverse market conditions (ii) borrow on unfavorable terms (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt or (iv) make a taxable distribution of our shares as part of a distribution in which stockholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements. Thus, compliance with the REIT distribution requirements may hinder our ability to grow, which could adversely affect the value of our common stock.

Even if we qualify as a REIT, we may face tax liabilities that reduce our cash flow.

Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, franchise, property and transfer taxes, including mortgage recording taxes. See “U.S. federal income tax considerations—Taxation of REITs in general.” In addition, any TRSs we own will be subject to U.S. federal, state and local corporate taxes. In order to meet the REIT qualification requirements, or to avoid the imposition of a 100% tax that applies to certain gains derived by a REIT from sales of inventory or property held primarily for sale to customers in the ordinary course of business, we may hold some of our assets through taxable subsidiary corporations, including TRSs. Any taxes paid by such subsidiary corporations would decrease the cash available for distribution to our stockholders.

The failure of mortgage loans or CMBS subject to a repurchase agreement or a mezzanine loan to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.

We intend to enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreements notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

In addition, we may acquire and originate mezzanine loans, which are loans secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may acquire mezzanine loans that do not meet all of the requirements for reliance on this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and the interest generated by such a loan as qualifying income for purposes of the REIT income tests, and if such a challenge were sustained, we could fail to qualify as a REIT.

We may be required to report taxable income for certain investments in excess of the economic income we ultimately realize from them.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Similarly, some of the CMBS that we acquire may have been issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such CMBS will be made. If such CMBS turns out not to be fully collectible, an offsetting loss deduction will become available only in the later year that uncollectability is provable.

Finally, in the event that any debt instruments or CMBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at its stated rate regardless of whether corresponding cash payments are received or are ultimately collectable. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectible, the utility of that deduction could depend on our having taxable income in that later year or thereafter.

The “taxable mortgage pool” rules may increase the taxes that we or our stockholders may incur, and may limit the manner in which we effect future securitizations.

Securitizations by us or our subsidiaries could result in the creation of taxable mortgage pools for U.S. federal income tax purposes. As a result, we could have “excess inclusion income.” Certain categories of stockholders, such as non-U.S. stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to any such excess inclusion income. In addition, to the extent that our common stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business income, we may incur a corporate level tax on a portion of any excess inclusion income. Moreover, we could face limitations in selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

We may in the future choose to pay dividends in our own stock, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

We may in the future distribute taxable dividends that are payable in cash and shares of our common stock at the election of each stockholder. Under IRS Revenue Procedure 2009-15, up to 90% of any such taxable dividend for 2009 could be payable in our stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock.

Further, as Revenue Procedure 2009-15 applies only to taxable dividends payable in cash or stock in 2009, it is unclear whether and to what extent we will be able to pay taxable dividends in cash and stock in later years. Moreover, various aspects of such a taxable cash/stock dividend are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose additional requirements in the future with respect to taxable cash/stock dividends, including on a retroactive basis, or assert that the requirements for such taxable cash/stock dividends have not been met.

Although our use of taxable REIT subsidiaries, or TRSs, may be able to partially mitigate the impact of meeting the requirements necessary to maintain our qualification as a REIT, our ownership of and relationship with our TRSs is limited and a failure to comply with the limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

TRSs that we may form will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to us but will not be required to be distributed to us, unless necessary to maintain our REIT qualification. While we will be monitoring the aggregate value of the securities of our TRSs and intend to conduct our affairs so that such securities will represent less than 25% of the value of our total assets, there can be no assurance that we will be able to comply with the TRS limitation in all market conditions.

Dividends payable by REITs generally do not qualify for the reduced tax rates on dividend income from regular corporations, which could adversely affect the value of our shares.

The maximum U.S. federal income tax rate for certain qualified dividends payable to domestic stockholders that are individuals, trusts and estates is 15% (through 2010). Dividends payable by REITs, however, are generally not eligible for the reduced rates and therefore may be subject to a 35% maximum U.S. federal income tax rate on ordinary income. Although the reduced U.S. federal income tax rate applicable to dividend income from regular corporate dividends does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our shares.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate exposure will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges interest rate risk on liabilities used to carry or acquire real estate assets, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. See “U.S. federal income tax considerations—Gross income tests—Hedging transactions.” As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRS will generally not provide any tax benefit to us, although such losses may be carried forward to offset future taxable income of the TRS.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for U.S. federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held as inventory or primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to sell or securitize loans in a manner that was treated as a sale of the loans as inventory for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans, other than through a TRS, and we may be required to limit the structures we use for our securitization transactions, even though such sales or structures might otherwise be beneficial for us.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of shares of our common stock.

At any time, the U.S. federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be changed, possibly with retroactive effect. We cannot predict if or when any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective or whether any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation or administrative interpretation.

Your investment has various U.S. federal income tax risks.

Although the provisions of the Internal Revenue Code generally relevant to an investment in shares of our common stock are described in “U.S. Federal income tax considerations,” we urge you to consult your tax advisor concerning the effects of U.S. federal, state, local and foreign tax laws to you with regard to an investment in shares of our common stock.

Risks related to our exemption from the 1940 Act

Maintenance of our exemption from registration under the 1940 Act imposes significant limits on our operations.

We intend to conduct our operations so as not to become regulated as an investment company under the 1940 Act. Because we are a holding company that will conduct its businesses primarily through wholly-owned subsidiaries, the securities issued by these subsidiaries that are excepted from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a combined value in excess of 40% of the value of our total assets on an unconsolidated basis, which we refer to as the 40% test. This requirement limits the types of businesses in which we may engage through our subsidiaries.

We anticipate that one or more of our subsidiaries, including ACREFI Operating, LLC, will qualify for an exemption from registration as an investment company under the 1940 Act pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of our subsidiaries’ portfolios must be comprised of qualifying assets and at least another 25% of each of their portfolios must be comprised of real estate-related assets under the 1940 Act (and no more than 20% comprised of miscellaneous assets). Qualifying assets for this purpose include mortgage loans, certain B-Notes and mezzanine loans that satisfy various conditions as set forth in SEC staff no-action letters, and other assets that the SEC staff in various no-action letters has determined are the functional equivalent of mortgage loans for the purposes of the 1940 Act. We intend to treat as real estate- related assets CMBS, B-Notes and mezzanine loans that do not satisfy the conditions set forth in the relevant SEC staff no-action letters, debt and equity securities of companies primarily engaged in real estate businesses. In general we also expect, with regard to our subsidiaries relying on Section 3(c)(5)(C), to rely on other guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in the subsidiary holding assets we might wish to sell or selling assets we might wish to hold. Although we intend to monitor the portfolios of our subsidiaries relying on the Section 3(c)(5)(C) exemption periodically and prior to each acquisition, there can be no assurance that such subsidiaries we will be able to maintain this exemption.

We may in the future organize special purpose subsidiaries that will borrow under the TALF. We expect that these TALF subsidiaries will rely on Section 3(c)(7) for their 1940 Act exemption and, therefore, our interest in each of these TALF subsidiaries would constitute an “investment security” for purposes of determining whether we pass the 40% test. We may in the future organize one or more TALF subsidiaries, as well as other subsidiaries, that seek to rely on the 1940 Act exemption provided to certain structured financing vehicles by Rule 3a-7. To the extent that we organize subsidiaries that rely on Rule 3a-7 for an exemption from the 1940 Act, these subsidiaries will also need to comply with the restrictions described below. Any such TALF subsidiary would also need to be structured to comply with guidance that may be issued by the Division of Investment Management of the SEC on how the TALF subsidiary must be organized to comply with the restrictions contained in Rule 3a-7.

In general, Rule 3a-7 exempts from the 1940 Act issuers that limit their activities as follows:

•

the issuer issues securities the payment of which depends primarily on the cash flow from “eligible assets,” which include many of the types of assets that we expect to acquire in our TALF fundings, that by their terms convert into cash within a finite time period;

•

the securities sold are fixed income securities rated investment grade by at least one rating agency (fixed income securities which are unrated or rated below investment grade may be sold to institutional accredited investors and any securities may be sold to “qualified institutional buyers” and to persons involved in the organization or operation of the issuer);

•

the issuer acquires and disposes of eligible assets (1) only in accordance with the agreements pursuant to which the securities are issued and (2) so that the acquisition or disposition does not result in a downgrading of the issuer’s fixed income securities and (3) the eligible assets are not acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes; and

•

unless the issuer is issuing only commercial paper, the issuer appoints an independent trustee, takes reasonable steps to transfer to the trustee an ownership or perfected security interest in the eligible assets, and meets rating agency requirements for commingling of cash flows.

In addition, in certain circumstances, compliance with Rule 3a-7 may also require, among other things, that the indenture governing the subsidiary include additional limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. In light of the requirements of Rule 3a-7, our ability to manage assets held in a special purpose subsidiary that complies with Rule 3a-7 will be limited and we may not be able to purchase or sell assets owned by that subsidiary when we would otherwise desire to do so, which could lead to losses.

We expect that the aggregate value of our interests in TALF subsidiaries that seek to rely on Rule 3a-7, as well as other subsidiaries that we may organize in the future that may rely on Rule 3a-7, will comprise less than 20% of our total assets on an unconsolidated basis.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The 1940 Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one of more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

Qualification for exemption from registration under the 1940 Act will limit our ability to make certain investments. For example, these restrictions will limit the ability of our subsidiaries to invest directly in CMBS that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain in assets not related to real estate.

There can be no assurance that the laws and regulations governing the 1940 Act status of REITs, including the Division of Investment Management of the SEC providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen. If we or our subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, any of which could negatively affect the value of our common stock, the sustainability of our business model, and our ability to make distributions which could have an adverse effect on our business and the market price for shares of our common stock.

Rapid changes in the values of our other real estate-related investments may make it more difficult for us to maintain our qualification as a REIT or exemption from the 1940 Act.

If the market value or income potential of real estate-related investments declines as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income and/or liquidate our non-qualifying assets in order to maintain our REIT qualification or exemption from the 1940 Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-qualifying assets that we may own. We may have to make investment decisions that we otherwise would not make absent the REIT and 1940 Act considerations.

Forward-looking statements

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:

•	use of the proceeds of this offering;

•	market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy or the demand for commercial real estate loans;

•	our business and investment strategy;

•	our projected operating results;

•

actions and initiatives of the U.S. government, including the establishment of the TALF, and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies;

•	the state of the U.S. economy generally or in specific geographic regions;

•	economic trends and economic recoveries;

•	our ability to obtain and maintain financing arrangements, including securitizations;

•	our ability to access U.S. government programs, including the TALF;

•	the amount of commercial mortgage loans requiring refinancing over the next three years, as illustrated in Chart 4 in “Business”;

•	the anticipated supply of debt from traditional sources and the shortfall in meeting refinancing needs, as illustrated in Chart 5 in “Business”;

•	projected vacancy rates by sector, as illustrated in Chart 7 in “Business”;

•	general volatility of the securities markets in which we participate;

•	changes in the value of our assets;

•	our expected portfolio of assets;

•	our expected investment and underwriting process;

•	interest rate mismatches between our target assets and any borrowings used to fund such assets;

•	changes in interest rates and the market value of our target assets;

•	changes in prepayment rates on our target assets;

•	effects of hedging instruments on our target assets;

•	rates of default or decreased recovery rates on our target assets;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	our ability to maintain our qualification as a REIT for U.S. federal income tax purposes;

•	our ability to maintain our exemption from registration under the 1940 Act;

•	availability of opportunities to acquire commercial mortgage-related, real estate-related and other securities;

•	availability of qualified personnel;

•	estimates relating to our ability to make distributions to our stockholders in the future; and

•	our understanding of our competition.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in this prospectus under the headings “Summary,” “Risk factors,” “Management’s discussion and analysis of financial condition and results of operations” and “Business.” If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of proceeds

We estimate that our net proceeds from the initial public offering of our common stock and the concurrent private placement, after deducting our estimated offering and organizational expenses, will be approximately $198 million (based on the assumed offering price of $20.00 per share set forth on the cover of this prospectus). We estimate that our net proceeds will be approximately $228 million if the underwriters exercise their overallotment option in full.

The underwriters will not be entitled to receive any payment from us at closing. All of the shares sold in this offering will be sold to the underwriters at $             per share. Our Manager will pay the underwriters $             per share upon the closing of this offering. We have agreed to repay our Manager $             per share and pay the underwriters an additional $             per share, with respect to all shares sold in this offering if during any period of four consecutive calendar quarters during the 16 full calendar quarters after the consummation of this offering our Core Earnings (as described herein) for any such four-quarter period exceeds the product of (x) the public offering price per share as shown on the cover page of this prospectus multiplied by the number of shares of common stock sold in this offering, including any shares that may be sold upon exercise of the underwriters’ overallotment option, and in the concurrent private placement and (y) 8%. If we meet the performance hurdle rate described above, we would repay our Manager $             million in the aggregate (or $             million if the underwriters exercise their overallotment option in full) and pay the underwriters an additional underwriting discount equal to $             million in the aggregate (or $             million if the underwriters exercise their overallotment in full). In such case, our total net proceeds from this offering would be approximately $             million (or, if the underwriters exercise their overallotment option in full, approximately $             million), after deducting the initial underwriting discount, the additional underwriting discount and estimated offering expenses.

Concurrently with the closing of this offering, we will sell to Apollo and certain of its affiliates in a separate private placement, at the initial public offering price per share, shares of our common stock representing an aggregate investment equal to 5% of the gross proceeds raised in this offering, excluding the underwriters’ overallotment option, up to $10 million. No underwriting discount is payable in connection with the sale of shares to Apollo and certain of its affiliates.

We intend to contribute the net proceeds of this offering and the concurrent private placement to our subsidiaries, which in turn will use such net proceeds to acquire our target assets in accordance with our objectives and strategies described in this prospectus. See “Business—Our investment strategy.” Initially, we expect that our focus will be on originating and acquiring senior performing commercial real estate mortgage loans, commercial real estate corporate debt and loans and purchasing CMBS, subject to our investment guidelines and to the extent consistent with maintaining our REIT qualification. Based upon current market conditions and our current expectations, we anticipate our initial portfolio of target assets will be comprised of between 30% to 50% of whole mortgage loans, 20% to 40% of newly issued CMBS, 0 to 20% of legacy CMBS and 10% to 30% of other non-core assets described above. The allocation of our capital among our target assets will depend on prevailing market conditions at the time we invest and may change over time in response to different prevailing market conditions, including with respect to interest rates and general economic and credit market conditions. There is no assurance that upon the completion of this offering we will not allocate the proceeds from this offering and the concurrent private placement in a different manner among our target assets. In addition, in the future we may invest in assets other than our target assets, in each case subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act. Until appropriate assets can be identified, our Manager may invest the net proceeds from this offering and the concurrent private placement in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our target assets. We currently expect to use substantially all of the net proceeds from this offering and the concurrent private placement within four to six months from the closing of this offering and the concurrent private placement.

Distribution policy

U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We generally intend over time to pay quarterly dividends in an amount equal to our net taxable income. We plan to pay our first dividend in respect of the period from the closing of this offering through December 31, 2009, which may be prior to the time that we have fully used the net proceeds of this offering to acquire our target assets. Although not currently anticipated, in the event that our board of directors determines to make distributions in excess of the income or cash flow generated from our target assets, we may make such distributions from the proceeds of this or future offerings of equity or debt securities or other forms of debt financing or the sale of assets.

If we pay a taxable stock distribution, our stockholders would be sent a form that would allow each stockholder to elect to receive its proportionate share of such distribution in all cash or in all stock, and the distribution will be made in accordance with such elections, provided that if our stockholders’ elections, in the aggregate, would result in the payment of cash in excess of the maximum amount of cash to be distributed, then cash payments to stockholders who elected to receive cash will be prorated, and the excess of each such stockholder’s entitlement in the distribution, less such prorated cash payment, would be paid to such stockholder in shares of our common stock.

To the extent that in respect of any calendar year, cash available for distribution is less than our net taxable income, we could be required to sell assets or borrow funds to make cash distributions or make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. We will generally not be required to make distributions with respect to activities conducted through any domestic TRS that we form following the completion of this offering. For more information, see “U.S. federal income tax considerations—Taxation of our company—general.”

To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, we intend to make regular quarterly distributions of all or substantially all of our net taxable income to holders of our common stock out of assets legally available therefor. The amount of cash available for distribution will be decreased by any fees or expenses payable by us to our Manager under the management agreement. Any distributions we make will be at the discretion of our board of directors and will depend upon our earnings and financial condition, any debt covenants, funding or margin requirements under credit facilities, repurchase agreements or other secured and unsecured borrowing agreements, maintenance of our REIT qualification, applicable provisions of the MGCL and such other factors as our board of directors deems relevant. Our earnings and financial condition will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information regarding risk factors that could materially adversely affect our earnings and financial condition, see “Risk factors.”

We anticipate that our distributions generally will be taxable as ordinary income to our stockholders, although a portion of the distributions may be designated by us as qualified dividend income or capital gain or may constitute a return of capital. In addition, a portion of such distributions may be taxable stock dividends payable in our shares. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. For more information, see “U.S. federal income tax considerations—Taxation of taxable U.S. stockholders.”

Capitalization

The following table sets forth (1) our actual capitalization at July 9, 2009 and (2) our capitalization as adjusted to reflect the effects of (A) the sale of our common stock in this offering at an assumed offering price of $20.00 per share after deducting the estimated organizational and offering expenses payable by us, (B) the sale of an aggregate of up to 500,000 shares of our common stock to Apollo and certain of its affiliates in the concurrent private placement, at the same assumed offering price per share, for an aggregate investment equal to 5% of the gross proceeds raised in this offering, excluding the underwriters’ overallotment option, up to $10 million and (C) the issuance of 262,500 shares of restricted common stock to be granted to our independent directors, our officers and our Manager’s personnel under our 2009 equity incentive plan upon closing of this offering. You should read this table together with “Use of proceeds” included elsewhere in this prospectus.

As of July 9, 2009
	Actual	As adjusted(1)(2)

Stockholders’ equity:
Common stock, par value $0.01 per share; 1,000 shares authorized, 100 shares outstanding, actual, and 450,000,000 shares authorized and 10,762,500 shares outstanding, as adjusted	$ 1	$

Capital in excess of par value	$ 999	$

Total stockholders’ equity	$1,000	$

(1)	Assumes 10,500,000 shares will be sold in this offering and the concurrent private placement at an initial public offering price of $20.00 per share resulting in proceeds of approximately $ million after deducting the estimated offering and organizational expenses of approximately $2 million. We will repurchase the 100 shares currently owned by Apollo acquired in connection with our formation at a cost of $10.00 per share. The shares sold to Apollo and certain of its affiliates in the concurrent private placement will be sold at the offering price without payment of any underwriting discount. See “Use of proceeds.”

(2)	Does not include 1,500,000 shares that we may issue and sell upon exercise of the underwriters’ overallotment option.

Management’s discussion and analysis of

financial condition and results of operations

Overview

Apollo Commercial Real Estate Finance, Inc. is a newly organized commercial real estate finance company that has been formed primarily to originate, invest in, acquire and manage senior performing commercial mortgage loans, CMBS, commercial real estate corporate debt and loans and other real estate-related debt investments in the U.S. Initially, we expect that our focus will be on senior performing commercial mortgage loans, CMBS and commercial real estate corporate debt and loans. As market conditions change over time, we may adjust our strategy to take advantage of changes in interest rates and credit spreads as well as economic and credit conditions.

We expect our borrowing levels to be consistent with our intention of keeping our total borrowings within a conservative range, based on prevailing market conditions and credit availability, as determined by our Manager. We currently do not have any commitments for financing. We may also raise capital by raising further equity capital or issuing debt securities.

Subject to maintaining our qualification as a REIT, we intend to engage in a variety of interest rate hedging techniques to mitigate the effects of fluctuations in interest rates and its effects on our asset valuations.

We are organized as a Maryland corporation and intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2009. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the 1940 Act. We will commence operations upon completion of this offering and the concurrent private placement.

Factors impacting our operating results

We expect that the results of our operations will be affected by a number of factors and will primarily depend on, among other things, the level of the interest income from our target assets, the market value of our assets and the supply of, and demand for, senior performing commercial mortgage loans, CMBS, commercial real estate corporate debt and loans and other real estate-related debt investments in which we invest, and the financing and other costs associated with our business. Our interest income and our borrowing costs are expected to vary as a result of changes in interest rates and the availability of government sponsored financing, each of which could impact the net interest we receive on our commercial mortgage loans and on our CMBS assets. Our operating results may also be impacted by conditions in the financial markets, credit losses in excess of initial anticipations or unanticipated credit events experienced by borrowers whose commercial mortgage loans are held directly by us or are included in our CMBS.

Changes in market interest rates.    With respect to our proposed business operations, increases in interest rates, in general, may over time cause: (i) the interest expense associated with our variable rate borrowings to increase; (ii) the value of our commercial mortgage loans, CMBS and commercial real estate corporate debt and loans to decline; (iii) coupons on our variable rate commercial mortgage loans and commercial real estate corporate debt and loans to reset, although on a delayed basis, to higher interest rates; (iv) to the extent applicable under the terms of our investments, prepayments on our commercial mortgage loan, CMBS and commercial real estate corporate debt and loans portfolio to slow, and (v) to the extent we enter into interest rate swap agreements as part of our hedging strategy, the value of these agreements to increase.

Conversely, decreases in interest rates, in general, may over time cause: (i) the interest expense associated with our variable rate borrowings to decrease; (ii) the value of our commercial mortgage loan, CMBS and commercial real estate corporate debt and loans portfolio to increase; (iii) coupons on our variable rate commercial mortgage loans, CMBS and commercial real estate corporate debt and loans to reset, although on a delayed basis, to lower interest rates; (iv) to the extent applicable under the terms of our investments, prepayments on our commercial mortgage loan, CMBS and commercial real estate corporate debt and loans portfolio to increase, and (v) to the extent we enter into interest rate swap agreements as part of our hedging strategy, the value of these agreements to decrease.

Changes in Fair Value of our Assets.    It is our business strategy to hold our target assets as long-term investments. As such, we expect that the majority of our loans and CMBS will be carried at their fair value, as available-for-sale securities in accordance with GAAP, with changes in fair value recorded through accumulated other comprehensive income/(loss), a component of stockholders’ equity, rather than through earnings. As a result, we do not expect that changes in the fair value of the assets will normally impact our operating results. However, at least on a quarterly basis, we will assess both our ability and intent to continue to hold such assets as long-term investments. As part of this process, we will monitor our target assets for other-than-temporary impairment. A change in our ability and/or intent to continue to hold any of our investment securities could result in our recognizing an impairment charge or realizing losses upon the sale of such securities.

Credit risk.    One of our strategic focuses is acquiring assets which we believe to be of high credit quality. We believe this strategy will generally keep our credit losses and financing costs low. However, we do expect to be subject to varying degrees of credit risk in connection with our target assets. Our Manager will seek to mitigate this risk by seeking to acquire high quality assets, at appropriate prices given anticipated and unanticipated losses and by deploying a value-driven approach to underwriting and diligence, consistent with Apollo’s historical investment strategy, with a focus on current cash flows and potential risks to cash flow. Our Manager will enhance its due diligence and underwriting efforts by accessing Apollo’s extensive knowledge base and industry contacts. Nevertheless, unanticipated credit losses could occur which could adversely impact our operating results.

Size of portfolio.    The size of our portfolio of assets, as measured by the aggregate principal balance of our commercial mortgage-related securities and the other assets we own is also a key revenue driver. Generally, as the size of our portfolio grows, the amount of interest income we receive increases. A larger portfolio, however, may result in increased expenses as we may incur additional interest expense to finance the purchase of our assets.

Market conditions.    We believe that the current market environment presents a compelling opportunity to achieve attractive risk adjusted returns in senior performing commercial real estate debt investments. Beginning in mid-2007, global financial markets encountered a series of events from the collapse of the sub-prime residential mortgage market to the ensuing dramatic widening of credit spreads and corresponding broad-scale freezing of corporate lending. These events led to a significant dislocation in capital markets and created a severe shortage of debt capital across markets, a deleveraging of the entire global financial system and the severe decline in the market for mortgage, real estate-related and other financial assets. As a result of these conditions, many traditional commercial real estate mortgage loan and securities investors have suffered severe losses in their loan and securities portfolios and several major market participants have failed or been impaired, resulting in a severe contraction in market liquidity and in a sharp reduction in the availability of credit for real estate-related assets and the cost of mortgage financing has increased.

The current illiquidity facing the market can be traced back to the beginning of this decade which found CMBS volume increasing at a rapid pace from 2001 to 2007. During this period, capitalization rates on commercial real estate declined to historic lows and transaction volume peaked at close to $500 billion annually. Since the market downturn began, issuance of CMBS in the U.S. has dropped from $230 billion in 2007 to $12 billion in 2008. The resulting illiquidity has negatively affected both the terms and availability of financing for all real estate-related assets and has generally resulted in real estate-related assets trading at significantly lower prices and higher yields compared to prior periods. The recent period has also been characterized by a broad-based downward movement in loans and securities valuations, even though different commercial mortgage pools have exhibited widely different default rates and performance characteristics. The dislocations in the real estate market have already caused, and we believe will continue to cause, a repricing of real estate-related assets. Due to the dramatic repricing of real estate assets since mid-2007 and the continuing uncertainty in the direction of the real estate markets, a void in the debt and equity capital available for investing in real estate has been created as many banks, insurance companies, finance companies and fund managers face insolvency or have determined to reduce or discontinue investment in debt or equity related to real estate.

We believe that in each of the next three years, approximately $400 billion of commercial real estate loans are expected to mature and that markets are likely to face a void of several hundred billion dollars over this period that must be filled by new mortgage lenders since the supply of debt from traditional lending sources is anticipated to be less than the volume necessary to refinance maturing real estate loans. As a result, in the near to medium term, we anticipate the U.S. market will be characterized by significant unmet demand for senior commercial real estate mortgage loans and other financing.

Government response to market conditions

In an effort to stem the fallout from current market conditions, the U.S. and other nations have begun to inject unprecedented levels of liquidity into the financial system and take other actions designed to create a floor in financial asset valuations, restore stability to the financial sector and support the flow of credit and other capital into the broader economy. The U.S. Government has enacted several policies designed to enhance liquidity in the financial system, certain of which are described below.

As we may rely on short-term borrowing in the form of repurchase agreements to fund the purchase of some of our target assets, we believe that this action should positively impact us by stabilizing a source of our anticipated borrowings.

The Emergency Economic Stabilization Act Of 2008 And The TARP

On October 3, 2008, President George Bush signed into law the Emergency Economic Stabilization Act of 2008, or the EESA. The EESA authorized funds in the amount of $700 billion to enable the Secretary of the U.S. Treasury to establish the Troubled Asset Relief Program, or the TARP, to, among other things, inject capital into financial institutions and establish a program to purchase from financial institutions residential or commercial mortgage loans and any securities, obligations or other instruments that are based on or related to such mortgages, that in each case was originated or issued on or before March 14, 2008, as well as any other financial instrument that the Secretary of the U.S. Treasury, after consultation with the Chairman of the Board of Governors of the Federal Reserve, determines the purchase of which is necessary to promote financial market stability, upon transmittal of such determination, in writing, to the appropriate committees of the U.S. Congress.

We believe that the relatively low cost capital infusions and other assistance made available to banking organizations under the TARP programs have helped to improve the functioning of financial markets and to strengthen the balance sheets of banks receiving funding under this program. As a result, we expect that some measures of liquidity should return to the market for mortgage-related and other credit assets.

The Term Asset-backed Securities Loan Facility

The U.S. Treasury and the Federal Reserve jointly announced the establishment of the TALF on November 25, 2008. The TALF is designed to increase credit availability and support economic activity by facilitating renewed securitization activities. Under the initial version of the TALF, the FRBNY makes non-recourse loans to borrowers to fund their purchase of ABS, collateralized by certain assets such as student loans, auto loans and leases, floor plan loans, credit card receivables, receivables related to residential mortgage servicing advances, equipment loans and leases and loans guaranteed by the Small Business Administration, or the SBA. The aggregate amount of loans available to certain holders of TALF-eligible ABS under TALF is $200 billion. Only U.S. companies that maintain an account relationship with a primary dealer and meet other requirements are eligible to borrow under the TALF.

Credit extensions under TALF are generally non-recourse, unless the borrower breaches its representations, warranties or covenants, and will be exempt from margin calls related to a decrease in the underlying collateral value. The loans are pre-payable in whole or in part at the option of the borrower, but substitution of collateral during the term of the loan generally is not allowed. Under the TALF, the FRBNY will lend to each borrower an amount equal to the lesser of the par or market value of the pledged collateral minus a haircut, which varies based on the type and expected life of the collateral. Unless otherwise provided in the Master Loan and Security Agreement related to the TALF, any remittance of principal on eligible collateral must be used immediately to reduce the principal amount of the loan in proportion to the loan’s haircut. In addition, for collateral priced at a premium to par, the borrower will make an additional principal payment calculated to adjust for the average reversion of market value toward par value as the collateral matures.

On March 23, 2009, the U.S. Treasury announced preliminary plans to expand the TALF to non-Agency residential mortgage-backed securities or non-Agency RMBS, that were originally rated AAA and outstanding CMBS that are rated AAA. On May 1, 2009, the Federal Reserve published the terms for the expansion of the TALF to CMBS and announced that, beginning in June 2009, up to $100 billion of TALF loans would be available to finance purchases of CMBS created on or after January 1, 2009, or newly created CMBS. The Federal Reserve stated in this publication and in later releases that, to be eligible for TALF funding, the following conditions must be satisfied with respect to such newly created CMBS:

•	The CMBS must be collateralized by first-priority mortgage loans or participations therein that are current in payment at the time of securitization;

•	The underlying mortgage loans must be fixed-rate loans that do not provide for interest-only payments during any part of their term;

•	The underlying mortgage loans must be secured by one or more income-generating commercial properties located in the U.S. or one of its territories;

•

95% or more of the dollar amount of the credit exposures underlying the CMBS must be exposures that are originated by U.S.-organized entities or institutions or U.S. branches or agencies of foreign banks;

•	The CMBS must be issued on or after January 1, 2009 and the underlying mortgage loans must have been originated on or after July 1, 2008;

•	The underwriting for the CMBS must be prepared generally on the basis of then-current in-place, stabilized and recurring net operating income and then-current property appraisals;

•

The CMBS collateralizing the TALF borrowing must have a credit rating in the highest long-term investment-grade rating category, without the benefit of third party credit support, from at least two CMBS eligible national rating agencies and must not have a credit rating below the highest investment-grade rating category from any CMBS eligible national rating agency at the time of the TALF loan closing;

•	The CMBS must entitle its holders to payments of principal and interest (that is, must not be an interest-only or principal-only security);

•	The CMBS must bear interest at a pass-through rate that is fixed or based on the weighted average of the underlying fixed mortgage rates;

•	The CMBS collateralizing the TALF borrowing must not be junior to other securities with claims on the same pool of mortgage loans; and

•

Control over the servicing of the underlying mortgage loans must not be held by investors in a subordinate class of the CMBS once the principal balance of that class is reduced to less than 25% of its initial principal balance as a result of both actual realized losses and “appraisal reduction amounts.”

The Federal Reserve also described the following terms for CMBS collateralized TALF loans:

•	Each TALF loan secured by CMBS will have a three-year maturity or five-year maturity, at the election of the borrower;

•

A three-year TALF loan will bear interest at a fixed rate per annum equal to 100 basis points over the three-year LIBOR swap rate. A five-year TALF loan is expected to bear interest at a fixed rate per annum equal to 100 basis points over the five-year LIBOR swap rate;

•

The collateral haircut for each CMBS with an average life of five years or less will be 15%. For CMBS with average lives beyond five years, collateral haircuts will increase by one percentage point for each additional year of average life beyond five years. No CMBS may have an average life beyond ten years;

•	A TALF borrower must agree not to exercise or refrain from exercising any voting, consent or waiver rights under a CMBS without the consent of the FRBNY; and

•	The FRBNY will retain the right to reject any CMBS as TALF loan collateral based on its risk assessment.

On May 19, 2009, the Federal Reserve announced that certain high-quality CMBS issued before January 1, 2009, or legacy CMBS, will become eligible TALF assets starting in July 2009 and described additional criteria that will apply to TALF loans for legacy CMBS. The terms of the expansion of the TALF to legacy CMBS include the following:

•	As of the TALF loan subscription date, at least 95% of the properties securing the underlying mortgage loans, by related loan principal balance, must be located in the U.S. or one of its territories;

•

The CMBS collateralizing the TALF borrowing must have a credit rating in the highest long-term investment-grade rating category, without the benefit of third party credit support, from at least two CMBS eligible national rating agencies, and must not have a credit rating below the highest investment grade rating category from any CMBS eligible national rating agency at the time of the TALF loan closing;

•	The CMBS must entitle its holders to payments of principal and interest (that is, must not be an interest-only or principal-only security);

•	The CMBS must bear interest at a pass-through rate that is fixed or based on the weighted average of the underlying fixed mortgage rates;

•	Upon issuance, the CMBS must not have been junior to other securities with claims on the same pool of loans;

•	Each TALF loan secured by CMBS will have a three-year maturity or five-year maturity, at the election of the borrower;

•

A three-year TALF loan will bear interest at a fixed rate per annum equal to 100 basis points over the three-year LIBOR swap rate. A five-year TALF loan will bear interest at a fixed rate per annum equal to 100 basis points over the five-year LIBOR swap rate;

•

For five-year TALF loans, the excess of collateral interest distributions over the TALF loan interest payable is remitted to the borrower only until such excess equals 25% per annum of the haircut amount in the first three loan years, 10% in the fourth loan year, and 5% in the fifth loan year, and the remainder of such excess will be applied to TALF loan principal;

•	The amount of the TALF loan will be the dollar purchase price of the CMBS less the base dollar haircut (from par);

•

The collateral haircut for each CMBS with an average life of five years or less will be 15%. For CMBS with average lives beyond five years, collateral haircuts will increase by one percentage point for each additional year of average life beyond five years;

•

For a three-year TALF loan, the excess of collateral interest distributions over the TALF loan interest payable will be remitted to the borrower in each loan year until it equals 30% per annum of the haircut amount, with the remainder applied to TALF loan principal;

•	A TALF borrower must agree not to exercise or refrain from exercising any voting, consent or waiver rights under a CMBS without the consent of the FRBNY; and

•	The FRBNY will retain the right to reject any CMBS as TALF loan collateral based on its risk assessment and may limit the volume of TALF loans secured by Legacy CMBS.

On August 17, 2009, the U.S. Department of the Treasury and the Federal Reserve announced that the investment period for TALF loans will be extended from the original December 31, 2009 termination date to March 31, 2010 for legacy CMBS and to June 30, 2010 for newly-issued CMBS.

The terms and conditions of the TALF, including asset and borrower eligibility or financing terms, could be changed at any time. In addition, the FRBNY has stated that they may limit the volume of TALF loans for legacy CMBS.

We believe that the expansion of the TALF to include newly created CMBS may provide us two potential opportunities. First, although commercial mortgage securitization volumes have declined significantly compared to prior periods, we believe that the expansion of the TALF to newly created CMBS should bring investors back into the CMBS market and create demand for the securitizations of the real estate assets we purchase or originate as part of our strategy. Second, we may be able to deploy attractively priced non-recourse term TALF borrowings to purchase the AAA tranche of newly created CMBS sponsored by others. However, the FRBNY may restrict the amount of TALF loans that may be secured by newly created CMBS and may establish other restrictions regarding TALF-eligible CMBS. In addition, on the first and second TALF funding subscription dates for newly-issued CMBS that were held on June 16, 2009 and July 16, 2009, no requests were submitted for TALF loans for newly-issued CMBS, and as a result there may be a lack of newly-created CMBS available for TALF borrowings. On the initial subscription date for legacy CMBS that was held on July 16, 2009, borrowers subscribed for $669 million in legacy CMBS TALF loans. However, on May 26, 2009, S&P, which rates a substantial majority of CMBS issuances, issued a request for comment regarding its proposed changes to its methodology and assumptions for rating CMBS, and in so doing indicated that the proposed changes would result in downgrades of a considerable amount of CMBS (including super-senior tranches). In addition, on June 26, 2009 approximately 1,500 classes of CMBS were put on negative watch status by S&P. This has reduced, and may cause a further reduction in, the quantity of eligible CMBS assets for TALF financing. As a result, there can be no assurance that we will be able to utilize the TALF successfully, or at all, as part of our strategy.

The Capital Assistance Program and the Bank Stress Tests

On February 25, 2009, the U.S. Treasury and federal banking agencies released details about the Capital Assistance Program, or the CAP. The CAP has two elements: (1) a forward looking stress test to determine if any major bank requires an additional capital buffer, and (2) access to preferred shares convertible into common equity from the government as a bridge to private capital in the future. Nineteen banks with risk weighted assets exceeding $100 billion have been stress tested under various economic assumptions relating to further contractions in the U.S. economy and further declines in housing prices and increases in unemployment. The stress tests were completed on April 24, 2009, and shared confidentially with the institutions subject to the test. The results were made public on May 7, 2009. In the aftermath of the publication of the results of the bank “stress tests,” many of the examined banks were able to complete common stock offerings to strengthen their balance sheets and liquidity positions, which may reduce the need for these banks to dispose of some or all of their mortgage-related assets.

The Public-Private Investment Program

On March 23, 2009, the U.S. Treasury, in conjunction with the Federal Deposit Insurance Corporation, or the FDIC, and the Federal Reserve, announced the establishment of the Public-Private Investment Program, or the PPIP, under which it would make targeted investments in Public-Private Investment Funds, or PPIFs. The PPIP is designed to encourage the transfer of certain illiquid legacy real estate-related assets off of the balance sheets of financial institutions, restarting the market for these assets and supporting the flow of credit and other capital into the broader economy. The PPIP is expected to be $500 billion to $1 trillion in size and has two primary components: the Legacy Securities Program and the Legacy Loans Program.

Under the Legacy Securities Program, Legacy Securities PPIFs will be established to purchase from financial institutions certain non-Agency RMBS and CMBS that were originally rated in the highest rating category by two or more of the nationally recognized statistical rating organizations. The U.S. Treasury will invest up to 50% of the equity capital raised for each PPIF and will also provide attractively priced secured non-recourse loans in an aggregate amount of up to 50% of the PPIF’s total equity capital so long as the PPIF’s private investors do not have voluntary withdrawal rights. In addition, the U.S. Treasury will consider requests for debt financing of up to 100% of a PPIF’s total equity capital, subject to restrictions on asset level leverage, withdrawal rights, disposition priorities and other factors to be developed by the U.S. Treasury. Loans made by the U.S. Treasury to any PPIF will accrue interest at an annual rate to be determined by the U.S. Treasury and will be payable in full on the date of termination of the PPIF. The equity and debt financing under the Legacy Securities Program is available to Legacy Securities PPIFs managed by investment managers who have been selected as a Legacy Securities PPIF asset manager under the program.

Under the Legacy Loans Program, Legacy Loan PPIFs would be established to purchase troubled loans (including residential and commercial mortgage loans) from insured depository institutions. In the loan sales, assets would be priced through an auction process to be established under the program. The Legacy Loan PPIF would be able to fund the asset purchase through the issuance of senior notes issued by the Legacy Loan PPIF. The notes would be collateralized by PPIF assets and guaranteed by the FDIC in exchange for a debt guarantee fee. The U.S. Treasury would also provide up to 50% of the equity capital financing for each Legacy Loan PPIF. On June 3, 2009, the FDIC announced that the development of the Legacy Loans Program will continue, but that a previously planned pilot sale of assets by banks targeted for June 2009 will be postponed. In making the announcement, the FDIC noted that banks have been able to raise capital without having to sell assets through the Legacy Loans Program, which in the view of the FDIC reflects renewed investor confidence in the U.S. banking system. During the last week of July 2009 the FDIC commenced the first test of the funding mechanism contemplated by the Legacy Loans Program in a sale of receivership assets. This funding mechanism draws upon concepts successfully employed by the Resolution Trust Corporation in the 1990s, which routinely assisted in the financing of asset sales through responsible use of leverage.

We do not currently anticipate financing our asset purchases through either the Legacy Securities Program or the Legacy Loan Program, but may revisit this approach as more details emerge about these programs or if the U.S. Treasury moves forward with the Legacy Loan Program.

Outcome of Government Programs

Although we have seen some positive impact from the governmental policies and programs described above as well as the other programs that have been implemented, there can be no assurance that these actions will ultimately rescue the U.S. economy and financial markets and we cannot at the present time predict the unintended consequences and market distortions that will inevitably stem from such far ranging governmental intervention in the economic and financial system. In addition, because these policies and programs are designed, in part, to restart the market for certain of our target assets, the establishment of these programs may result in increased competition for attractive opportunities in certain of our target assets. It is also possible that our competitors may utilize the programs which would provide them with attractive debt and equity capital funding. In addition, the U.S. Government, the Federal Reserve, the U.S. Treasury and other governmental and regulatory bodies have taken or are considering taking other actions to address the financial crisis. We cannot predict whether or when such actions may occur, and such actions could have a dramatic impact on our business, results of operations and financial condition.

Critical accounting policies and use of estimates

Our financial statements are prepared in accordance with GAAP, which requires the use of estimates and assumptions that involve the exercise of judgment and use of assumptions as to future uncertainties. In accordance with SEC guidance, the following discussion addresses the accounting policies that we believe will apply to us based on our expectation of the nature of our initial operations. Our most critical accounting policies will involve decisions and assessments that could affect our reported assets and liabilities, as well as our reported revenues and expenses. We believe that all of the decisions and assessments upon which our financial statements will be based will be reasonable at the time made, based upon information available to us at that time. Our critical accounting policies and accounting estimates will be expanded over time as we fully implement our strategy. Those accounting policies and estimates that we initially expect to be most critical to an investor’s understanding of our financial results and condition and require complex management judgment are discussed below.

Classification of investment securities and valuations of financial instruments

Our investments are expected to initially consist primarily of commercial mortgage loans, CMBS and commercial real estate corporate debt and loans and other real estate related assets that we will classify as either available-for-sale or held-to-maturity. As such, we expect that our investments classified as available-for-sale will be carried at their fair value in accordance with GAAP, with changes in fair value recorded through accumulated other comprehensive income/(loss), a component of stockholders’ equity, rather than through earnings. We do not intend to hold any of our investment securities for trading purposes; however, if our securities were classified as trading securities, there could be substantially greater volatility in our earnings, as changes in the fair value of securities classified as trading are recorded through earnings. Our assets held for investment will be stated at their amortized cost, net of deferred fees and costs with income recognized using the effective interest method.

When the estimated fair value of an available-for-sale security is less than amortized cost, we will consider whether there is an other-than-temporary impairment in the value of the security. Unrealized losses on securities considered to be other-than-temporary will be recognized in earnings. The determination of whether a security is other-than-temporarily impaired will involve judgments and assumptions based on subjective and objective factors. Consideration will be given to (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of recovery in fair value of the security, and (iii) our intent to retain our investment in the security, or whether it is more likely than not we will be required to sell the security before its anticipated recovery in fair value. Investments with unrealized losses will not be considered other-than-temporarily impaired if we have the ability and intent to hold the investments for a period of time, to maturity if necessary, sufficient for a forecasted market price recovery up to or beyond the cost of the investments.

Loans held-for-investment

Our loans will be evaluated to determine whether they should be classified as either held-for-sale or held-for-investment. Loans held-for-investment will be stated at the principal amount outstanding, net of deferred loan fees and costs in accordance with GAAP. We expect that interest income will be recognized using the interest method or a method that approximates a level rate of return over the loan term. Net deferred loan fees, origination and acquisition costs will be recognized in interest income over the loan term as yield adjustment. Loans that we have a plan to sell or liquidate in the near term will be held at the lower of cost or fair value.

Loan impairment

For loans classified as held-for-investment, we will evaluate the loans for possible impairment on a quarterly basis. Impairment occurs when it is deemed probable that we will not be able to collect all amounts due according to the contractual terms of the loan. Impairment will then be measured based on the present value of expected future cash flows discounted at the loan’s contractual effective rate or the fair value of the collateral, if the loan is collateral dependent. Upon measurement of impairment, we will record an allowance to reduce the carrying value of the loan accordingly and record a corresponding charge to net income. Significant judgments are required in determining impairment, including making assumptions regarding the value of the loan, the value of the underlying collateral and other provisions such as guarantees.

Fair value option

Entities are permitted to choose to measure many financial instruments and certain other items at fair value. Changes in fair value, along with transaction costs, would be reported through net income. We do not anticipate that we will elect the fair value option for any qualifying financial assets or liabilities that are not otherwise required to be carried at fair value in our financial statements.

Valuation of Financial Instruments

GAAP establishes a hierarchy of valuation techniques based on the observability of inputs utilized in measuring financial instruments at fair values. Market based or observable inputs are the preferred source of values, followed by valuation models using management assumptions in the absence of market inputs. The three levels of the hierarchy are described below:

Level I—Quoted prices in active markets for identical assets or liabilities.

Level II—Prices are determined using other significant observable inputs. Observable inputs are inputs that other market participants would use in pricing a security. These may include quoted prices for similar securities, interest rates, prepayment speeds, credit risk and others.

Level III—Prices are determined using significant unobservable inputs. In situations where quoted prices or observable inputs are unavailable (for example, when there is little or no market activity for an investment at the end of the period), unobservable inputs may be used.

Unobservable inputs reflect our own assumptions about the factors that market participants would use in pricing an asset or liability, and would be based on the best information available. We anticipate that a significant portion of our loan and CMBS assets will fall in Level III in the valuation hierarchy.

Any changes to the valuation methodology will be reviewed by management to ensure the changes are appropriate. As markets and products develop and the pricing for certain products becomes more transparent, we will continue to refine our valuation methodologies. The methods used by us may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while we anticipate that our valuation methods will be appropriate and consistent with other market participants, the use of different methodologies, or assumptions, to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. We will use inputs that are current as of the measurement date, which may include periods of market dislocation, during which price transparency may be reduced.

Securitizations

We may periodically enter into transactions in which we sell financial assets, such as commercial mortgage loans, CMBS and other assets. Upon a transfer of financial assets, we will sometimes retain or acquire senior or subordinated interests in the related assets. Gains and losses on such transactions will be recognized based on a financial components approach that focuses on control. Under this approach, after a transfer of financial assets that meets the criteria for treatment as a sale—legal isolation, ability of transferee to pledge or exchange the transferred assets without constraint, and transferred control—an entity recognizes the financial and servicing assets it acquired or retained and the liabilities it has incurred, derecognizes financial assets it has sold, and derecognizes liabilities when extinguished. We will determine the gain or loss on sale of mortgage loans by allocating the carrying value of the underlying mortgage between securities or loans sold and the interests retained based on their fair values. The gain or loss on sale is the difference between the cash proceeds from the sale and the amount allocated to the securities or loans sold. From time to time, we may securitize mortgage loans we hold if such financing is available. These transactions will be accounted for as either a “sale” and the loans will be removed from our balance sheet or as a “financing” and will be classified as “securitized loans” on our balance sheet, depending upon the structure of the securitization.

Investment consolidation

For each investment we make, we will evaluate the underlying entity that issued the securities we acquired or to which we make a loan to determine the appropriate accounting. A similar analysis will be performed for each entity with which we enter into an agreement for management, servicing or related services. GAAP addresses the application of Accounting Research Bulletin No 51, “Consolidated Financial Statements,” to certain entities in which voting rights are not effective in identifying an investor with a controlling financial interest. In variable interest entities, or VIEs, an entity is subject to consolidation under GAAP if the investors either do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support, are unable to direct the entity’s activities or are not exposed to the entity’s losses or entitled to its residual returns. VIEs are required to be consolidated by their primary beneficiary. The primary beneficiary of a VIE is determined to be the party that absorbs a majority of the entity’s expected losses, its expected returns, or both. This determination can sometimes involve complex and subjective analyses.

Interest income recognition

We expect that interest income on our commercial mortgage loans, CMBS and commercial real estate corporate debt and loans will be accrued based on the actual coupon rate and the outstanding principal balance of such assets. Premiums and discounts will be amortized or accreted into interest income over the lives of the assets using the effective yield method, as adjusted for actual prepayments for securities rated below AAA, including unrated securities, cash flows from a security are estimated applying assumptions used to determine the fair value of such security and the excess of the future cash flows over the investment are recognized as interest income under the effective yield method. We will review and, if appropriate, make adjustments to our cash flow projections at least quarterly and monitor these projections based on input and analysis received from external sources, internal models, and our judgment about interest rates, prepayment rates, the timing and amount of credit losses, and other factors. Changes in cash flows from those originally projected, or from those estimated at the last evaluation, may result in a prospective change in interest income recognized on, or the carrying value of, such securities.

For whole loans purchased at a discount, GAAP limits the yield that may be accreted (accretable yield) to the excess of the investor’s estimate of undiscounted expected principal, interest, and other cash flows (cash flows expected at acquisition to be collected) over the investor’s initial investment in the loan. GAAP also requires that the excess of contractual cash flows over cash flows expected to be collected (nonaccretable difference) not be recognized as an adjustment of yield, loss accrual, or valuation allowance. Subsequent increases in cash flows expected to be collected generally should be recognized prospectively through adjustment of the loan’s yield over its remaining life. Decreases in cash flows expected to be collected should be recognized as impairment.

Hedging instruments and hedging activities

GAAP requires an entity to recognize all derivatives as either assets or liabilities in the balance sheets and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either other comprehensive income in stockholders’ equity until the hedged item is recognized in earnings or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity.

In the normal course of business, we may use a variety of derivative financial instruments to manage, or hedge, interest rate risk. These derivative financial instruments must be effective in reducing our interest rate risk exposure in order to qualify for hedge accounting. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income for each period until the derivative instrument matures or is settled. Any derivative instrument used for risk management that does not meet the hedging criteria is marked-to-market with the changes in value included in net income.

Derivatives will be used for hedging purposes rather than speculation. We will determine their fair value and we will obtain quotations from a third party to facilitate the process in determining these fair values. If our hedging activities do not achieve our desired results, our reported earnings may be adversely affected.

Repurchase agreements

Securities sold under repurchase agreements will be treated as collateralized financing transactions, unless they meet sales treatment. Securities financed through a repurchase agreement will remain on our consolidated balance sheet as an asset and cash received from the purchaser will be recorded on our consolidated balance sheet as a liability. Interest paid in accordance with repurchase agreements will be recorded in interest expense.

Income taxes

Our financial results are generally not expected to reflect provisions for current or deferred income taxes. We believe that we will operate in a manner that will allow us to qualify for taxation as a REIT. As a result of our expected REIT qualification, we do not generally expect to pay U.S. federal corporate level taxes. Many of the REIT requirements, however, are highly technical and complex. If we were to fail to meet the REIT requirements, we would be subject to U.S. federal, state and local income taxes.

Recent accounting pronouncements

On October 3, 2008, the EESA was signed into law. Section 133 of the EESA mandated that the SEC conduct a study on mark-to-market accounting standards. The SEC provided its study to the U.S. Congress on December 30, 2008. Part of the recommendations within the study indicated that “fair value requirements should be improved through development of application and best practices guidance for determining fair value in illiquid or inactive markets.” As a result of this study and the recommendations therein, on April 9, 2009, the Financial Accounting Standards Board, or the FASB, issued FSP 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP 157-4”). FSP 157-4 provides additional guidance on determining fair value when the volume and level of activity for the asset or liability have significantly decreased when compared with normal market activity for the asset or liability (or similar assets or liabilities). FSP 157-4 gives specific factors to evaluate if there has been a decrease in normal market activity and if so, provides a methodology to analyze transactions or quoted prices and make necessary adjustments to fair value. The objective is to determine the point within a range of fair value estimates that is most representative of fair value under current market conditions. FSP 157-4 is effective for interim and annual reporting periods ending after June 15, 2009. We will apply the guidance in FSP 157-4 in determining the fair value of our financial instruments.

Additionally, in conjunction with FSP 157-4, the FASB issued FSP 115-2 and FSP 124-2, “Recognition and Presentation of Other Than Temporary Impairments”. The objective of the new guidance is to make impairment guidance more operational and to improve the presentation and disclosure of OTTI on debt and equity securities in financial statements. This, too, was as a result of the SEC mark-to-market study mandated under the EESA. The SEC’s recommendation was to “evaluate the need for modifications (or the elimination) of current OTTI guidance to provide for a more uniform system of impairment testing standards for financial instruments.” The new guidance revises the OTTI evaluation methodology. Previously the analytical focus was on whether the entity had the “intent and ability to retain its investment in the debt security for a period of time sufficient to allow for any anticipated recovery in fair value.” Now the focus is on whether the entity has the “intent to sell the debt security or, more likely than not, will be required to sell the debt security before its anticipated recovery.” Further, the security is analyzed for credit loss (the difference between the present value of cash flows expected to be collected and the amortized cost basis). If the company does not intend to sell the debt security, nor will be required to sell the debt security prior to its anticipated recovery, the credit loss, if any, will be recognized in the statement of earnings, while the balance of impairment related to other factors will be recognized in Other Comprehensive Income. If the company intends to sell the security, or will be required to sell the security before its anticipated recovery, the full OTTI will be recognized in the statement of earnings. We will consider the guidance in evaluating our investments for OTTI.

In January 2009, FSP EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue 99-20” (“FSP EITF 99-20-1”), was issued in an effort to provide a more consistent determination on whether an OTTI has occurred for certain beneficial interests in securitized financial assets. OTTI has occurred if there has been an adverse change in future estimated cash flow and its impact reflected in current earnings. The determination cannot be overcome by management judgment of the probability of collecting all cash flows previously projected. For debt securities that are not within the scope of FSP EITF 99-20-1, SFAS No. 115 continues to apply. The objective of OTTI analysis is to determine whether it is probable that the holder will realize some portion of the unrealized loss on an impaired security. Factors to consider when making an OTTI decision include information about past events, current conditions, reasonable and supportable forecasts, remaining payment terms, financial condition of the issuer, expected defaults, value of underlying collateral, industry analysis, sector credit rating, credit enhancement, and financial condition of guarantor.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS No. 161”). SFAS No. 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.

In June 2008, the FASB issued FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities. This FSP addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share (EPS) under the two-class method described in SFAS No. 128. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years.

In April 2009, the FASB issued FASB Staff Position No. FSP FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments (“FSP FAS 107-1 and APB 28-1”). FSP FAS 107-1 and APB 28-1 amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. FSP FAS 107-1 and APB 28-1 also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. FSP FAS 107-1 and APB 28-1 shall be effective for interim reporting periods ending after June 15, 2009.

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets an amendment of FASB Statement No. 140 (“SFAS No. 166”). SFAS No. 166 improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement in transferred financial assets This Statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. This Statement must be applied to transfers occurring on or after the effective date.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46 (R) (“SFAS No. 167”). SFAS No. 167 amends certain requirements of FIN 46(R) including the following: (1) requires an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity, (2) requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity, (3) eliminates the quantitative approach previously required for determining the primary beneficiary of a variable interest entity, (4) adds an additional reconsideration event for determining whether an entity is a variable interest entity when any changes in facts and circumstances occur such that the holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights of those investments to direct the activities of the entity that most significantly impact the entity’s economic performance, (5) requires enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. This Statement shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter.

Results of operations

As of the date of this prospectus, we have not commenced any operations because we are in our organizational stage. We will not commence any significant operations until we have completed this offering and the concurrent private placement. The factors that we anticipate impacting our results of operations in the future are discussed above under “—Factors impacting our operating results.”

Liquidity and capital resources

Liquidity is a measure of our ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund and maintain our assets and operations, make distributions to our stockholders and other general business needs. We will use significant cash to purchase our target assets, repay principal and interest on our borrowings, make distributions to our stockholders and fund our operations. Our primary sources of cash will generally consist of the net proceeds from this offering and the concurrent private placement, payments of principal and interest we receive on our portfolio of assets, cash generated from our operating results and unused borrowing capacity under our financing sources. Depending on market conditions, such borrowings are expected to include credit facilities and repurchase agreements. We may also seek to access financing that may be available to us under government sponsored debt programs such as the TALF. Although we are not required to maintain any particular leverage ratio, consistent with our strategy of keeping our total borrowings within a conservative range, initially we expect that our leverage will be in an amount that is approximately 35% of the value of our total assets on a portfolio basis, except in conjunction with financings that may be available to us through government sponsored debt programs, such as the TALF. We may also raise capital by raising further equity capital or issuing debt securities. We currently do not have any commitments for financing.

While we generally intend to hold our target assets as long term investments, certain of our investments may be sold in order to manage our interest rate risk and liquidity needs, meet other operating objectives and adapt to market conditions. The timing and impact of future sales of our investments, if any, cannot be predicted with any certainty.

To the extent that we enter into repurchase agreements, we will be required to pledge additional assets as collateral to our repurchase agreement counterparties (i.e., lenders) when the estimated fair value of the existing pledged collateral under such agreements declines and such lenders, through a margin call, demand additional collateral. Margin calls result from a decline in the value of our investments collateralizing the repurchase agreements, generally following the monthly principal reduction of such investments due to scheduled amortization and prepayments on the loans or underlying mortgages, changes in market interest rates, a decline in market prices affecting such investments and other market factors. To cover a margin call, we may pledge additional investments or cash. At maturity, cash on deposit as collateral (i.e., restricted cash), if any, would generally be applied against the repurchase agreement balance, thereby reducing the amount borrowed. Should the value of our investments suddenly decrease, significant margin calls on our repurchase agreements could result, causing a material adverse change in our liquidity position.

Leverage policies

We expect that the amount of leverage we incur will be consistent with our intention of keeping our total borrowings within a conservative range, as determined by our Manager, taking into account a variety of factors, which may include the anticipated liquidity and price volatility of the target assets in our investment portfolio, the potential for losses and extension risk in our portfolio, the gap between the duration of our assets and liabilities, including hedges, the availability and cost of financing our assets, the creditworthiness of our financing counterparties, the health of the U.S. economy and commercial and residential mortgage markets, the outlook for the level, slope, and volatility of interest rate movement, the credit quality of our target assets and the collateral underlying our target assets. In utilizing leverage, we will seek to enhance equity returns while limiting interest rate exposure. We expect to access more traditional borrowings such as credit facilities and repurchase agreements. Consistent with our strategy of keeping our total borrowings within a conservative range, initially we expect that our leverage will be in an amount that is approximately 35% of the value of our total assets on a portfolio basis, except in conjunction with financings that may be available to us through government sponsored debt programs, such as the TALF. To the extent that we utilize the financing available under such government sponsored debt programs, we expect to incur significantly more leverage. For example, with respect to the TALF, we expect to finance up to 85% of each of our eligible CMBS assets on a non-recourse basis.

Our charter and bylaws do not limit the amount of indebtedness we can incur, and our board of directors has discretion to deviate from or change our indebtedness policy at any time. We use leverage for the sole purpose of financing our portfolio and not for the purpose of speculating on changes in interest rates. We currently do not have any commitments for financing and there can be no assurance that debt financing will be available to us on attractive terms. In the future, we may also seek to raise further equity capital or issue debt securities in order to fund our future investments.

Contractual obligations and commitments

We had no contractual obligations as of September 23, 2009. Upon completion of this offering, we will enter into a management agreement with our Manager. Our Manager will be entitled to receive a base management fee and the reimbursement of certain expenses. See “Our Manager and the management agreement—Management fees, expense reimbursements, termination fee and refund of underwriting payment.”

Our Manager will use the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, will receive no cash compensation directly from us.

We expect to enter into certain contracts that may contain a variety of indemnification obligations, principally with brokers, underwriters and counterparties to repurchase agreements. The maximum potential future payment amount we could be required to pay under these indemnification obligations may be unlimited.

Off-balance sheet arrangements

We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured investment vehicles, or special purpose or variable interest entities, established to facilitate off-balance sheet arrangements or other contractually narrow or limited purposes. Further, we have not guaranteed any obligations of unconsolidated entities or entered into any commitment or intent to provide additional funding to any such entities.

Dividends

We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We intend to pay regular quarterly dividends to our stockholders in an amount equal to our net taxable income, if and to the extent authorized by our board of directors. Before we pay any dividend, whether for U.S. federal income tax purposes or otherwise, we must first meet both our operating requirements and debt service on our repurchase agreements and other debt payable. If our cash available for distribution is less than our net taxable income, we could be required to sell assets or borrow funds to make cash distributions or we may make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. In addition, prior to the time we have fully used the net proceeds of this offering and the concurrent private placement to acquire our target assets, we may fund our quarterly distributions out of such net proceeds.

Inflation

Virtually all of our assets and liabilities will be interest rate sensitive in nature. As a result, interest rates and other factors influence our performance far more so than does inflation. See “—Factors impacting our operating results—Changes in market interest rates.” Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Our financial statements are prepared in accordance with GAAP and our distributions will be determined by our board of directors consistent with our obligation to distribute to our stockholders at least 90% of our REIT taxable income on an annual basis in order to maintain our REIT qualification; in each case, our activities and balance sheet are measured with reference to historical cost and/or fair market value without considering inflation.

Quantitative and qualitative disclosures about market risk

We seek to manage our risks related to the credit quality of our assets, interest rates, liquidity, prepayment speeds and market value while, at the same time, seeking to provide an opportunity to stockholders to realize attractive risk-adjusted returns through ownership of our capital stock.

While we do not seek to avoid risk completely, we believe the risk can be quantified from historical experience and seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.

Credit risk

One of our strategic focuses is acquiring assets which we believe to be of high credit quality. We believe this strategy will generally keep our credit losses and financing costs low. However, we do expect to be subject to varying degrees of credit risk in connection with our other target assets. Our Manager will seek to mitigate this risk by seeking to acquire high quality assets, at appropriate prices given anticipated and unanticipated losses and by deploying a value-driven approach to underwriting and diligence, consistent with Apollo’s historical investment strategy, with a focus on current cash flows and potential risks to cash flow. Our Manager will enhance its due diligence and underwriting efforts by accessing Apollo’s extensive knowledge base and industry contacts. Nevertheless, unanticipated credit losses could occur which could adversely impact our operating results.

Interest rate risk

Interest rates are highly sensitive to many factors, including fiscal and monetary policies and domestic and international economic and political considerations, as well as other factors beyond our control. We will be subject to interest rate risk in connection with our target assets and our related financing obligations. For a discussion of how increases or decreases in market interest rates may impact our business, see “—Factors impacting our operating results—Changes in market interest rates.”

To the extent consistent with maintaining our REIT qualification, we will seek to manage risk exposure to protect our portfolio of financial assets against the effects of major interest rate changes. We generally seek to manage this risk by:

•	attempting to structure our financing agreements to have a range of different maturities, terms, amortizations and interest rate adjustment periods;

•	using hedging instruments, interest rate swap agreements and interest rate cap agreements; and

•	to the extent available, using securitization financing to better match the maturity of our financing with the duration of our assets.

We may seek to mitigate interest rate risk by deploying hedging strategies such purchasing an interest rate swap that has the effect of converting a floating rate loan to a fixed rate loan.

Prepayment risk

Prepayment risk is the risk that principal will be repaid at a different rate than anticipated, causing the return on an asset to be less than expected. We do not anticipate facing prepayment risk on most of our portfolio of assets since we anticipate that most of our commercial loans directly held by us or securing our CMBS assets will contain provisions preventing prepayment or imposing prepayment penalties in the event of loan prepayments.

Market risk

Market value risk.    Our available-for-sale securities will be reflected at their estimated fair value, with the difference between amortized cost and estimated fair value reflected in accumulated other comprehensive income pursuant to SFAS 115. The estimated fair value of these securities fluctuates primarily due to changes in interest rates and other factors. Generally, in a rising interest rate environment, the estimated fair value of these securities would be expected to decrease; conversely, in a decreasing interest rate environment, the estimated fair value of these securities would be expected to increase. As market volatility increases or liquidity decreases, the fair value of our assets may be adversely impacted. If we are unable to readily obtain independent pricing to validate our estimated fair value of the securities in our portfolio, the fair value gains or losses recorded in other comprehensive income may be adversely affected.

Real estate risk.    Commercial mortgage assets are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions; changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; and retroactive changes to building or similar codes. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay the underlying loans or loans, as the case may be, which could also cause us to suffer losses.

Business

Our company

Apollo Commercial Real Estate Finance, Inc. is a newly organized commercial real estate finance company that has been formed primarily to originate, invest in, acquire and manage senior performing commercial real estate mortgage loans, commercial mortgage-backed securities, or CMBS, commercial real estate corporate debt and loans and other commercial real estate-related debt investments in the U.S. We refer to these asset classes as our target assets.

We will be externally managed and advised by ACREFI Management, LLC, or our Manager, a recently formed indirect subsidiary of Apollo Global Management, LLC. Apollo is a leading global alternative asset manager in private equity, distressed debt and mezzanine investing since 1990. Apollo had total assets under management of $38.3 billion as of June 30, 2009. Our Manager will be led by an experienced team of senior real estate professionals, including Joseph F. Azrack, who will also serve as our Chief Executive Officer, Scott Weiner, who will serve as our Manager’s Chief Investment Officer and Stuart A. Rothstein, who will serve as our Chief Financial Officer. Messrs. Azrack, Weiner and Rothstein will be supported by a team of senior executives who have significant experience in commercial property ownership and finance. Our Manager will also draw upon the extensive transactional, financial, managerial and investment skills of Apollo’s private equity, credit-oriented capital markets and real estate investment professionals. We believe our relationship with Apollo will provide us with significant advantages in sourcing, evaluating, underwriting and managing investments in our target assets.

Our objective is to capitalize on both the current lack of debt capital available for commercial real estate assets and fundamental changes that have occurred in the commercial real estate finance industry to provide attractive risk adjusted returns to our stockholders over the long term, primarily through dividends and secondarily through capital appreciation. Our primary purpose is to create a diversified portfolio of performing commercial real estate mortgage loans and CMBS assets that will be held to maturity and which we expect will provide stable attractive cash flow yields for our stockholders.

We believe that the current market environment presents a compelling opportunity to achieve attractive risk adjusted returns in senior performing commercial real estate debt investments. We believe that in each of the next three years, approximately $400 billion of commercial real estate loans are expected to mature and that markets are likely to face a void of several hundred billion dollars over this period that must be filled by new mortgage lenders since the supply of debt from traditional lending sources is anticipated to be less than the volume necessary to refinance maturing real estate loans. Beginning in mid-2007, global financial markets encountered a series of events from the collapse of the sub-prime mortgage market to the ensuing dramatic widening of credit spreads and corresponding broad-scale freezing of corporate lending. These events led to a significant dislocation in capital markets and created a severe shortage of debt capital across markets, a deleveraging of the entire global financial system and a severe decline in the market values of mortgage, real estate-related and other financial assets. As a result of these conditions, many traditional commercial real estate mortgage loan and securities investors have suffered severe losses in their loan and securities portfolios and several major market participants have failed or been impaired, resulting in a severe contraction in market liquidity and a sharp reduction in the availability of credit for real estate-related assets. The resulting illiquidity has negatively affected both the terms and availability of financing for all real estate-related assets, and has generally resulted in real estate-related assets trading at significantly lower prices and higher yields compared to prior periods.

We intend to originate, invest in, acquire and manage a diversified portfolio of our target assets. To identify attractive opportunities within our target assets, we intend to rely on the expertise of our Manager and its affiliates as well as their platform, which integrates real estate experience with private equity and capital markets experience, in transaction sourcing, underwriting, and execution as well as in asset operation, management and disposition. As a result of current market dislocations, in the near to medium term, we anticipate a significant opportunity to originate and purchase senior performing commercial real estate mortgage loans and other debt investments at attractive yields, high debt service coverage ratios, and low loan-to-values on high quality real estate-related assets.

Although we are not required to maintain any particular leverage ratio, we expect that the amount of leverage we will incur will be consistent with our intention of keeping our total borrowings within a conservative range, as determined by our Manager. We expect to access more traditional borrowings such as credit facilities and repurchase agreements. In utilizing leverage, we will seek to enhance equity returns while limiting interest rate exposure.

We believe we have a competitive advantage relative to other existing comparable mortgage REITs because we do not have a legacy portfolio of lower-return or problem assets that could potentially dilute the attractive returns that we believe are available in the current liquidity-challenged environment. In comparison, management teams with legacy assets are distracted by asset management, workouts, foreclosures and litigation. We also do not have any conflicts to manage with other funds or businesses that are in senior commercial real estate lending. Therefore, we will not have any adverse credit exposure to, and our performance will not be negatively impacted by, previously purchased assets or conflicts.

We are organized as a Maryland corporation and intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with the year ending December 31, 2009. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the 1940 Act.

Our Manager

We will be externally managed and advised by our Manager, an indirect subsidiary of Apollo Global Management, LLC. Pursuant to the terms of a management agreement between us and our Manager, our Manager will be responsible for administering our business activities and day-to-day operations and will provide us with our management team and appropriate support personnel. Our Manager will at all times be subject to the supervision and oversight of our board of directors and has only such functions and authority as we delegate to it. We do not expect to have employees.

Our Manager has access to Apollo’s senior management team which has extensive experience in identifying, financing, analyzing, hedging and managing real estate and real estate-related equity, debt and mezzanine investments, as well as a broad spectrum of other private equity and capital markets investments. Our Manager will be led by our Chief Executive Officer, Joseph F. Azrack and the rest of its senior management team, including Scott Weiner, our Manager’s Chief Investment Officer and Stuart A. Rothstein, our Chief Financial Officer. Mr. Azrack is also the managing partner of Apollo Global Real Estate Management, L.P., an indirect subsidiary of Apollo Global Management, LLC, and a leader of its investing efforts. Mr. Azrack has 30 years of real estate investment management experience. Prior to joining Apollo, Mr. Azrack was President and Chief Executive Officer of Citi Property Investors where he chaired the firm’s Management Committee and Investment Committees, directing investment policy and strategy. Before that time, Mr. Azrack was Chief Executive Officer and Chairman of AEW Capital Management, L.P., and founder and President of the AEW Partners Funds. Mr. Weiner has over 13 years experience in real estate lending. Prior to joining Apollo, Mr. Weiner was a Managing Director in charge of the U.S. Commercial Real Estate Large Loan and Structured Loan business at Barclays Capital. In this capacity, Mr. Weiner managed the origination, pricing, structuring and closing of fixed and floating rate first mortgage loans and mezzanine loans throughout the U.S. He was also active in Barclays Capital’s syndication of loans. Until 2005, he worked at Lehman Brothers where he specialized in both the origination and purchase of first mortgage loans and mezzanine loans. Our Manager has formed an Investment Committee which will advise and consult with our Manager’s senior management team with respect to our investment strategy, investment portfolio holdings, sourcing, financing and leverage strategies and investment guidelines and will approve our investments. In addition to Messrs. Azrack, Weiner and Rothstein, our Manager’s Investment Committee will consist of senior executives of Apollo, including Marc Rowan (Managing Partner of Apollo), James Zelter (Managing Partner of Apollo’s capital markets business), Henry Silverman (Chief Operating Officer of Apollo) and Eric Press (Partner of Apollo’s private equity business). See “Our Manager and the management agreement—Biographical information” for biographical information regarding these individuals.

In addition to our Manager’s responsibility for administering our business activities and day-to-day operations, we believe that our relationship with our Manager will provide us access to broad referral networks, experience in capital markets, credit analysis, debt structuring, hedging and asset management, as well as corporate operations, finance and governance. Our Manager’s portfolio management resources and infrastructure are fully scalable to support our activities.

About Apollo

Founded in 1990, Apollo is a leading global alternative asset manager with a contrarian and value-oriented investment approach in private equity and credit-oriented capital markets. Apollo has a flexible mandate that enables it to invest opportunistically across a company’s capital structure throughout economic cycles. Although Apollo has not sponsored or managed an investment fund that is organized primarily for the purpose of investing in real estate or real estate-related assets, Apollo has a long-standing presence in the real estate market and extensive relationships with the real estate investment, corporate, lending and brokerage communities. We expect this experience and these relationships to be valuable sources for deal flow and real estate market intelligence. In addition, Apollo’s senior executives and investment professionals have significant experience investing in real estate and real estate-related assets. Apollo raises, invests and manages private equity and credit-oriented capital markets funds on behalf of some of the world’s most prominent pension and endowment funds as well as other institutional and individual investors. Apollo is led by its managing partners, Leon Black, Joshua Harris and Marc Rowan, who have worked together for more than 20 years and lead a team of 389 employees, including 131 investment professionals as of June 30, 2009. This team possesses a broad range of transactional, financial, managerial and investment skills. Apollo has offices in New York, London, Los Angeles, Frankfurt, Singapore, Luxembourg and Mumbai.

Apollo’s objective is to achieve superior risk-adjusted returns for its investors throughout economic cycles. Apollo’s investment approach is value-oriented, focusing on industries in which it has considerable knowledge and emphasizing downside protection and capital preservation. Apollo is also often contrarian in its investment approach. This is reflected in the businesses in which Apollo chooses to invest, the often complex structures it employs in some of its investments and its experience in investing during periods of uncertainty or distress in the economy or financial markets.

Historically, Apollo has operated two businesses which are generally operated in an integrated manner: private equity and credit-oriented capital markets. In 2008, Apollo expanded its capabilities by hiring senior investment professionals to pursue commodities and real estate investment strategies. Apollo’s investment professionals frequently collaborate and share information including market insight, executive management, consultant and banking contacts as well as potential investment opportunities, which contributes to Apollo’s “library” of extensive industry knowledge and enables Apollo to successfully invest across a company’s capital structure. We believe that Apollo’s integrated approach towards investing distinguishes it from other alternative asset managers. Apollo had assets under management of $38.3 billion as of June 30, 2009, consisting of $27.0 billion in its private equity business and $11.3 billion in its capital markets business. In addition, as of June 30, 2009, approximately $5.0 billion of Apollo’s assets under management was in publicly traded vehicles managed by Apollo. See Appendix I for a discussion of how Apollo calculates assets under management.

We believe our relationship with Apollo will provide us with significant advantages in sourcing, evaluating, underwriting and managing investments. Apollo has long-standing relationships with its investors as well as extensive corporate finance and lending relationships that we believe will facilitate attractive and creative means to originate transactions and finance our business.

Market opportunities

We believe that the current market environment presents a compelling opportunity to achieve attractive risk adjusted returns in senior performing commercial real estate debt investments. Beginning in mid-2007, global financial markets encountered a series of events from the collapse of the sub-prime residential mortgage market to the ensuing dramatic widening of credit spreads and corresponding broad-scale freezing of corporate lending. These events led to a significant dislocation in capital markets and created a severe shortage of debt capital across markets, a deleveraging of the entire global financial system and a severe decline in the market for mortgage, real estate-related and other financial assets. As a result of these conditions, many traditional commercial real estate mortgage loan and securities investors have suffered severe losses in their loan and securities portfolios and several major market participants have failed or been impaired. We expect to capitalize on these market dislocations and the resulting capital void.

An estimated $3.5 trillion of commercial real estate debt is outstanding, the break-up of which is illustrated in Chart 1 below.

The current illiquidity facing the market can be traced back to the beginning of this decade which found CMBS volume increasing at a rapid pace from 2001 to 2007. During this period, capitalization rates on commercial real estate declined to historic lows and commercial real estate transaction volume peaked at close to $500 billion annually. Since the market downturn began, issuance of CMBS in the U.S. has dropped from $230 billion in 2007 to $12 billion in 2008, as shown in Chart 2 below.

The resulting illiquidity has negatively affected both the terms and availability of financing for all real estate-related assets and has generally resulted in real estate-related assets trading at significantly lower prices and higher yields compared to prior periods. The recent period has also been characterized by a broad-based downward movement in loans and securities valuations, even though different commercial mortgage pools have exhibited widely different default rates and performance characteristics. The dislocations in real estate markets have already caused, and we believe will continue to cause, a dramatic repricing of real estate assets. Due to this repricing of real estate assets since mid-2007 and the continuing uncertainty in the direction of the real estate markets, a void in the debt and equity capital available for investing in real estate has been created as many banks, insurance companies, finance companies and fund managers either face insolvency or have determined to reduce or discontinue investment in debt or equity related to real estate.

As indicated in Chart 3 below, a survey of loan officers indicates that a majority of banks have implemented tighter commercial real estate credit standards over the last seven fiscal quarters. As a result of tightening commercial real estate underwriting standards and depressed real estate fundamentals, we believe the market has experienced a sharp reduction in the availability of credit for commercial real estate-related assets and the cost of mortgage financing has increased.

As illustrated in Chart 4 below, in each of the next three years, it is estimated that approximately $400 billion of commercial real estate loans are expected to mature.

The commercial real estate finance markets are likely to face a void of several hundred billion dollars over this period that must be filled by new mortgage lenders since the supply of debt from traditional lending sources is anticipated to be less than the volume necessary to refinance maturing real estate loans, as illustrated in Chart 5 below. As a result, in the near to medium term, we anticipate a significant opportunity to acquire and originate senior performing commercial real estate mortgage loans and other performing real estate-related securities at attractive yields, high debt service coverage ratios and low loan-to-values on high quality real estate assets which are senior in the capital structure, performing and can be held to maturity.

The current dislocation in the commercial real estate market has resulted in commercial mortgage spreads widening significantly, as illustrated in Chart 6 below.

U.S. property market conditions

As the broader economy remains in a recession, we believe the U.S. commercial real estate markets are continuing to experience further degradation of operating fundamentals, including lower occupancy and rental rates. Historically, commercial real estate fundamentals have tended to lag the broader economy. Primary determinants of revenue for income producing real estate include occupancy and rental rate levels, which are most heavily influenced by business expansion plans and new supply of property. At the end of an economic expansion, the overhang of new development in conjunction with a decrease in demand for space often puts additional pressure on real estate fundamentals as economic activity slows. Conversely, businesses often wait until they are certain of an economic recovery before expanding their operations or payrolls. As a result, tenant decisions affecting leasing of space and occupancy become a derivative of the health of the employment market and real estate performance expresses itself as a lagging indicator.

We believe that commercial real estate markets generally entered the current economic slowdown in relatively strong condition, as there was limited new supply added during this cycle due to moderate job growth, high construction costs and supply overhang from the 2001 economic recession. Despite the relatively restrained new supply in most commercial real estate asset classes, the drastic decline in consumer spending and high unemployment rates may have more dramatic negative effects on real estate demand fundamentals during this cycle. Since commercial real estate fundamentals tend to lag the broader economy, commercial real estate cash flows and values in the U.S. may continue to erode and may, on average, not stabilize until after a recovery in the broader economy, as illustrated in Chart 7 below which assumes an economic improvement in the future.

Our Manager monitors the economic outlook and real estate fundamentals on a continuous basis and expects to reflect the probable economic conditions and their impact on real estate operating fundamentals over the next several years in its evaluation and cash flow analyses of investment opportunities. Our Manager will employ a value-driven approach to underwriting and diligence, consistent with Apollo’s historical investment strategy. Each prospective investment will receive a rigorous, credit-oriented evaluation towards determining the risk/return profile of the opportunity and the appropriate pricing and structure for the prospective investment. Detailed financial modeling and analysis will be used to assess the cash flow and debt service coverage characteristics of the properties. Focus will be on current cash flows and potential risks to cash flows such as those associated with tenant credit quality, lease maturities, reversion to market level rental rates, vacancy and expenses. Cash flow analysis and market comparables will be used to determine the current value of the underlying collateral, assess the capacity to repay or refinance upon maturity, as well as understand sensitivities to various potential changes in asset performance, market fundamentals and real estate capital markets. Our Manager will perform extensive property and market-level due diligence, including, where appropriate, site visits, appraisals, tenant profile and credit reviews and market research. The market research will incorporate analysis of demographics, key fundamentals such as employment trends and population growth, comparable transactions and the competitive landscape.

Using a more conservative valuation framework, taking into account the future degradation of cash flows and evolving valuation metrics, coupled with the focus on quality assets, strong sponsorship and supply constrained markets, we believe that we can originate a portfolio of senior performing commercial real estate loans that will weather this real estate cycle. If new underwriting standards were limited to an assumed 65% leverage on a new capital structure that was adjusted for a hypothetical 40% decline in relative values from peak levels as indicated in the hypothetical scenario illustrated in Chart 8 below, the newly originated first mortgage loan would have an assumed last dollar exposure of 60% below peak values. This mathematical construct is graphically illustrated in the diagram included in Chart 8 below. We also believe that concentrating on the most senior pieces of the capital structure will provide the necessary margin of safety and attractive risk adjusted returns while reducing risks.

We intend to focus our investing efforts on the core, income-producing commercial property types, including office, retail, multifamily and industrial. We will seek to identify properties principally of these types that have above average locational characteristics, market demand generators, competitive leasing rates, stable cash flow characteristics and experienced and well-capitalized borrowers.

Governmental response

In an effort to stem the fallout from current market conditions, the U.S. and other nations have begun to inject unprecedented levels of liquidity into the financial system and take other actions designed to create a floor in financial asset valuations, restore stability to the financial sector and support the flow of credit and other capital into the broader economy. These policies have included the creation of the Term Asset-Backed Securities Loan Facility, or the TALF, which provides attractive non-recourse government financing to purchase highly rated tranches of certain qualifying CMBS and ABS and the PPIP, which is designed to encourage the transfer of illiquid legacy real estate-related assets off of the balance sheets of financial institutions, by making attractive government financing and guarantees available to potential buyers of these assets. See “Management’s discussion and analysis of financial condition and results of operations” for a detailed discussion of the TALF and other government initiatives and strategies. Where appropriate, we may take advantage of financing that may become available under government programs in order to enhance stockholder returns.

Our business strengths and competitive advantages

Diversified portfolio of senior, performing, cash-flowing, hold-to-maturity commercial mortgage debt

We intend to create a diversified portfolio of senior, performing commercial real estate mortgage loans (loans on which the borrower is in substantial compliance with the terms of the loan agreement) and CMBS assets. We expect to fill part of the current liquidity gap in the commercial mortgage loan and CMBS markets by primarily originating and acquiring first mortgage loans that meet our underwriting standards with the intention of being a hold-to-maturity investor. It is our intention to invest in our target assets which will primarily have a senior position in the commercial real estate asset capital structure. We will seek to make loans in major metropolitan areas that exhibit attractive long-term demographics and fundamentals such as strong population and household income and employment trends, as well as, attractive real estate supply/demand dynamics. As a long-term holder of commercial real estate loans and securities, we will be focused on evaluating and verifying the quality of the underlying assets and operating cash flows.

We intend to employ the experience and relationships of our Manager and service providers to source, underwrite and manage our investment portfolio. Our Manager is made up of investment professionals who have experienced past real estate and economic cycles. Our Manager expects to implement underwriting standards founded on fundamental market and credit analyses with a focus on current and sustainable cash flows. Our Manager’s underwriting standards are expected to place a particular emphasis on due diligence of the sponsor/borrower. As a result of the experience and relationships of our Manager, we expect to be able to employ investment product origination channels, including established loan correspondent and servicing relationships that will provide us with a national network of loan sourcing, evaluation and servicing capabilities.

Experienced management team

Apollo Global Real Estate Management, L.P., our Manager’s parent entity, is the real estate investment management group of Apollo. Led by Joseph F. Azrack, who is also our Chief Executive Officer, Apollo Global Real Estate Management, L.P. has assembled a multi-disciplinary team of real estate investment professionals, including Scott Weiner, our Manager’s Chief Investment Officer, that work integrally with other Apollo investment groups to source, underwrite and structure investments in commercial real estate assets, companies and operating platforms. Members of Apollo Global Real Estate Management, L.P. have participated in over $100 billion of real estate investments, real estate mergers and acquisitions, initial public offerings of real estate operating companies, innovative project and corporate real estate financings, as well as individual property acquisitions and financings. The dedicated Apollo Global Real Estate Management, L.P. team has significant experience in real estate investment, finance and operations. The experience and skills of the Apollo Global Real Estate Management, L.P. team members are complemented by those of Apollo’s private equity and credit-oriented capital markets teams, who work together to source, structure and manage portfolio investments. Apollo’s managing partners have worked together for more than 20 years and lead a team of 131 investment professionals as of June 30, 2009, who possess a broad range of transactional, financial, managerial and investment expertise. We believe Apollo’s integrated investment model offers its clients and partners deep industry relationships, market intelligence and execution capabilities. See “Our Manager and the management agreement” for a more detailed description of our Manager.

No legacy portfolio

We believe we have a competitive advantage relative to other existing comparable mortgage REITs because we do not have a legacy portfolio of lower-return or problem real estate assets that could potentially dilute the attractive returns that we believe are available in the current liquidity-challenged environment and distract our Manager’s focus from our investment strategy. Unlike many of our competitors who find themselves burdened by legacy issues and have exposure to residential mortgage loans that are delinquent or commercial mortgage loans that were originated during periods of peak liquidity, resulting in disadvantaged terms and mispricing of risk on loans, we will be an independent commercial real estate finance company, focused on performing commercial real estate mortgage loans and CMBS assets. As a new business, our portfolio of target assets will consist of newly acquired and currently priced assets and we will have no preexisting assets or legacy exposures. Therefore, we will not have any adverse credit exposure to, and our performance will not be negatively impacted by, previously purchased assets.

Superior sourcing capabilities

We expect our Manager to be able to utilize Apollo’s extensive proprietary relationships in the public and private real estate ownership, development, financing and services communities. These relationships are complemented by those of Apollo’s corporate private equity and capital markets partners in multiple industry categories. We also expect our Manager’s relationship with Apollo to provide us with access to Apollo’s long standing and deep relationships with major commercial and investment banking firms and we expect to be able to access investment opportunities generated by these financial institutions. In addition, we believe that many of Apollo’s investors in its private equity and capital markets funds have substantial real estate portfolios that we believe will provide our Manager with a potential source of proprietary transactions. We believe these relationships will enable our Manager to identify new investment opportunities as we seek to deploy our capital and maximize our risk-adjusted returns.

Our Manager has established national correspondent relationships (which are non-exclusive contractual relationships that will provide us with additional sources to originate certain of our target assets) with CBRE Capital Markets of Texas, L.P. and Holliday Fenoglio Fowler, L.P. CBRE Capital Markets of Texas, L.P. and Holliday Fenoglio Fowler, L.P. are two of the largest commercial real estate capital intermediaries in the U.S. CBRE Capital Markets of Texas, L.P. has over 100 professionals in 32 offices throughout the U.S. and has closed more than $87 billion of debt-related transactions in the past five years. Holliday Fenoglio Fowler, L.P. has over 300 professionals in 17 offices throughout the U.S. and has closed more than $100 billion of debt-related transactions in the past five years. We believe these relationships will dramatically improve the scale and scope of our whole-loan origination platform.

Significant benefits from our relationship with Apollo

Apollo operates as an integrated investment platform with a free flow of information across its businesses. Apollo’s investment professionals interact frequently across its businesses on a formal and informal basis. We believe Apollo’s integrated investment model, which offers its clients and partners deep industry relationships, market intelligence and execution capabilities, distinguishes it from other alternative asset managers. We expect that our Manager will be able to leverage Apollo’s perspective and expertise in debt capital markets. Apollo has a longstanding presence in real estate markets and extensive relationships with the real estate investment, corporate, lending and brokerage communities. We expect this experience and these relationships to be valuable sources for deal flow and real estate market intelligence. As of June 30, 2009, Apollo managed 13 credit-oriented capital markets funds with assets under management of $11.3 billion. These vehicles include mezzanine funds, a European non-performing loan fund, distressed funds, hedge funds and credit opportunity funds. Between September 30, 2007 and June 30, 2009, Apollo’s private equity and capital markets funds have invested a combined $27.9 billion in debt securities with a face value of $38.7 billion. The $27.9 billion invested includes $19.9 billion of capital from the funds managed by Apollo and $8.0 billion of additional leverage. We believe that Apollo’s broad participation in debt capital markets provides our Manager with insights to evaluate opportunities across the spectrum of our target assets, including senior performing commercial real estate mortgage loans, CMBS, commercial real estate corporate debt and loans and other real estate-related debt investments, and identify those opportunities offering the most compelling risk-return profile.

Since its inception over 19 years ago, Apollo has forged deep investor relationships founded on successful investment performance throughout economic cycles and has a track record of building leading franchise businesses. We believe Apollo’s disciplined and prudent management of its investors’ capital has facilitated the growth of its existing businesses. Apollo has also launched several new businesses in the past focusing on new investment strategies. Apollo has expanded its base of investors by accessing permanent capital through several publicly traded vehicles. Apollo has consistently invested capital throughout economic cycles by focusing on opportunities that were often overlooked by other investors. We believe that our ability to leverage the Apollo platform and the knowledge and experience that Apollo’s professionals have garnered in building businesses around new strategies and across market cycles will benefit our Manager’s sourcing, evaluation and structuring of performing commercial mortgage loans.

Alignment of Apollo’s and our interests and no conflicts of interest with Other Apollo Vehicles

We have taken steps to structure our relationship with Apollo and our Manager so that our interests and those of Apollo and our Manager are closely aligned. Apollo and certain of its affiliates have agreed to purchase in a separate private placement, at the initial public offering price per share, shares of our common stock representing an aggregate investment equal to 5%

of the gross proceeds raised in this offering, excluding the underwriters’ overallotment option, up to $10 million. Upon completion of this offering and the concurrent private placement, Apollo and certain of its affiliates will beneficially own 4.6% of our outstanding common stock (or 4.1% if the underwriters fully exercise their overallotment option). Apollo and certain of its affiliates have agreed that, for a period of 12 months after the date of this prospectus, they will not, without our prior written consent, dispose of or hedge any shares of our common stock purchased in the private placement, subject to certain exceptions in certain circumstances as described elsewhere in this prospectus. We believe that the significant investment in us by Apollo and certain of its affiliates will align our interests with those of Apollo, which will create an incentive for Apollo to maximize returns for our stockholders.

Further, no existing Apollo sponsored investment vehicle currently focuses on our target asset classes as part of its core investment strategy and no existing Other Apollo Vehicle currently holds significant investments in our target assets. Consequently, we do not anticipate competing with any Other Apollo Vehicle for our target assets. See “Our management—Conflicts of interest.”

Our target assets

The following is a discussion of the assets our Manager will target for origination and acquisition:

Whole loans.    We expect to acquire and originate performing commercial whole mortgage loans secured by a first mortgage lien on commercial property, which are structured to either permit us to retain the entire loan, or sell the lower yielding senior portions of the loans and retain the higher yielding subordinate investment. Typically, borrowers of these loans are institutions and real estate operating companies and investors; however, our strategy will be focused on serving institutional quality borrowers. These loans are secured by commercial real estate assets in a variety of industries with a variety of characteristics. We anticipate that the typical investment size for our commercial mortgage loans will range between $25 and $75 million. While we expect to originate both fixed and floating rate loans with maturities generally ranging from five to ten years, we expect that we will primarily originate fixed rate loans, and we expect to hold these loans to maturity. We may originate and own entire whole loans or in some cases may choose to originate and syndicate a portion of the risk or participate in syndications led by other institutions. In some cases, we may originate and fund a first mortgage loan with the intention of selling the senior tranche, or an A Note, and retaining the subordinated tranche, or a B Note, or mezzanine loan tranche. We may seek, in the future, to enhance the returns of all or a senior portion of our commercial mortgage loans through securitizations, should the market to securitize commercial mortgage loans recover. Initially, our primary focus will be commercial properties in the office, retail, hotel, industrial and apartment sectors. In addition to interest, we may receive origination fees, extension fees, modification or similar fees in connection with our whole mortgage loans. Our strategy does not include the purchase of loans that are non-performing or distressed at the time of purchase.

Commercial mortgage-backed securities.    In a CMBS transaction, many single mortgage loans of varying size, property type and location are pooled for aggregation and diversification and transferred to a trust. The trust issues a series of certificates that may vary in yield, duration and payment priority. Nationally recognized statistical rating organizations then assign credit ratings to the various certificate classes. The credit ratings indicate the perceived creditworthiness of the class of certificates (i.e., the borrower’s ability to meet its financial commitment on the obligation). Generally, rating agencies base their ratings on such material and information, and their own investigations, studies and assumptions, as they deem appropriate. “Investment grade” generally refers to one of the four highest rating categories of a national statistical rating organization, such as S&P, Moody’s Investors Service, Inc. or Fitch, Inc. Certificates rated Aaa/AAA through Baa3/BBB- are considered “investment-grade.” Credit ratings of Ba1/BB+ through Caa3/CCC are considered below investment grade and there may be an unrated class which is subordinate to the lowest rated certificate class.

Traditionally, investors selected CMBS for purchase based on their credit risk tolerance and their yield and duration preferences. Each month the interest received from all of the pooled loans is paid to the investors, starting with those investors holding the highest rated certificates, until all accrued interest on such certificates is paid. Then interest is paid to the holders of the next highest rated certificates and so on. The same payment structure is generally used with respect to principal as payments are received. This sequential payment structure is generally referred to as the “waterfall.” If there is a shortfall in contractual loan payments from the borrowers or if loan collateral is liquidated and does not generate sufficient proceeds to meet payments on all certificate classes, the investors in the most subordinate certificate class will incur a loss with further losses impacting more senior classes in reverse order of priority.

The yields on CMBS depend on the timely payment of interest on and principal of the underlying mortgage loans, and defaults by the borrowers under such loans may ultimately result in deficiencies and shortfalls on the CMBS. In the event of a shortfall by the issuer of the CMBS, the trustee for the benefit of the holders of CMBS has recourse only to the underlying pool of mortgage loans and, if an underlying mortgage loan is in default, to the property securing such loan. After the trustee has exercised all of the rights of a lender under a defaulted mortgage loan and the related mortgaged property has been liquidated, no further remedy will be available. However, holders of senior classes of CMBS will be protected to a certain degree by the structural features of the securitization transaction within which such CMBS were issued, such as the subordination of the junior classes of CMBS.

In general, we will target for acquisition “investment grade” CMBS issued on or after September 1, 2009. In addition, we will also seek to acquire CMBS issued prior to January 1, 2009 with an emphasis on tranches that have retained their Aaa/AAA credit rating based on the current underwriting criteria of the nationally recognized statistical rating organizations. As discussed in more detail under “Management’s discussion and analysis of financial condition and results of operations,” we may be able to acquire the AAA tranches of CMBS issued on or after January 1, 2009 and legacy CMBS that have retained their AAA credit ratings through attractive low cost financing that may become available to us under the TALF. We currently do not intend to invest in “non-investment grade” CMBS.

Non-core assets.    In addition, we anticipate that we will invest selectively and opportunistically in the following non-core asset classes:

Commercial real estate corporate debt.    We may acquire the corporate bank debt and corporate bonds of commercial real estate operating or finance companies, including REITs. Corporate bank debt may be in the form of a term loan or a revolving credit facility and is generally secured by the company’s assets. A substantial portion of the corporate bank debt is the most senior position in the company’s corporate liabilities and thus provides most safety and achieves high recovery rates historically. Corporate bonds may be secured by the company’s assets or may not provide for any security. We may acquire high yield bonds of commercial real estate operating or finance companies, which are debt obligations of corporations and other non-governmental entities rated below BBB- (or Baa3), as well as investment grade corporate bonds, which are debt obligations of corporations and other non-governmental entities rated BBB- (or Baa3) or higher. To the extent we acquire corporate bank debt and corporate bonds, we expect that a significant amount of the holdings will not be secured by liens on real estate assets. A substantial portion of the corporate bank debt and investment grade corporate bonds we may hold may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the bond’s maturity. We may also acquire other REIT securities, including convertible bonds, which meet our investment guidelines.

B Notes.    As part of our whole loan origination platform, we may retain from whole loans we acquire or originate, subordinate interests referred to as “B Notes”. B Notes are commercial real estate loans secured by a first mortgage on a single large commercial property or group of related properties and subordinated to a senior interest, referred to as an “A Note”. The loan to value and last dollar of exposure of the B Notes will not differ greatly from the whole loans we originate or acquire, with the key distinction being that the most senior portion of the loan with the least credit risk is owned by a third party lender. Our Manager may opportunistically create higher yielding B Notes when there is an opportunity to sell the A Note at a lower yield thus creating a solid risk adjusted return for the retained B Note. The subordination of a B Note typically is evidenced by an inter-creditor agreement with the holder of the related A Note and the B Note. B Note lenders have the same obligations, collateral and borrower as the A Note lender, but typically are subordinated in recovery upon a default. B Notes share certain credit characteristics with second mortgages, in that both are subject to the greater credit risk with respect to the underlying mortgage collateral than the corresponding first mortgage or A Note. We anticipate that the typical investment size for B Notes generally range between $25 and $50 million. B Notes generally have terms matching those of the whole loan of which they are a part, typically five to ten years and we anticipate that we will acquire both fixed and floating rate loans. We expect to hold B Notes to their maturity.

Mezzanine loans.    Similar to our B Note strategy, we may originate or acquire mezzanine loans originated after January 1, 2009, which are loans made to property owners that are secured by pledges of the borrower’s ownership interests, in whole or in part, in entities that directly or indirectly own the real property. The loan to value and last dollar of exposure of the mezzanine loans will not differ greatly from the whole loans we originate or acquire, with the key distinction being that the most senior portion of the loan with the least credit risk is owned by a third party lender. We anticipate that the mezzanine loans that we originate or acquire will be underwritten on the basis of stabilized cash flowing properties. Mezzanine loans are subordinate to whole mortgage loans secured by first or second mortgage liens on the property and are senior to the borrower’s equity in the property. Upon default, the mezzanine lender can foreclose on the ownership interests pledged under the loan and thereby succeed to ownership of the property, subject to the mortgage holders on the property. In addition to interest, we may receive origination fees, extension fees, modification or similar fees in connection with our mezzanine loans. These investments will typically range in size from $20 and $40 million and have terms from two to five years. Mezzanine loans have maturities that match the maturity of the related mortgage loan but may have shorter or longer terms. We expect to hold these investments to maturity. We expect to hold certain of our mezzanine investments in our TRS.

Miscellaneous assets.    In addition to the other assets described above, we may purchase other mortgage assets if necessary to maintain our qualification as a REIT or our exemption from registration as an investment company under the 1940 Act.

Based upon current market conditions and our current expectations, we anticipate our initial portfolio of target assets will be comprised of between 30% to 50% of whole mortgage loans, 20% to 40% of newly issued CMBS, 0 to 20% of legacy CMBS and 10% to 30% of other non-core assets described above. The allocation of our capital among our target assets will depend on prevailing market conditions at the time we invest and may change over time in response to different prevailing market conditions, including with respect to interest rates and general economic and credit market conditions. There is no assurance that upon the completion of this offering we will not allocate the proceeds from this offering and the concurrent private placement in a different manner among our target assets. In addition, in the future we may invest in assets other than our target assets, in each case subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act.

Our investment strategy

Our objective is to capitalize on both the current lack of debt capital available for commercial real estate assets and fundamental changes that have occurred in the commercial real estate finance industry to provide attractive risk adjusted returns to our stockholders over the long term, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective by originating, investing in, acquiring, financing and managing a diversified portfolio of our target assets. Our primary purpose is to create a diversified portfolio of performing commercial real estate mortgage loans and CMBS assets that will be held to maturity and which we expect will provide stable attractive cash flow yields for our stockholders. To identify attractive opportunities within our target assets, we will rely on the expertise of our Manager and its affiliates as well as their unique platform which integrates real estate experience with private equity and capital markets, in transaction sourcing, underwriting, execution as well as asset operation, management and disposition. In implementing our investment strategy, we will utilize our Manager’s expertise in identifying undervalued senior performing commercial real estate mortgage loans and CMBS as well as its capabilities in transaction sourcing, underwriting, execution and asset operation, management and disposition. Our Manager’s Investment Committee, which will be chaired by Joseph F. Azrack and will also include Marc Rowan, James Zelter, Henry Silverman, Eric Press, Scott Weiner and Stuart A. Rothstein, will make investment, financing, asset management and disposition decisions on our behalf.

As a result of current market dislocations, in the near to medium term, we anticipate a significant opportunity to acquire and originate senior performing commercial real estate mortgage loans and other performing debt investments at attractive yields, high debt service coverage ratios and low loan-to-values on high quality real estate. We also expect our Manager to seek to capitalize on opportunities created by the lack of debt capital available for commercial real estate and to take advantage of opportunistic pricing dislocations created by distressed sellers or distressed capital structures where a lender or holder of a loan or security is in a compromised situation due to the relative size of its portfolio, the magnitude of nonperforming loans, or regulatory/rating agency issues driven by potential capital adequacy or concentration issues. In pursuing investments with attractive risk-reward profiles, we expect that our Manager will incorporate its views of the current and future economic environment, its outlook for real estate in general and particular asset classes and its assessment of the risk-reward profile derived from its underwriting and cash flow analysis, including taking into account relative valuation, supply and demand fundamentals, the level of interest rates, the shape of the yield curve, prepayment rates, financing and liquidity, real estate prices, delinquencies, default rates, recovery of various sectors and vintage of collateral. In general, our Manager intends to pursue a value-driven approach to underwriting and diligence, consistent with Apollo’s historical investment strategy. We expect that each prospective investment will receive a rigorous, credit-oriented evaluation towards determining the risk/return profile of the opportunity and the appropriate pricing and structure for the prospective investment. We intend to make loans in major metropolitan areas that exhibit attractive long-term demographics and fundamentals such as strong population and household income and employment trends and attractive real estate supply/demand dynamics. Our Manager expects to implement underwriting standards founded on fundamental market and credit analyses with a focus on current and sustainable cash flows. Our Manager’s underwriting standards are expected to place a particular emphasis on due diligence of the sponsor/borrower. All investment decisions will be made with a view to maintaining our qualification as a REIT and our exemption from registration under the 1940 Act. The execution of our investment strategy will be aided by our access to, and utilization of, the information provided by recognized market leaders in the industry.

In order to capitalize on the changing sets of investment opportunities that may be present in the various points of an economic cycle, we may expand or refocus our investment strategy by emphasizing investments in different parts of the capital structure and different sectors of real estate. Our investment strategy may be amended from time to time, if recommended by our Manager and approved by our board of directors. We will not be required to seek stockholder approval when amending our investment strategy.

Our financing strategy

We anticipate using borrowings as part of our financing strategy. Depending on market conditions, such borrowings are expected to include credit facilities and repurchase agreements. We may also seek to access financing that may be available to us under government sponsored debt programs such as the TALF. Although we are not required to maintain any particular leverage ratio, including the maximum amount of leverage we may use, we expect that the amount of leverage we incur will be consistent with our intention of keeping our total borrowings within a conservative range, as determined by our Manager, taking into account a variety of factors, which may include the anticipated liquidity and price volatility of our target assets in our investment portfolio, the potential for losses and extension risk in our portfolio, the gap between the duration of our assets and liabilities, including hedges, the availability and cost of financing the assets, the creditworthiness of our financing counterparties, the health of the U.S. economy and commercial and residential mortgage markets, the outlook for the level, slope, and volatility of interest rate movement, the credit quality of our target assets and the collateral underlying our target assets. Consistent with our strategy of keeping our total borrowings within a conservative range, initially we expect that our leverage will be in an amount that is approximately 35% of the value of our total assets on a portfolio basis, except in conjunction with financings that may be available to us through government sponsored debt programs, such as the TALF. To the extent that we utilize the financing available under such government sponsored debt programs, we expect to incur significantly more leverage. For example, with respect to the TALF, we expect to finance up to 85% of each of our eligible CMBS assets on a non-recourse basis. In utilizing leverage, we will seek to enhance equity returns while limiting interest rate exposure. We expect to access more traditional borrowings such as credit facilities and repurchase agreements. To the extent market conditions improve and markets stabilize over time, we expect to increase our borrowing levels. In the future, we may also seek to raise further equity capital or issue debt securities in order to fund our future investments. We currently do not have any commitments for financing.

The following is a description of the types of borrowings we may access in the future:

Credit facilities.    These financings may be collateralized or non-collateralized and may involve one or more lenders. We expect that credit facilities will typically have maturities ranging from two to five years and may accrue interest at either fixed or floating rates.

Repurchase agreements.    Repurchase agreements are financings pursuant to which we will sell our target assets to the repurchase agreement counterparty, the buyer, for an agreed upon price with the obligation to repurchase these assets from the buyer at a future date and at a price higher than the original purchase price. The amount of financing we may receive under a repurchase agreement is limited to a specified percentage of the estimated market value of the assets we sell to the buyer. The difference between the sale price and repurchase price is the interest expense of financing under a repurchase agreement. Under repurchase agreement financing arrangements, the buyer, or lender, could require us to provide additional cash collateral to re-establish the ratio of value of the collateral to the amount of borrowing. A significant decrease in advance rate or an increase in the haircut could result in the borrower having to sell securities in order to meet any additional margin requirements by the lender, regardless of market condition. We expect to mitigate our risk of margin calls by employing leverage that is below what could be used under current advance rates.

Government financing.    We may utilize borrowings under the TALF to finance certain of our CMBS investments. However, as currently constructed, TALF borrowings for CMBS are limited to AAA tranches of CMBS issued on or after January 1, 2009 and to legacy CMBS issued before 2009 where the financed asset has retained its AAA credit rating. See “Management’s discussion and analysis of financial condition and results of operations” for a discussion of the TALF. There can be no assurance that we will be eligible to participate in the TALF or, if we are eligible, that we will be able to utilize the TALF successfully or at all.

Other potential sources of financing.    Subject to maintaining our qualification as a REIT for U.S. federal income tax purposes, we may in the future use other funding sources to acquire our target assets, including warehouse facilities and other secured and unsecured forms of borrowing, to the extent such funding sources are available to us on attractive terms. In the future, may also seek to raise further equity capital or issue debt securities in order to fund our future investments.

Interest rate hedging

We may, from time to time, utilize derivative financial instruments to hedge the interest rate risk associated with our borrowings, if any. Under the U.S. federal income tax laws applicable to REITs, we generally will be able to enter into certain transactions to hedge indebtedness that we may incur, or plan to incur, to acquire or carry real estate assets, although our total gross income from interest rate hedges that do not meet this requirement and other non-qualifying sources generally must not exceed 5% of our gross income.

We also may engage in a variety of interest rate management techniques that seek to mitigate changes in interest rates or other potential influences on the values of our assets. The U.S.

federal income tax rules applicable to REITs may require us to implement certain of these techniques through a domestic TRS that is fully subject to federal corporate income taxation. Our interest rate management techniques may include:

•	interest rate swap agreements and interest rate cap agreements; and

•	other similar transactions.

We may attempt to reduce interest rate risks and to minimize exposure to interest rate fluctuations through the use of match funded financing structures, when appropriate, whereby we may seek (1) to match the maturities of our debt obligations with the maturities of our assets and (2) to match the interest rates on our assets with like-kind debt (i.e., we may finance floating rate assets with floating rate debt and fixed-rate assets with fixed-rate debt), directly or through the use of interest rate swap agreements, interest rate cap agreements, or other financial instruments, or through a combination of these strategies). We expect these instruments will allow us to minimize, but not eliminate, the risk that we have to refinance our liabilities before the maturities of our assets and to reduce the impact of changing interest rates on our earnings.

Investment process

Our investment strategy will be implemented through a highly disciplined underwriting, investment and asset management process.

Step 1: Origination

Our Manager expects to identify investment opportunities through its extensive network of relationships within the real estate and finance industries. The efforts and sourcing relationships of its dedicated originators will be complemented by those of Apollo’s investment professionals. Given our Manager’s long-term experience in the finance and real estate sectors, strong relationships exist with public and private real estate owners, investors, developers and operators with expertise across all real estate asset classes, as well as key intermediaries such as leading investment banks, dealers, mortgage brokerage firms, commercial banks and servicers. Additionally, our Manager has established national correspondent relationships with CBRE Capital Markets of Texas, L.P. and Holliday Fenoglio Fowler, L.P. CBRE Capital Markets of Texas, L.P. and Holliday Fenoglio Fowler, L.P. are two of the largest commercial real estate capital intermediaries in the U.S. CBRE Capital Markets of Texas, L.P. has over 100 professionals in 32 offices throughout the U.S. and has closed more than $87 billion of debt-related transactions in the past five years. Holliday Fenoglio Fowler, L.P. has over 300 professionals in 17 offices throughout the U.S. and has closed more than $100 billion of debt-related transactions in the past five years. We believe these relationships will dramatically improve the scale and scope of our whole-loan origination platform. As discussed in —”Investment strategy” our Manager expects to pursue both origination of real estate loans as well as opportunities to acquire real estate loans or real estate-related debt securities in the secondary market.

Step 2: Screening / risk management

As soon as a potential investment opportunity arises our Manager expects to perform an initial credit review to determine whether our Manager believes that it is beneficial to pursue the potential investment. The review will be in collaboration with the originator as well as our Manager’s Chief Investment Officer and our Manager’s other investment professionals. Our Manager expects to also evaluate the investment opportunity based on its expected risk adjusted return relative to other comparable investment opportunities available to us. The investment will be screened by our Manager to determine its impact on maintaining company’s REIT qualification and our company’s exemption from registration under the 1940 Act. Prior to making an investment decision, our Manager expects to determine whether an investment will cause the portfolio to be too heavily weighted to any specific borrower, asset class, or geographic location. As part of the risk management process our Manager intends to employ portfolio monitoring services, loan servicing operations and finance and accounting policies. If our Manager determines that the proposed investment can meet the appropriate risk and return criteria as well as complement our existing investment portfolio, the investment will undergo a more thorough due diligence analysis and underwriting. The members of the Investment Committee will be notified about the proposed investment opportunities on a weekly basis.

Step 3: Initial due diligence / underwriting

Our Manager expects to employ a value-driven approach to underwriting and diligence, consistent with Apollo’s historical investment strategy. Our Manager intends to employ a rigorous, credit-oriented evaluation towards determining the risk/return profile of the opportunity and the appropriate pricing and structure for the prospective investment. Detailed financial modeling and analysis is expected to be used to assess the cash flow and debt service coverage characteristics of the properties as well as interest rate and prepayment analysis. Focus is expected to be on current cash flows and potential risks to cash flow such as those associated with tenant credit quality, lease maturities, reversion to market level rental rates, vacancy and expenses. Cash flow analysis and market comparables are anticipated to be used to determine the current value of the underlying collateral, assess the capacity to repay or refinance upon maturity, as well as understand sensitivities to various potential changes in asset performance, market fundamentals and real estate capital markets. Our Manager expects to perform extensive property and market-level due diligence, including, where appropriate, tenant profile and credit reviews and market research. The market research will incorporate analysis of demographics, key fundamentals such as employment growth and population growth, comparable transactions and the competitive landscape. Our Manager’s underwriting focus will also be on understanding the broader capital structure and ensuring that our company has the appropriate controls and rights within its prospective investment. In acquiring CMBS, our Manager anticipates undertaking extensive analysis of the underlying loans and careful review of the bond terms and conditions.

Our Manager’s Investment Committee is expected to have regularly scheduled weekly meetings, and members of our Manager’s Investment Committee are expected to be available on an ad-hoc basis, to discuss prospective investments. Our Manager expects to enhance its due diligence and underwriting efforts by accessing Apollo’s extensive knowledge base and industry contacts. Apollo has a long history investing across a number of industries that support and connect with the real estate sector, such as retail, logistics, residential real estate brokerage and hospitality/leisure. We believe that access to Apollo’s portfolio companies and deep industry knowledge and relationships will provide our Manager with an informed perspective when evaluating the fundamental drivers underlying the real estate. Apollo is a broad participant in the capital markets through its capital markets businesses and strategies. As Apollo develops its views of the real estate and macro markets and determines investment strategy, we believe our Manager expects to benefit from Apollo’s insights into the broader capital markets and investment themes across the economy.

Step 4: Investment committee

Upon completion of due diligence and a decision by our Manager’s investment professionals to proceed with an investment, our Manager’s Chief Investment Officer expects to formally present the investment opportunity to our Manager’s Investment Committee. All investments made by our company will require approval by our Manager’s Investment Committee. Our Manager’s Investment Committee will be comprised of senior professionals from Apollo and executive officers of our Manager, including the following individuals: Mr. Azrack, Mr. Rowan, Mr. Zelter, Mr. Silverman, Mr. Press, Mr. Weiner and Mr. Rothstein. Our Manager’s Investment Committee expects to meet regularly to evaluate potential investments and review our investment portfolio. Additionally, the members of our Manager’s Investment Committee are anticipated to be available to guide our Manager’s investment professionals throughout their evaluation, underwriting and structuring of prospective investments. Generally, the investment professionals led by our Manager’s Chief Investment Officer will be responsible for presenting to our Manager’s Investment Committee a credit memorandum on the investment opportunity that provides an in-depth overview of the collateral, borrower, due diligence conducted, key financial metrics and analyses, as well as investment considerations and risk mitigants.

Step 5: Final due diligence / closing

As part of the closing process, our Manager expects to work with outside legal counsel to complete legal due diligence (including title and insurance review) and document each investment. Our Manager may, as appropriate, engage third party advisors and/or consultants to conduct an engineering and environmental review of the collateral and provide a Property Condition Report, Phase 1 Environmental Assessment and Appraisal. Our Manager expects to visit the property and the market the property is located in and perform background verification on the prospective borrower and review the borrower’s experience and capabilities in managing the collateral and executing the specific business plan.

Step 6: Asset management

Our Manager intends to partner with a select group of third party loan servicers, with whom it has long-term prior experience and that have asset management capabilities, who are anticipated to provide us with asset management expertise. Our Manager’s selection of the appropriate loan servicer for an individual investment will be tailored to the specific collateral and structure of the investment. The asset management approach is expected to be primarily focused on tracking the financial performance of the collateral, monitoring cash management and reserve accounts and ensuring that the borrower remains compliant with the terms of the loan. When securities are acquired, in the form of CMBS or corporate bank debt or bonds, our Manager will be responsible for interacting with the servicer and/or trustee and reviewing in detail the monthly reports from the issuer. Our Manager’s Chief Investment Officer is expected to manage the relationship with our loan servicer and be the primary point of contact for asset management reporting. In the event that an investment underperforms the borrower’s business plan, our Manager may access the loan servicer’s asset management capabilities and will also be able to capitalize on Apollo’s experience in distressed credit and restructurings. Any material loan modification or amendment to a security will require the approval of our Manager’s Investment Committee.

We have no formal turnover policy. We intend to hold our commercial mortgage loans, CMBS assets and other debt investments to maturity. However, in order to maximize returns and manage portfolio risk, we may dispose of an asset earlier than anticipated or hold an asset longer than anticipated if we determine it to be appropriate depending upon prevailing market conditions or factors regarding a particular asset, including where an asset goes into default or where we anticipate a default may occur. We can provide no assurances, however, that we will be successful in identifying or managing all of the risks associated with acquiring, holding or disposing of a particular asset or that we will not realize losses on certain assets.

Portfolio monitoring

Through our investment strategy we intend to limit our credit losses and reduce our financing costs. However, we retain the risk of potential credit losses on all of the commercial mortgage loans, other real estate-related debt investments and the mortgage loans underlying the CMBS we may acquire. We intend to manage this risk through our pre-acquisition due diligence process which is focused on current cash flow underwriting, market analysis, credit analysis and underwriting of the sponsor/borrower. We also intend to use nonrecourse financing, when and where available and appropriate, on a risk adjusted basis which limits our exposure to credit losses to the specific pool of mortgages that are subject to the non-recourse financing. In addition, with respect to any particular target asset, our Manager’s investment professionals evaluate, among other things, relative valuation, comparable analysis and supply and demand trends. Our Manager expects to attempt to construct a portfolio that mitigates risk through diversification with respect to geography, borrower, asset class and property type.

Investment guidelines

Our board of directors is expected to adopt the following investment guidelines:

•	no investment will be made that would cause us to fail to qualify as a REIT for U.S. federal income tax purposes;

•	no investment will be made that would cause us to register as an investment company under the 1940 Act;

•	our investments will be predominantly in our target assets;

•	no more than 15% of our equity, determined as of the date of such investment, will be invested in any single asset;

•	no investment will be made in non-U.S. assets;

•	no investment will be made in debt secured primarily by undeveloped land;

•	no investment will be made in construction/rehabilitation loans;

•	no investment will be made in mezzanine loans originated prior to January 1, 2009;

•	no investment will be made in for sale residential real estate loans;

•

until appropriate investments can be identified, our Manager may invest the proceeds of this and any future offerings in interest-bearing, short-term investments, including money market accounts and/or funds, that are consistent with our intention to qualify as a REIT.

In addition, all investments require the approval of our Manager’s Investment Committee, which will be chaired by Joseph F. Azrack and will also include Marc Rowan, James Zelter, Henry

Silverman, Eric Press, Scott Weiner and Stuart A. Rothstein. These investment guidelines, other than those related to maintaining our REIT qualification, may be changed from time to time by our board of directors without the approval of our stockholders. In addition, our Manager must recommend and our board of directors must approve any change in our investment strategy that would modify or expand the types of assets in which we invest.

Our investment decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. As a result, we cannot predict the percentage of our equity that will be invested in any of our target assets at any given time. We believe that the flexibility of our investment strategy, combined with our Manager’s expertise among our target asset classes, will enable us to make distributions and achieve capital appreciation throughout changing interest rate and credit cycles and provide attractive risk-adjusted long term returns to our stockholders under a variety of market conditions and economic cycles.

Conflicts of interest policy

For a discussion of the conflicts of interest facing our company and our policies to address these conflicts, see “Our management—Conflicts of interest.”

Policies with respect to certain other activities

If our board of directors determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities of our company or the retention of cash flow (subject to provisions in the Internal Revenue Code concerning distribution requirements and the taxability of undistributed REIT taxable income) or a combination of these methods. In the event that our board of directors determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

In addition, to the extent available we intend to borrow money to finance the acquisition of our investments. We intend to use traditional forms of financing, including credit facilities and repurchase agreements, as well as financing that may be available to us through the TALF. We also may utilize structured financing techniques to create attractively priced non-recourse financing at an all-in borrowing cost that is lower than that provided by traditional sources of financing and that provide long-term, floating rate financing. Our investment guidelines and our portfolio and leverage are periodically reviewed by our board of directors as part of their oversight of our Manager.

As of the date of this prospectus, we do not intend to offer equity or debt securities in exchange for property.

We may acquire the debt securities of other REITs or other entities engaged in real estate operating or financing activities, but not for the purpose of exercising control over such entities.

Our board of directors may change any of these policies without prior notice to you or a vote of our stockholders.

Dividend reinvestment plan

We intend to adopt a dividend reinvestment plan that will permit the reinvestment of our dividends and other distributions on behalf of stockholders who elect to participate in the plan.

As a result, if our board of directors authorizes, and we declare, a cash dividend or other distribution, then our stockholders who have elected to participate in our dividend reinvestment plan will have their cash distribution reinvested in additional shares of common stock, rather than receiving the cash distribution.

Operating and regulatory structure

REIT qualification

We intend to elect to qualify as a REIT commencing with our initial taxable year ending on December 31, 2009. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of shares of our stock. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income that we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income or property.

1940 Act exemption

We intend to conduct our operations so that we are not required to register as an investment company under the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

We are organized as a holding company and conduct our businesses primarily through our subsidiaries. We intend to conduct our operations so that we comply with the 40% test. The securities issued by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that we will not be considered an investment company under Section 3(a)(1)(A) of the

1940 Act because we will not engage primarily or hold ourself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be primarily engaged in the non-investment company businesses of our subsidiaries.

We anticipate that one or more of our subsidiaries, including ACREFI Operating, LLC, will qualify for an exemption from registration as an investment company under the 1940 Act pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of such subsidiaries’ portfolios must be comprised of qualifying assets and at least another 25% of each of their portfolios must be comprised of real estate-related assets under the 1940 Act (and no more than 20% comprised of miscellaneous assets). Qualifying assets for this purpose include mortgage loans, certain B-Notes and mezzanine loans that satisfy various conditions as set forth in SEC staff no-action letters, and other assets that the SEC staff in various no-action letters has determined are the functional equivalent of mortgage loans for the purposes of the 1940 Act. We intend to treat as real estate-related assets CMBS, B-Notes and mezzanine loans that do not satisfy the conditions set forth in the relevant SEC staff no-action letters, and debt and equity securities of companies primarily engaged in real estate businesses. In general we also expect, with regard to our subsidiaries relying on Section 3(c)(5)(C), to rely on other guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in the subsidiary holding assets we might wish to sell or selling assets we might wish to hold. Although we intend to monitor the portfolios of our subsidiaries relying on the Section 3(c)(5)(C) exemption periodically and prior to each acquisition, there can be no assurance that such subsidiaries we will be able to maintain this exemption. For our subsidiaries that do maintain this exemption, our interests in these subsidiaries will not constitute “investment securities.”

We may in the future organize special purpose subsidiaries that will borrow under the TALF. We expect that these TALF subsidiaries will rely on Section 3(c)(7) for their 1940 Act exemption and, therefore, our interest in each of these TALF subsidiaries would constitute an “investment security” for purposes of determining whether we pass the 40% test. We may in the future also organize one or more TALF subsidiaries, as well as other subsidiaries, that seek to rely on the 1940 Act exemption provided to certain structured financing vehicles by Rule 3a-7.

In general, Rule 3a-7 exempts from the 1940 Act issuers that limit their activities as follows:

•

the issuer issues securities the payment of which depends primarily on the cash flow from “eligible assets,” which include many of the types of assets that we expect to acquire in our TALF fundings, that by their terms convert into cash within a finite time period;

•

any securities sold to the public are fixed income securities rated investment grade by at least one rating agency (fixed income securities which are unrated or rated below investment grade may be sold to institutional accredited investors and any securities may be sold to “qualified institutional buyers” and to persons involved in the organization or operation of the issuer);

•

the issuer acquires and disposes of eligible assets (1) only in accordance with the agreements pursuant to which the securities are issued, (2) so that the acquisition or disposition does not result in a downgrading of the issuer’s fixed income securities and (3) the eligible assets are not acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes; and

•

unless the issuer is issuing only commercial paper, the issuer appoints an independent trustee, takes reasonable steps to transfer to the trustee an ownership or perfected security interest in the eligible assets, and meets rating agency requirements for commingling of cash flows.

In addition, in certain circumstances, compliance with Rule 3a-7 may also require, among other things, that the indenture governing the subsidiary include additional limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. In light of the requirements of Rule 3a-7, our ability to manage assets held in a special purpose subsidiary that complies with Rule 3a-7 will be limited and we may not be able to purchase or sell assets owned by that subsidiary when we would otherwise desire to do so, which could lead to losses. Further, any TALF subsidiary also would need to be structured to comply with any guidance that may be issued by the Division of Investment Management of the SEC on how the TALF subsidiary must be organized to comply with the restrictions contained in Rule 3a-7.

We expect that the aggregate value of our interests in TALF subsidiaries that seek to rely on Rule 3a-7, as well as other subsidiaries that we may organize in the future that may rely on Rule 3a-7, will comprise less than 20% of our total assets on an unconsolidated basis. We anticipate that our interests in subsidiaries organized to rely on this Rule will not constitute “investment securities.”

Because we expect that most of our other majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the 1940 Act and because our interests in these subsidiaries will constitute a substantial majority of our assets, we expect to be able to conduct our operations so that we are not required to register as an investment company under the 1940 Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The 1940 Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

Qualification for exemption from registration under the 1940 Act will limit our ability to make certain investments. For example, these restrictions will limit the ability of our subsidiaries to invest directly in CMBS that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain ABS and real estate companies or in assets not related to real estate.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

Competition

Our net income will depend, in part, on our ability to acquire assets at favorable spreads over our borrowing costs. In acquiring our target assets, we will compete with other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, financial institutions, governmental bodies and other entities. We also believe, however, the market opportunity will be greater than the number of participants who will be in a position to take advantage of it. See “Management’s discussion and analysis of financial condition and results of operations—Market conditions.” In addition, there are numerous REITs with similar asset acquisition objectives, including a number that have been recently formed, and others may be organized in the future. These other REITs will increase competition for the available supply of mortgage assets suitable for purchase and origination. Our anticipated competitors may be significantly larger than we are, have access to greater capital and other resources and may have other advantages over us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than we can. Current market conditions may attract more competitors, which may increase the competition for sources of financing. An increase in the competition for sources of funding could adversely affect the availability and cost of financing, and thereby adversely affect the market price of our common stock. See “Management’s discussion and analysis of financial condition and results of operations—Market conditions.”

In the face of this competition, we expect to have access to our Manager’s professionals and their industry expertise, which may provide us with a competitive advantage and help us assess investment risks and determine appropriate pricing for certain potential investments. We believe that these relationships will enable us to compete more effectively for attractive investment opportunities. In addition, we believe that current market conditions may have adversely affected the financial condition of certain competitors. Thus, not having a legacy portfolio may also enable us to compete more effectively for attractive investment opportunities. However, we may not be able to achieve our business goals or expectations due to the competitive risks that we face. For additional information concerning these competitive risks, see “Risk factors—Risks related to our investments—We operate in a highly competitive market for investment opportunities and competition may limit our ability to acquire desirable investments in our target assets and could also affect the pricing of these securities.”

Staffing

We will be managed by our Manager pursuant to the management agreement between our Manager and us. All of our officers are employees of our Manager or its affiliates. We will have no employees upon completion of this offering. See “Our Manager and the management agreement—Management agreement.”

Legal proceedings

Neither we nor our Manager is currently subject to any legal proceedings which we consider or it considers to be material.

Our Manager and the management agreement

General

We are externally advised and managed by our Manager. All of our officers are employees of our Manager or its affiliates. The executive offices of our Manager are located at 9 West 57th Street, New York, New York 10019, and the telephone number of our Manager’s executive offices is (212) 515-3200.

Executive officers and key personnel of our Manager

The following table sets forth certain information with respect to each of the executive officers and certain other key personnel of our Manager:

Executive officer	Age	Position held with our Manager	Position held with Apollo

Joseph F. Azrack	62	President and Chief Executive Officer; Head of Investment Committee	Managing partner of Apollo Global Real Estate Management, L.P.
Eric Press	43	Vice President; Investment Committee member	Partner of Apollo Private Equity
Marc Rowan	46	Vice President; Investment Committee member	Senior Managing Director and Director of Apollo Global Management, LLC
Henry R. Silverman	68	Vice President; Investment Committee member	Chief Operating Officer of Apollo Global Management, LLC
Scott Weiner	35	Vice President and Chief Investment Officer; Investment Committee member	Principal of Apollo Global Real Estate Management, L.P.
James Zelter	47	Vice President; Investment Committee member	Managing Partner of Apollo’s capital markets business
Stuart A. Rothstein	43	Chief Financial Officer; Treasurer; Secretary; Investment Committee member	Chief Financial Officer; Treasurer; Secretary of our Manager

Biographical information

Set forth below is biographical information for the executive officers and other key personnel of our Manager.

Joseph F. Azrack     Mr. Azrack is our President and Chief Executive Officer and one of our directors. He is also the President and Chief Executive Officer of our Manager and the head of our Manager’s Investment Committee. Mr. Azrack is the managing partner of Apollo Global Real Estate Management, L.P., a position he has held since August 2008. Mr. Azrack has 30 years of real estate investment management experience. Prior to joining Apollo, from 2004 to 2008, Mr. Azrack was President and Chief Executive Officer of Citi Property Investors where he chaired the firm’s Management Committee and Investment Committees, directing investment policy and strategy. Mr. Azrack was also a member of the Citigroup Alternative Investments Management Committee (May 2004 to July 2008) and Investment Committee (May 2004 to July 2008), and a member of Citi Infrastructure Investments’ Investment Committee (September 2006 to July 2008). From 1996 to 2003, he was Chief Executive Officer and Chairman of AEW Capital Management, L.P., founder and President of the AEW Partners Funds (1988 to 2003), a Director of Curzon

Global Partners (1998 to 2003) and founder and Chairman of IXIS AEW Europe (2001 to 2003). As Chief Investment Officer of AEW Capital Management, L.P., in the early-mid 1990’s, Mr. Azrack was actively involved in the purchase of investment grade and below investment grade CMBS and the making of new first mortgage loans on behalf of AEW’s institutional clients. During this period, AEW invested over $1 billion in performing first mortgage loans and $300 million in CMBS. When interest rate spreads declined as the mortgage market became more efficient in the late 1990’s, Mr. Azrack was instrumental in the liquidation of the mortgage and CMBS portfolio. Under Mr. Azrack’s leadership, AEW was an early and successful participant in the purchase of non-performing loan portfolios from the Resolution Trust Company and banks, the formation of the Taubman Realty Group, the initial public offering of Taubman Centers in 1992 as the first UPREIT, and the management buildup and initial public offering of Evans-Withycombe Residential and its subsequent merger with Equity Residential Properties. Mr. Azrack served with AEW from 1983 to 2003. He is a past adjunct professor at Columbia University’s Graduate School of Business where he is a member of and from 1993 to 2003 chaired the Real Estate Program Advisory Board. He has also been a trustee of the Urban Land Institute since 1998. Mr. Azrack graduated from Columbia University with an MBA and Villanova University with a BS.

Eric Press     Mr. Press is one of our directors. He is also a Vice President of our Manager and a member of our Manager’s Investment Committee. Mr. Press has been a partner of Apollo Private Equity since November 2008. Mr. Press joined Apollo in 1998. From 1992 to 1998, Mr. Press was associated with the law firm of Wachtell, Lipton, Rosen & Katz, specializing in mergers, acquisitions, restructurings and related financing transactions. From 1987 to 1989, Mr. Press was a consultant with The Boston Consulting Group, a management consulting firm focused on corporate strategy. Mr. Press serves on the boards of directors of Athene Re (July 2009 to present), Affinion Group (October 2006 to present), Harrah’s Entertainment (January 2008 to present), Innkeepers USA (June 2007 to present), Metals USA (November 2005 to present), Noranda Aluminum (March 2007 to present), Prestige Cruise Holdings (November 2007 to present) and Verso Paper Corp (December 2008 to present). He also serves on the board of trustees of the Rodeph Sholom School in New York City. Mr. Press graduated magna cum laude from Harvard College with an AB in Economics and Yale Law School, where he was a Senior Editor of the Yale Law Review.

Marc Rowan     Mr. Rowan is a Vice President of our Manager and is a member of our Manager’s Investment Committee. Mr. Rowan has been a Senior Managing Director and Director of Apollo Global Management, LLC since July 2007 and a managing partner of Apollo since October 1990. Mr. Rowan co-founded Apollo Management in 1990. Prior to joining Apollo, from 1985 to 1990 Mr. Rowan was a member of the Mergers & Acquisitions Group of Drexel Burnham Lambert, Incorporated, with responsibilities in high yield financing, transaction idea generation, and merger structure negotiation. Mr. Rowan currently serves on the boards of directors of the general partner of AP Alternative Assets, L.P. (June 2006 to present), Athene Re (July 2009 to present), Countrywide Holdings, Ltd. (May 2009 to present), Harrah’s Entertainment, Inc. (January 2008 to present) and Norwegian Cruise Lines (January 2008 to present). He has previously served on the boards of directors of AMC Entertainment, Inc. (April 2001 to January 2006), Culligan Water Technologies, Inc. (1996 to 1998), Furniture Brands International (1996 to 1997), Mobile Satellite Ventures, LLC (2001 to 2008), National Cinemedia (2001 to 2006), Unity Media SCA (2002 to 2007), Wyndham International (1999 to 2005), Vail Resorts, Inc. (1992 to 2005), Samsonite Corporation (1993 to 2003), SkyTerra Communications Inc. (1999 to 2005), Quality Distribution, Inc. (1998 to 2005), National Financial Partners, Inc. (1998 to 2005) and New World Communications, Inc. Mr. Rowan is also active in charitable activities. He is a founding member and serves on the executive committee of the Youth Renewal Fund and is a member of the boards of directors of the National Jewish Outreach Program, and the Undergraduate Executive Board of The University of Pennsylvania’s Wharton School of Business. Mr. Rowan graduated summa cum laude from The University of Pennsylvania’s Wharton School of Business with a BS and an MBA in Finance.

Henry R. Silverman     Mr. Silverman is the Chairman of our board of directors. He is also a Vice President of our Manager and is a member of our Manager’s Investment Committee. Mr. Silverman is the Chief Operating Officer of Apollo Global Management, LLC and joined Apollo in 2009. From November 2007 until February 2009, Mr. Silverman served as a consultant for Apollo. From July 2006 until November 2007, Mr. Silverman served as Chairman of the Board and the Chief Executive Officer of Realogy Corporation, formerly Cendant’s real estate division. Mr. Silverman was Chief Executive Officer of Cendant Corporation from December 1997 until the completion of Cendant’s separation plan in August 2006, as well as Chairman of the Board of Directors from July 1998 until August 2006. Mr. Silverman served as President of Cendant from December 1997 until October 2004. Mr. Silverman was Chairman of the Board, Chairman of the Executive Committee, and Chief Executive Officer of HFS Incorporated (Cendant’s predecessor) from May 1990 until December 1997. Cendant was a “Fortune 100” company and the largest global provider of consumer and business services within the travel and residential real estate sectors prior to its separation into several new companies in late 2006. Mr. Silverman continues to serve as a director and Chairman of the Board of Realogy Corporation, a position he has held since July 2006. Mr. Silverman has been involved for many years in numerous philanthropic, public service, and social policy initiatives. He is Vice Chairman of the Port Authority of New York and New Jersey, and a trustee of the New York University School of Medicine and Medical Center. Mr. Silverman’s philanthropy includes Silverman Hall, the Silverman-Rodin scholars and the Silverman Professor of Law at Penn Law School, and the Silverman Professor of Obstetrics and Gynecology at NYU School of Medicine. Mr. Silverman was awarded the American Heritage Award from the Anti-Defamation League for lifetime achievement in fighting discrimination and was honored for his efforts to promote diversity in the workplace by the Jackie Robinson Foundation and the U.S. Hispanic Chamber of Commerce. Mr. Silverman graduated from Williams College in 1961, and the University of Pennsylvania Law School in 1964, and served as a legal officer in the U.S. Navy Reserve from 1965 to 1972.

Scott Weiner     Mr. Weiner is a Vice President and the Chief Investment Officer of our Manager and is a member of our Manager’s Investment Committee. Mr. Weiner joined Apollo in 2009 from Barclays Capital where he was in charge of the U.S. Commercial Real Estate Large Loan and Structured Loan business from 2005 to 2009 (Managing Director, 2006 to 2009; Director, July 2005 to January 2006). In this capacity, Mr. Weiner managed the origination, pricing, structuring and closing of large fixed and floating rate mortgage loans and mezzanine loans throughout the U.S. He was also active in Barclay’s syndication of mortgage loans. From 1996 until 2005, he held various positions at Lehman Brothers, including Senior Vice President (December 2003 to July 2005), in the commercial real estate finance area where he specialized in structured first mortgage and mezzanine investments. Mr. Weiner graduated from Johns Hopkins University with a BA in international studies.

James Zelter     Mr. Zelter is a Vice President of our Manager and is a member of our Manager’s Investment Committee. Mr. Zelter is the Managing Partner of Apollo’s capital markets business. Mr. Zelter joined Apollo in 2006. Prior to joining Apollo, Mr. Zelter was with Citigroup and its predecessor companies from 1994 to 2006. Most recently, as the Managing Director and Global Head of the Special Situations Investment Group, he was responsible for the global expansion and strong financial performance of the Special Situations Investment Group, a proprietary investment group he founded within Citigroup’s Fixed Income Division. From 2003 to 2006, while with Citigroup, Mr. Zelter also served on the Global Fixed Income Management Committee and the Fixed Income Division Planning Committee. In this role, he oversaw the firm’s High Yield Trading, Sales and Capital Market Groups. From 2003 to 2005, Mr. Zelter was Chief Investment Officer of Citigroup Alternative Investments, and prior to that, from 1997 to 2003, he was responsible for the firm’s Global High Yield franchise. In addition, from 2002 to 2006 he was a standing member of the Citigroup Pension Investment Committee, the Salomon Smith Barney Capital Partners Investment Committee and the Citigroup Mezzanine Partners Investment Committee. Prior to joining Citigroup, from 1989 to 1994, Mr. Zelter was a High Yield Trader at Goldman Sachs & Co. Mr. Zelter is a board member of DUMAC, the investment management company that oversees the Duke Endowment and Duke Foundation. Mr. Zelter graduated from Duke University with a degree in Economics.

Stuart A. Rothstein    Mr. Rothstein is our Chief Financial Officer, Secretary, and Treasurer. He is also the Chief Financial Officer, Secretary and Treasurer of, and a member of the Investment Committee of, our Manager. Mr. Rothstein was previously Co-Managing Partner of Four Corners Properties, a real estate investment company formed with a former colleague, which acquired over $200 million of real estate comprising approximately 1.2 million square feet in Silicon Valley. Prior to Four Corners Properties, from January 2005 to March 2006, Mr. Rothstein served as a Director of KKR Financial Advisors LLC, overseeing all investments in commercial real estate. During his tenure, KKR Financial completed over $600 million investments across a broad range of commercial real estate loans and securities, including mezzanine debt, B-notes, CMBS, syndicated bank debt, preferred and common equity. Mr. Rothstein also served as acting Chief Financial Officer of KKR Financial Holdings LLC through May 2005. From May 2004 to December 2004, Mr. Rothstein was a Director at RBC Capital Markets, responsible for the West Coast Real Estate Investment Banking practice. From 2002 to 2004, Mr. Rothstein was an Executive Vice President and Chief Financial Officer of the Related Capital Company, also serving as Chief Financial Officer for three publicly traded operating companies, CharterMac, American Mortgage Acceptance Company and Aegis Realty. From 1994 to 2001, Mr. Rothstein worked in various finance positions for Spieker Properties, including as its Chief Financial Officer from 1999 to 2001. Mr. Rothstein graduated from Stanford University with an MBA and Pennsylvania State University with a BS in Accounting.

Investment committee

Our Manager has formed an Investment Committee which will advise and consult with our Manager’s senior management team with respect to our investment strategy, investment portfolio holdings, sourcing, financing and leverage strategies and investment guidelines, and will approve our investments. The Investment Committee will be chaired by Mr. Azrack and will also include Mr. Rowan, Mr. Zelter, Mr. Silverman, Mr. Press, Mr. Weiner and Mr. Rothstein. For biographical information on the members of the Investment Committee, see “—Biographical information.” The Investment Committee will meet as frequently as it believes is necessary.

Management agreement

Upon completion of this offering, we will enter into a management agreement with our Manager pursuant to which it will provide for the day-to-day management of our operations and will provide our company with our management team and appropriate support personnel.

The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. Our Manager’s role as manager is under the supervision and direction of our board of directors. Our Manager will be responsible for (1) the selection, purchase and sale of our portfolio of assets, (2) our financing activities and (3) providing us with advisory services. Our Manager will be responsible for our day-to-day operations and will perform (or cause to be performed) such services and activities relating to our assets and operations as may be appropriate, which may include, without limitation, the following:

(i) serving as our consultant with respect to the periodic review of the investment guidelines and other parameters for our acquisition of assets, financing activities and operations, any modification to which will be approved by a majority of our independent directors;

(ii) forming our Manager’s investment committee, which will advise and consult with our Manager’s senior management team with respect to our investment strategy, investment portfolio holdings, sourcing, financing and leveraging strategies and investment guidelines;

(iii) investigating, analyzing and selecting possible opportunities and acquiring, financing, retaining, selling, restructuring or disposing of assets consistent with the investment guidelines;

(iv) representing and making recommendations to us in connection with the purchase and finance of, and commitment to purchase and finance, commercial mortgage loans (including on a portfolio basis), real estate-related debt securities, CMBS and other real estate-related assets and the sale and commitment to sell such assets;

(v) with respect to prospective purchases, sales or exchanges of assets, conducting negotiations on our behalf with sellers, purchasers and brokers and, if applicable, their respective agents and representatives;

(vi) advising us on, negotiating and entering into, on our behalf, credit facilities (including term loans and revolving facilities), repurchase agreements, resecuritizations, securitizations, warehouse facilities, agreements relating to borrowings under programs established by the U.S. government, commercial papers, interest rate swap agreements and other hedging instruments, and all other agreements and engagements required for us to conduct our business;

(vii) establishing and implementing loan origination networks, conducting loan underwriting and the execution of loan transactions;

(viii) oversight of loan portfolio servicers;

(ix) providing us with portfolio management;

(x) engaging and supervising, on our behalf and at our expense, independent contractors which provide investment banking, mortgage brokerage, securities brokerage, other financial services, due diligence services, underwriting review services, legal and accounting services and all other services as may be required relating to our assets;

(xi) advising us on, preparing, negotiating and entering into, on our behalf, applications and agreements relating to programs established by the U.S. government;

(xii) coordinating and managing operations of any co-investment interests or joint venture held by us and conducting all matters with the co-investment partners or joint venture;

(xiii) arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;

(xiv) providing executive and administrative personnel, office space and office services required in rendering services to us;

(xv) administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our Manager and our board of directors, including, without limitation, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

(xvi) communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(xvii) counseling us in connection with policy decisions to be made by our board of directors;

(xviii) evaluating and recommending to our board of directors hedging strategies and engaging in hedging activities on our behalf, consistent with such strategies as so modified from time to time, with our qualification as a REIT and with the investment guidelines;

(xix) counseling us regarding the maintenance of our qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code and Treasury regulations thereunder and using commercially reasonable efforts to cause us to qualify for taxation as a REIT;

(xx) counseling us regarding the maintenance of our exemption from the status of an investment company required to register under the 1940 Act, monitoring compliance with the requirements for maintaining such exemption and using commercially reasonable efforts to cause us to maintain such exemption from such status;

(xxi) furnishing reports and statistical and economic research to us regarding our activities and services performed for us by our Manager;

(xxii) monitoring the operating performance of our assets and providing periodic reports with respect thereto to the board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

(xxiii) investing and reinvesting any moneys and securities of ours (including investing in short-term investments pending the acquisition of other assets, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders and partners) and advising us as to our capital structure and capital raising;

(xxiv) assisting us in retaining qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting systems and procedures, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Internal Revenue Code applicable to REITs and to conduct quarterly compliance reviews with respect thereto;

(xxv) assisting us to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(xxvi) assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Exchange Act of 1934, as amended (or Exchange Act), the Securities Act, or by the NYSE;

(xxvii) assisting us in taking all necessary action to enable us to make required tax filings and reports, including soliciting stockholders for required information to the extent required by the provisions of the Internal Revenue Code applicable to REITs;

(xxviii) placing, or facilitating the placement of, all orders pursuant to our Manager’s investment determinations for us either directly with the issuer or with a broker or dealer (including any affiliated broker or dealer);

(xxix) handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) on our behalf in which we may be involved or to which we may be subject arising out of our day-to-day operations (other than with our Manager or its affiliates), subject to such limitations or parameters as may be imposed from time to time by the board of directors;

(xxx) using commercially reasonable efforts to cause expenses incurred by us or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the board of directors from time to time;

(xxxi) advising us with respect to and structuring long-term financing vehicles for our portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;

(xxxii) serving as our consultant with respect to decisions regarding any of our financings, hedging activities or borrowings undertaken by us including (1) assisting us in developing criteria for debt and equity financing that is specifically tailored to our investment objectives, and (2) advising us with respect to obtaining appropriate financing for our investments;

(xxxiii) performing such other services as may be required from time to time for management and other activities relating to our assets and business as our board of directors shall reasonably request or our Manager shall deem appropriate under the particular circumstances; and

(xxxiv) using commercially reasonable efforts to cause us to comply with all applicable laws.

Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. The investment activities of our Manager are subject to the Investment Advisers Act of 1940. In addition, to the extent that officers of our Manager also serve as our officers, these officers will owe us duties under Maryland law in their capacity as our officers, which may include the duty to exercise reasonable care in the performance of the officers’ responsibilities, as well as the duties of loyalty, good faith and candid disclosure). Under the management agreement, our Manager, its officers, stockholders, members, managers, directors, personnel, any person or entity controlling or controlled by our Manager and any of their officers, stockholders, members, managers, directors, employees, consultants and personnel, and any person providing advisory services to our Manager will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except because of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement, as determined by a final non-appealable order of a court of competent jurisdiction. We have agreed to indemnify our Manager, its officers, stockholders, members, managers, directors, personnel, any person or entity controlling or controlled by our Manager and any of their officers, stockholders, members, managers, directors, employees, consultants and personnel, and any person providing advisory services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement. Our Manager has agreed to indemnify us, our directors and officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement or any claims by our Manager’s personnel relating to the terms and conditions of their employment by our Manager. Our Manager will not be liable for trade errors that may result from ordinary negligence, such as errors in the investment decision making process (for example, a transaction was effected in violation of our investment guidelines) or in the trade process (for example, a buy order was entered instead of a sell order, or the wrong security was purchased or sold, or a security was purchased or sold in an amount or at a price other than the correct amount or price). Notwithstanding the foregoing, our Manager will carry errors and omissions and other customary insurance upon the completion of the offering.

Pursuant to the terms of our management agreement, our Manager is required to provide us with our management team, including a chief executive officer, a chief financial officer and a chief compliance officer, along with appropriate support personnel, to provide the management services to be provided by our Manager to us. None of the officers or employees of our Manager will be dedicated exclusively to us.

The management agreement may be amended or modified by agreement between us and our Manager. The initial term of the management agreement expires on the third anniversary of the closing of this offering and will be automatically renewed for a one-year term each anniversary date thereafter unless previously terminated as described below. Our independent directors will review our Manager’s performance and the management fees annually and, following the initial term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, based upon (1) unsatisfactory performance that is materially detrimental to us or (2) our determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent such termination due to unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We must provide 180 days prior notice of any such termination. Unless terminated for cause, our Manager will be paid a termination fee equal to three times the average annual base management fee earned by our Manager during the 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination.

We may also terminate the management agreement at any time, including during the initial term, without the payment of any termination fee, with 30 days prior written notice from our board of directors for cause, which is defined as:

•

our Manager’s continued material breach of any provision of the management agreement following a period of 30 days after written notice thereof (or 60 days after written notice of such breach if our Manager has taken steps to cure such breach within 30 days of the written notice);

•	our Manager’s fraud, misappropriation of funds, or embezzlement against us;

•	our Manager’s gross negligence of duties under the management agreement;

•

the occurrence of certain events with respect to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

•	our Manager is convicted (including a plea of nolo contendere) of a felony; and

•	the dissolution of our Manager.

Our Manager may generally only assign the management agreement or any of its duties thereunder with the written approval of a majority of our independent directors. Our Manager, however, may assign the management agreement or any of its duties thereunder to any of its affiliates without the approval of our independent directors if such assignment does not require our approval under the Investment Advisers Act of 1940.

Our Manager may terminate the management agreement if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Manager may also decline to renew the management agreement following the initial term by providing us with 180 days written notice, in which case we would not be required to pay a termination fee. In addition, if we default in the performance of any material term of the agreement and the default continues for a period of 30 days after written notice to us (or 60 days after written notice of such breach if our Manager has taken steps to cure such breach within 30 days of the written notice), our Manager may terminate the management agreement upon 60 days’ written notice. If the management agreement is terminated by our Manager upon our breach, we would be required to pay our Manager the termination fee described above.

Management fees, expense reimbursements, termination fee and refund of underwriting payment

We do not maintain an office or employ personnel. Instead, we rely on the facilities and resources of our Manager to conduct our day-to-day operations. Expense reimbursements to our Manager are made in cash on a monthly basis following the end of each month.

Base management fee

We will pay our Manager a base management fee in an amount equal to 1.5% per annum of our stockholders’ equity, calculated and payable quarterly in arrears. For purposes of calculating the base management fee, our stockholders’ equity means the sum of the net proceeds from all issuances of our equity securities since inception (allocated on a pro rata basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings at the end of the most recently completed calendar quarter (as determined in accordance with GAAP, except without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of our common stock since inception, and excluding any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income). This amount will be adjusted to exclude one-time events pursuant to changes in GAAP, and certain non-cash items after discussions between our Manager and our independent directors and approved by a majority of our independent directors. Our stockholders’ equity, for purposes of calculating the base management fee, could be greater than or less than the amount of stockholders’ equity shown on our financial statements. Our Manager uses the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us.

The base management fee of our Manager will be calculated within 45 days after the end of each quarter and such calculation will be promptly delivered to us. We are obligated to pay the base management fee in cash within five business days after delivery to us of the written statement of our Manager setting forth the computation of the base management fee for such quarter.

Incentive fee

We will not pay our Manager any incentive fees.

Reimbursement of expenses

Because our Manager’s personnel perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our Manager is paid or reimbursed for the documented cost of performing such tasks.

We also pay all operating expenses, except those specifically required to be borne by our Manager under the management agreement. The expenses required to be paid by us include, but are not limited to:

•	expenses in connection with the issuance and transaction costs incident to the acquisition, disposition and financing of our assets;

•

costs of legal, tax, accounting, third party administrators for the establishment and maintenance of the books and records, consulting, auditing, administrative and other similar services rendered for us by providers retained by our Manager;

•

the compensation and expenses of our directors and the allocable share of cost of liability insurance under a universal insurance policy covering our Manager, Apollo or its affiliates and/or the Company to indemnify our directors and officers;

•

costs associated with the establishment and maintenance of any of our credit facilities, repurchase agreements, and securitization vehicles or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of our securities offerings (including this offering);

•	expenses in connection with the application for, and participation in, programs established by the U.S. government;

•	expenses connected with communications to holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our stock on any exchange, the fees payable by us to any such exchange in connection with its listing, costs of preparing, printing and mailing our annual report to our stockholders and proxy materials with respect to any meeting of our stockholders;

•	costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors that is used for us;

•

expenses incurred by managers, officers, personnel and agents of our Manager for travel on our behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of our Manager in connection with the purchase, financing, refinancing, sale or other disposition of an asset or establishment and maintenance of any of our credit facilities, repurchase agreements, securitization vehicles and borrowings under programs established by the U.S. government or any of our securities offerings (including this offering);

•

costs and expenses incurred with respect to market information systems and publications, pricing and valuation services, research publications and materials, and settlement, clearing and custodial fees and expenses;

•	compensation and expenses of our custodian and transfer agent, if any;

•	the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;

•	all taxes and license fees;

•	all insurance costs incurred in connection with the operation of our business;

•	costs and expenses incurred in contracting with third parties, including affiliates of our Manager, for the servicing and special servicing of our assets;

•

all other costs and expenses relating to our business operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of assets, including appraisal, reporting, audit and legal fees;

•

expenses relating to any office(s) or office facilities, including but not limited to disaster backup recovery sites and facilities, maintained for us or our assets separate from the office or offices of our Manager;

•

expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the board of directors to or on account of holders of our securities or of our subsidiaries, including, without limitation, in connection with any dividend reinvestment plan;

•

any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise), including any costs or expenses incurred in connection therewith, against us or any subsidiary, or against any trustee, director or officer of us or of any subsidiary in his capacity as such for which we or any subsidiary is required to indemnify such trustee, director or officer by any court or governmental agency;

•	all costs and expenses relating to the development and management of our website;

•

the allocable share of expenses under a universal insurance policy covering our Manager, Apollo or its affiliates in connection with obtaining and maintaining “errors and omissions” insurance coverage and other insurance coverage which is customarily carried by property, asset and investment managers performing functions similar to those of our Manager in an amount which is comparable to that customarily maintained by other managers or servicers of similar assets; and

•

all other expenses actually incurred by our Manager (except as described below) which are reasonably necessary for the performance by our Manager of its duties and functions under the management agreement.

Except as set forth in “Our management—Executive and director compensation—Executive compensation,” we will not reimburse our Manager or its affiliates for the salaries and other compensation of its personnel.

In addition, we may be required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses attributable to the personnel of our Manager and its affiliates required for our operations. These expenses will be allocated to us based upon the percentage of time devoted by such personnel to our affairs.

Termination fee

A termination fee will be payable in the event that the management agreement is terminated without cause upon the affirmative vote of at least two-thirds of our independent directors, based upon unsatisfactory performance by our Manager that is materially detrimental to us or a determination that the compensation payable to our manager under the management agreement is not fair, unless our Manager agrees to compensation that at least two-thirds of our independent directors determine is fair. The termination fee will be equal to three times the average annual base management fee earned by our Manager during the prior 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.

Refund of Manager’s payment of initial underwriting discount

Pursuant to the underwriting agreement among the underwriters, our Manager and us, our Manager will agree to pay the underwriters $             per share with respect to each share sold in this offering, representing the initial underwriting discount. Pursuant to the management agreement, we have agreed to refund our Manager for its payment of the initial underwriting discount if during any period of four consecutive calendar quarters during the 16 full calendar quarters after the consummation of this offering our Core Earnings for any such four-quarter period exceeds the product of (x) the public offering price per share as shown on the cover page of this prospectus multiplied by the number of shares of common stock sold in this offering, including any shares that may be sold upon exercise of the underwriters’ overallotment option, and in the concurrent private placement and (y) 8%. In addition, if the management agreement is terminated and we are required to pay our Manager the termination fee described above, we would also be required to refund our Manager for its payment of the initial underwriting discount irrespective of whether we have met the hurdle described above.

Grants of equity compensation to our manager, its personnel and its affiliates

Under our 2009 equity incentive plan, our board of directors is authorized to approve grants of equity-based awards to our Manager, its personnel and its affiliates. Our board of directors will approve an initial grant of shares of our restricted common stock to our officers and our Manager’s personnel which, together with the shares of common stock to be granted to our independent directors, will be in an aggregate amount equal to 2.5% of the issued and outstanding shares of our common stock after giving effect to the shares sold in this offering, including shares sold pursuant to the underwriters’ exercise of their overallotment option. Each independent director will receive 5,000 shares of our restricted common stock upon completion of this offering. The initial shares of restricted common stock to be granted to our independent directors, our officers and our Manager’s personnel will vest in equal installments, after issuance, on the first business day of each fiscal quarter over a period of three years. See “Our management—2009 equity incentive plan.”

Our management

Our directors, director nominees and officers

Upon completion of the offering, our board of directors will be comprised of seven members. We currently have three directors. In connection with the closing of this offering, we expect that our board of directors will increase the size of our board to seven directors and elect the four other individuals to fill the four resulting vacancies on our board of directors. Our board of directors has determined that our director nominees satisfy the listing standards for independence of the NYSE. Our bylaws provide that a majority of the entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than the minimum number required by the MGCL nor more than 15.

The following sets forth certain information with respect to our directors, director nominees and officers and other key personnel:

Officer/Director	Age	Position Held with our Company

Joseph F. Azrack	62	Chief Executive Officer and President, Director
Henry R. Silverman	68	Chairman of the Board of Directors
Eric Press	43	Director
Alice Connell	63	Director Nominee
Marc Beilinson	51	Director Nominee
Douglas D. Abbey	60	Director Nominee
Michael E. Salvati	57	Director Nominee
Stuart A. Rothstein	43	Chief Financial Officer, Treasurer and Secretary

Biographical information

Directors, director nominees and officers

For biographical information on Messrs. Azrack, Silverman, Press and Rothstein, see “Our Manager and the management agreement—Biographical information” Additional biographical information of Key Personnel of our company is outlined below.

Alice Connell    Ms. Connell is one of our director nominees. Since January 2007, Ms. Connell has been the President and Chief Executive Officer of AM Connell Associates LLC, which provides consulting services and strategic advice to institutional investors and real estate owners and operators. Prior to joining AM Connell Associates LLC, Ms. Connell held a series of positions with TIAA-CREF from 1970 to December 2006, most recently as Managing Director, in commercial mortgage lending, domestic and international real estate equity acquisitions, and portfolio management. While with TIAA-CREF, she developed a $2 billion private equity real estate portfolio, and she and her team created an investment plan for TIAA-CREF’s $25 billion commercial debt portfolio. Ms. Connell was elected Trustee of the Urban Land Institute (“ULI”) three times, most recently in 2009, and serves as a member of its Finance Committee. She is also the Founder and former Chair of ULI’s New York’s District Council. She is currently a board member or member of the advisory committee of several real estate industry organizations, including the International Advisory Board of EuroHype A.G. since 2004, the Real Estate Advisory Committee of the New York Common Retirement Fund since June 2007, the Investment Committee of QS REP since 2009, and the Advisory Committees of both Parmenter Realty Partners and Park Madison Partners since 2009 and 2008, respectively. From 2004 to 2007, she was a member of the Executive Committee of the Zell-Lurie Real Estate Center of the Wharton School at the University of Pennsylvania. In 2003, she was honored by WX as their Real Estate Woman of the Year; she also served on WX’s board from 2004 to 2006. Ms. Connell holds a BA degree, magna cum laude, from St. Bonaventure University and an MA degree from New York University.

Marc Beilinson    Mr. Beilinson is one of our director nominees. Since September 2007, Mr. Beilinson has been the Managing Partner of Minerva Equity Investors, a consulting and private equity firm specializing in distressed companies. He is currently the Chief Restructuring Officer of Innkeepers USA, a hotel company comprising approximately 10,000 rooms, and has held this position since November 2008. Mr. Beilinson also serves on the Audit Committee and Board of Directors of Innkeepers USA, and has served in this capacity since August 2007, and also serves as the President of MMD Acquisition Corporation, his personal real estate investment company. In 2007, Mr. Beilinson retired from Pachulski, Stang, Ziehl & Jones, a nationally recognized boutique law firm specializing in corporate reorganization, where he had practiced since 1992. During Mr. Beilinson’s 25 years of practice, he spearheaded the operational and financial restructurings of nationally recognized companies such as American Rice, Inc., LogoAthelics, Inc., TreeSweet Juice Company, Coco’s restaurants, Carrow’s restaurants, General Cinemas, Loews Cineplex, Wherehouse Entertainment and DirecTV Latin America, and in 2001 he was named one of the top 10 young restructuring lawyers in the nation by Turnarounds and Workouts magazine. Mr. Beilinson has previously served on the Board of Directors of Wyndham Hotels from 1994 to 1997, and the Boards of Directors of University of California Davis School of Law and UCLA. Mr. Beilinson has lectured and been published on turnaround issues and served as an Adjunct Professor at Southwestern University School of Law from 1985 to 1993. Mr. Beilinson graduated from UCLA, magna cum laude, where he was elected student body president, and from UC Davis Law School.

Douglas D. Abbey    Mr. Abbey is one of our director nominees. Since 1992 Mr. Abbey has been a Member of the Board and Investment Committee of IHP Capital Partners, an investment firm he co-founded in 1992, which provides capital to the home building and land development industry. He is also the Co-Founder of AMB Property Corporation, an industrial REIT, where he worked in various capacities during a 22-year career from 1983 to 2005. He served as a member of the Board of Directors from January 1997 through May 2001. From November 1997 until December 2001 he was Chairman and Chief Executive Officer of AMB Capital Partners, LLC (formerly AMB Investment Management, Inc.) and then Chairman of AMB Capital Partners, LLC from December 2001 through January 2006. Mr. Abbey has more than 30 years of experience in commercial and residential real estate investment and development. Since July 1998, Mr. Abbey has been a Trustee of ULI and served as its Vice Chairman from July 2003 to June 2005. He is also a member of the Executive Committee of the Fisher Center for Real Estate and Urban Economics at UC Berkeley and has served in this capacity since February 1996. From 1998 to 2006 he served as a Trustee of Golden Gate University and was Chairman of the Board of Trustees from 2001 through 2002. He has served since January 2005 on the Real Estate Committee of the UCSF Foundation. Mr. Abbey is a member of the Board and Executive Committee of Bridge Housing Corporation, a non-profit affordable housing developer based in California. He also serves on the Board of CrediFamilia, a mortgage origination and servicing company founded to serve low-income homebuyers in Colombia. Mr. Abbey has been a Lecturer in Finance at the Stanford Graduate School of Business since 2005. Mr. Abbey is a graduate of Amherst College and has a master’s degree in city planning from the University of California, Berkeley.

Michael E. Salvati    Mr. Salvati is one of our director nominees. Since December 2000, Mr. Salvati has been a Principal at Oakridge Consulting, Inc., which provides interim management, management consulting and corporate advisory services to companies ranging in size from start-ups to multinational corporations. From February 2004 to May 2004, Mr Salvati served as Chief Financial Officer of AMI Semiconductor, Inc. From September 1998 to February 2000, Mr. Salvati was Executive Vice President—Chief Operating Officer of National Financial Partners, Corp., an Apollo affiliated venture focusing on the consolidation of small financial services firms that service high net worth individuals. From June 1996 to June 1998, he was Chief Financial Officer of Culligan Water Technologies, Inc., an affiliate of Apollo, where he oversaw the completion of nearly 50 acquisitions over a period of 18 months. Mr. Salvati was a partner at KPMG Peat Marwick LLP from 1990 to 1996. Mr. Salvati is a Certified Public Accountant and member of the American Institute of Certified Public Accountants, Illinois CPA Society. He currently serves as a Board member and Chair of the Audit Committees of Lazydays, Inc. and Things Remembered, Inc., positions he has held since October, 2001 and August, 2007, respectively. Mr. Salvati’s previous board memberships include NCH Nu World Marketing, Ltd., Coho Energy, Inc., Prime Succession, Inc., and Castle Holdco 4, Ltd., an Apollo affiliate. Mr. Salvati received a BS in microbiology and a MS in accounting from the University of Illinois at Champaign-Urbana.

Executive and director compensation

Compensation of directors

We will pay a $75,000 annual base director’s fee to each of our independent directors. Base directors’ fees will be paid 50% in cash and 50% in restricted common stock, which will vest in equal installments, after issuance, on the first business day of each fiscal quarter over three years. In addition, each independent director who serves on the audit, compensation and nominating and corporate governance committees will receive an annual cash retainer of $10,000, $2,000 and $2,000, respectively, and the chairs of the audit, compensation and nominating and corporate governance committees will receive an additional annual cash retainer of $20,000, $5,000 and $5,000, respectively. Each independent director will receive a fee of $1,500 for attending each full board of directors meeting. We will also reimburse all members of our board of directors for their travel expenses incurred in connection with their attendance at full board and committee meetings.

Our independent directors will also be eligible to receive restricted common stock, options and other stock-based awards under our 2009 equity incentive plan. In addition, each of our independent directors will receive 5,000 shares of restricted common stock upon completion of this offering.

We will pay directors’ fees only to those directors who are independent under the NYSE listing standards. We have not made any payments to our independent director nominees since our inception.

Executive compensation

Because our management agreement provides that our Manager is responsible for managing our affairs, our officers, who are employees of our Manager, do not receive cash compensation from us for serving as our officers. However, we will reimburse our Manager or its affiliates for the allocable share of the compensation, including, without limitation, annual base salary, bonus, any related withholding taxes and employee benefits, paid to (1) our Chief Financial Officer based on the percentage of his time spent on our affairs and (2) other corporate finance, tax, accounting, internal audit, legal risk management, operations, compliance and other non-investment personnel of our Manager and its affiliates who spend all or a portion of their time managing our affairs based upon the percentage of time devoted by such personnel to our affairs. In their capacities as officers or personnel of our Manager or its affiliates, they will devote such portion of their time to our affairs as is necessary to enable us to operate our business.

Except for certain equity grants and except as set forth above, our Manager compensates each of our officers. We pay our Manager a management fee and our Manager uses the proceeds from the management fee in part to pay compensation to its officers and personnel. We will adopt a 2009 equity incentive plan to provide incentive compensation to our officers, our non-employee directors, our Manager’s personnel and other service providers to encourage their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain key personnel. See “—2009 equity incentive plan” for detailed description of our 2009 equity incentive plan.

Corporate governance—board of directors and committees

Our business is managed by our Manager, subject to the supervision and oversight of our board of directors, which has established investment guidelines for our Manager to follow in its day-to-day management of our business. Upon completion of this offering, a majority of our board of directors will be ”independent,” as determined by the requirements of the NYSE. Our directors keep informed about our business by attendance at meetings of our board and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

Upon completion of this offering, our board of directors will form an audit committee, a compensation committee and a nominating and corporate governance committee and adopt charters for each of these committees. Each of these committees will have three directors and will be composed exclusively of independent directors, as defined by the listing standards of the NYSE. Moreover, the compensation committee will be composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Exchange Act, non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code, qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code.

Audit committee

The audit committee will comprise Messrs. Salvati and Beilinson, and Ms. Connell, each of whom will be an independent director and “financially literate” under the rules of the NYSE. Mr. Salvati will chair our audit committee and serve as our audit committee financial expert, as that term is defined by the SEC. The audit committee will be responsible for engaging independent certified public accountants, preparing audit committee reports, reviewing with the independent certified public accountants the plans and results of the audit engagement, approving professional services provided by the independent certified public accountants, reviewing the independence of the independent certified public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Compensation committee

The compensation committee will comprise Messrs. Beilinson, Abbey and Salvati, each of whom will be an independent director. Mr. Beilinson will chair our compensation committee. The principal functions of the compensation committee will be to (1) evaluate the performance of our officers, (2) review the compensation payable to our officers, (3) evaluate the performance of our Manager, (4) review the compensation and fees payable to our Manager under the management agreement, (5) prepare compensation committee reports and (6) administer the issuance of any common stock issued to the personnel of our Manager who provide services to us.

Nominating and corporate governance committee

The nominating and corporate governance committee will comprise Mr. Abbey and Ms. Connell, each of whom will be an independent director. Mr. Abbey will chair our nominating and corporate governance committee. The nominating and corporate governance committee will be responsible for seeking, considering and recommending to the board qualified candidates for election as directors and will approve and recommend to the full board of directors the appointment of each of our officers.

It also will periodically prepare and submit to the board of directors for adoption the committee’s selection criteria for director nominees. It will review and make recommendations on matters involving general operation of the board and our corporate governance and will annually recommend to the board of directors nominees for each committee of the board. In addition, the committee will annually facilitate the assessment of the board of directors’ performance as a whole and of the individual directors and report thereon to the board.

Code of business conduct and ethics

Our board of directors has established a code of business conduct and ethics that applies to our officers and directors and to our Manager’s officers, directors and personnel when such individuals are acting for or on our behalf. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Any waiver of the code of business conduct and ethics for our officers or directors may be made only by our board of directors or one of our board committees and will be promptly disclosed as required by law or stock exchange regulations.

Conflicts of interest

We do not expect to have any employees and we rely completely on our Manager to provide us with investment and advisory services. Our Chairman, Chief Executive Officer, Chief Financial Officer and other officers also serve as officers of our Manager. Our management agreement with our Manager was negotiated between related parties and its terms, including fees, expense reimbursements and other amounts payable to our Manager, may not be as favorable to us as if it had been negotiated at arm’s length between unaffiliated third parties.

We expect that our Manager initially will dedicate substantially all of its time to managing our business. Certain of our officers and directors, and the officers and other personnel of our Manager, also serve or may serve as officers, directors or partners of Apollo, including, without limitation, Apollo sponsored funds, including new affiliated potential pooled investment vehicles or managed accounts not yet established, whether managed or sponsored by Apollo’s affiliates or our Manager (we refer to all of the foregoing as Other Apollo Vehicles). Accordingly, the ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager spends managing our business. In addition, officers and other personnel of our Manager may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of us or our stockholders.

Our Manager and Apollo Global Management, LLC have agreed that, for so long as our management agreement is in effect and Apollo Global Management, LLC controls our Manager, neither they nor any entity controlled by Apollo Global Management, LLC will sponsor or manage any U.S. publicly traded REIT that invests primarily in the asset classes described in “Business—Our target assets” other than us. However, our Manager, Apollo Global Management, LLC and their respective affiliates may sponsor or manage another U.S. publicly traded REIT that invests generally in real estate assets but not primarily in our target assets.

Further, no existing Other Apollo Vehicle currently focuses on our target asset classes as part of its core investment strategy and no existing Other Apollo Vehicle currently holds significant investments in our target assets. Consequently, we do not anticipate competing with Other Apollo Vehicles for our target assets. However, it is possible that in the future such Other Apollo Vehicles as well as existing or future portfolio companies controlled by our Manager or Apollo may from time to time acquire our target assets as a part of their larger business strategies. To the extent such Other Apollo Vehicles or such portfolio companies seek to acquire our target assets, the scope of opportunities otherwise available to us may be adversely affected and/or reduced. Our Manager and Apollo have an investment allocation policy in place that is intended to enable us to share equitably with any such other investment vehicles. In general, investment opportunities will be allocated taking into consideration various factors including, among other considerations, investment objectives or strategies, the size of the available investment, cash availability and cash flow expectations, and the tax implications of an investment. The investment allocation policy may be amended by our Manager and Apollo at any time without our consent.

In addition to the fees payable to our Manager under the management agreement, our Manager and its affiliates may benefit from other fees paid to it in respect of our investments. For example, if we seek to securitize our commercial mortgage loans, Apollo and/or our Manager, may act as collateral manager. In any of these or other capacities, Apollo and/or our Manager may receive market based fees for their roles, but only if approved by a majority of our independent directors.

In addition, under our management agreement, if in the future we invest in, acquire or sell assets to any joint ventures with Apollo or its affiliates or if we co-invest with, purchase assets from, sell assets to or arrange financing from or provide financing to Other Apollo Vehicles, any such transactions will require the approval by a majority of our independent directors. To the extent we co-invest with Other Apollo Vehicles, we will not be responsible for fees other than as set forth in our management agreement, except our proportionate share of fees if approved by a majority of our independent directors.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors and executive officers, as well as employees of our Manager or Apollo who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us without the approval of a majority of our independent directors.

2009 equity incentive plan

Prior to the completion of this offering, we will adopt a 2009 equity incentive plan to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel, including our Manager and affiliates and personnel of our Manager and its affiliates, and any joint venture affiliates of ours. The 2009 equity incentive plan will be administered by a committee (which may be the compensation committee) appointed by our board of directors. The 2009 equity incentive plan will permit the granting of stock options, restricted shares of common stock, phantom shares, dividend equivalent rights and other equity-based awards. Prior to the completion of this offering, we will not have issued any equity-based compensation. Upon completion of this offering, we will grant shares of restricted common stock to our officers and our Manager’s personnel.

Administration

The committee appointed by our board of directors to administer the 2009 equity incentive plan has the full authority to administer and interpret the 2009 equity incentive plan, to authorize the granting of awards, to determine the eligibility directors, officers, advisors, consultants and other personnel, including our Manager and affiliates and personnel of our Manager and its affiliates, and any joint venture affiliates of ours to receive an award, to determine the number of shares of common stock to be covered by each award (subject to the individual participant limitations provided in the 2009 equity incentive plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the 2009 equity incentive plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2009 equity incentive plan or the administration or interpretation thereof. In connection with this authority, the committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. From and after the consummation of this offering, the 2009 equity incentive plan will be administered by a committee consisting of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a non-employee director and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code and intend that grant be exempt from the restriction of Section 162(m), qualify as an outside director for purposes of Section 162(m) of the Internal Revenue Code, or, if no committee exists, the board of directors. References below to the committee include a reference to the board for those periods in which the board is acting.

Available shares

Our 2009 equity incentive plan provides for grants of restricted common stock and other equity-based awards up to an aggregate of 7.5% of the issued and outstanding shares of our common stock (on a fully diluted basis (assuming, if applicable, the exercise of all outstanding options and the conversion of all warrants and convertible securities into shares of common stock) and including shares to be sold to Apollo and certain of its affiliates in the concurrent private placement and shares to be sold pursuant to the underwriters’ exercise of their overallotment option) at the time of the award. If an option or other award granted under the 2009 equity incentive plan expires or terminates, the shares subject to any portion of the award that expires, forfeits or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Unless previously terminated by our board of directors, no new award may be granted under the 2009 equity incentive plan after the tenth anniversary of the earlier of the date that such plan was initially approved by (i) our board of directors or (ii) our stockholders. No award may be granted under our 2009 equity incentive plan to any person who, assuming exercise of all options and payment of all awards held by such person would own or be deemed to own more than 9.8% of the outstanding shares of our common stock. Each independent director will receive 5,000 shares of our restricted common stock upon completion of this offering. In addition, our officers and our Manager’s personnel will receive 280,000 shares of our restricted common stock under our 2009 equity incentive plan which, as a group and together with the shares to be granted to our independent directors, will be an aggregate of 2.5% of the issued and outstanding shares of our common stock after giving effect to the shares sold in this offering, including shares sold pursuant to the underwriters’ exercise of their overallotment option, and the concurrent private placement. The initial shares of restricted common stock to be granted to our independent directors, our officers and our Manager’s personnel will vest in equal installments, after issuance, on the first business day of each fiscal quarter over a period of three years.

Awards under the plan

Stock options.     The terms of specific options, including whether options shall constitute “incentive stock options” for purposes of Section 422(b) of the Internal Revenue Code, shall be determined by the committee. The exercise price of an option shall be determined by the committee and reflected in the applicable award agreement. The exercise price with respect to incentive stock options may not be lower than 100% (110% in the case of an incentive stock option granted to a 10% stockholder, if permitted under the plan) of the fair market value of our common stock on the date of grant. Each option will be exercisable after the period or periods specified in the award agreement, which will generally not exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder, if permitted under the plan). Options will be exercisable at such times and subject to such terms as determined by the committee.

Restricted shares of common stock.     A restricted share award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, as the committee may impose at the date of grant. Grants of restricted shares of common stock will be subject to vesting schedules as determined by the committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the committee may determine. Unless otherwise stated in the applicable award agreement, a participant granted restricted shares of common stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the restricted shares of common stock.

Although dividends may be paid on restricted shares of common stock, whether or not vested, at the same rate and on the same date as on shares of our common stock, holders of restricted shares of common stock are prohibited from selling such shares until they vest.

Phantom shares.     Phantom shares, when issued, will reduce the number of shares available for grant under the 2009 equity incentive plan and will vest as provided in the applicable award agreement. A phantom share represents a right to receive the fair market value of a share of common stock, or, if provided by the committee, the right to receive the fair market value of a share of common stock in excess of a base value established by the committee at the time of grant. Phantom shares may generally be settled in cash or by transfer of shares of common stock (as may be elected by the participant or the committee, as may be provided by the committee at grant). The committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom shares installments over a period not to exceed ten years.

Dividend equivalents.     A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of common stock) of dividends paid on shares of common stock otherwise subject to an award. The committee may provide that amounts payable with respect to dividend equivalents shall be converted into cash or additional shares of common stock. The committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

Other share-based awards.     The 2009 equity incentive plan authorizes the granting of other awards based upon shares of our common stock (including the grant of securities convertible into shares of common stock and share appreciation rights), subject to terms and conditions established at the time of grant.

Change in control

Upon a change in control (as defined in the 2009 equity incentive plan), the committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the committee determines that the adjustments do not have a substantial adverse economic impact on the participants (as determined at the time of the adjustments) and provided that any discretionary increase in the aggregate number of shares issuable under the 2009 equity incentive plan must be approved by our board of directors.

Other changes

Our board of directors may amend, alter, suspend or discontinue the 2009 equity incentive plan but cannot take any action that would impair the rights of a participant’s existing grants. To the extent necessary and desirable (including, as required by law or any stock exchange rules), the board of directors must obtain approval of our stockholders for any amendment that would:

•	other than through adjustment as provided in the 2009 equity incentive plan, increase the total number of shares of common stock reserved for issuance under the 2009 equity incentive plan; or

•	change the class of officers, directors, employees, consultants and advisors eligible to participate in the 2009 equity incentive plan.

The committee or our board of directors may amend the terms of any award granted under the 2009 equity incentive plan, prospectively or retroactively, but, generally may not impair the rights of any participant without his or her consent.

Limitation of liability and indemnification

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that limits the liability of our directors and officers to the maximum extent permitted by Maryland law.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer of our company or (2) any individual who, while serving as our director or officer and at our request, serves or has served as a director, officer, partner, manager or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise, and who is made or threatened to be made a party to the proceeding by reason of his or her service in such capacity or capacities. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served any predecessor of our company in any of the capacities described above and any employee or agent of our company or of any predecessor.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct, was adjudged liable to the corporation or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.

“Apollo” license agreement

Prior to the completion of the offering, we will enter into a license agreement with Apollo pursuant to which Apollo will grant us a non-exclusive, royalty free license to use the name “Apollo.” Other than with respect to this license, we will have no legal right to use the “Apollo” name. In the event the management agreement is terminated, we would be required to change our name to eliminate the use of “Apollo.”

Principal stockholders

Immediately prior to the completion of this offering, there will be 100 shares of common stock outstanding and one stockholder of record. At that time, we will have no other shares of capital stock outstanding. The following table sets forth certain information, prior to and after this offering, regarding the ownership of each class of our capital stock by:

•	each of our directors and director nominees;
•	each of our executive officers;
•	each holder of 5% or more of each class of our capital stock; and
•	all of our directors, director nominees, executive officers and our Manager’s personnel as a group.

In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as shares of restricted common stock that are currently vested or which are scheduled to vest within 60 days).

Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the persons listed below is the address of our principal executive office, 9 West 57th Street, 43rd Floor, New York, New York 10019.

	Percentage of common stock outstanding
	Immediately prior to this offering		Immediately after this offering(1)
Name and Address	Shares owned	Percentage	Shares owned	Percentage

Joseph F. Azrack	—	—
Henry R. Silverman	—	—
Eric Press	—	—
Alice Connell	—	—	5,000	*
Marc Beilinson	—	—	5,000	*
Douglas D. Abbey	—	—	5,000	*
Michael E. Salvati	—	—	5,000	*
Stuart A. Rothstein	—	—
Apollo Principal Holdings I, L.P.(2)(3)	100	100%	—	—
All Directors, director nominees, executive officers and our Manager’s personnel as a group(3)	—	—	262,500	2.4%

*	Represents less than 1% of the shares of common stock outstanding upon the closing of this offering.

(1)	Assumes issuance of 10,000,000 shares offered hereby, 500,000 shares of common stock sold to Apollo and certain of its affiliates in the concurrent private placement, 20,000 shares of restricted common stock to be granted to our independent directors and 242,500 shares of restricted common stock to be granted to our officers and our Manager’s personnel pursuant to our 2009 equity incentive plan. Does not reflect 1,500,000 shares of common stock reserved for issuance upon exercise of the underwriters’ overallotment option in full.

(2)	We will repurchase the 100 shares currently owned by Apollo Principal Holdings I, L.P. acquired in connection with our formation.

(3)	Does not include any of the shares to be sold to Apollo and its affiliates in the concurrent private placement.

Certain relationships and related transactions

Management agreement

Prior to the completion of this offering, we will enter into a management agreement with our Manager, pursuant to which our Manager will provide the day-to-day management of our operations. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. The management agreement has an initial three-year term and will be renewed for one-year terms thereafter unless terminated by either us or our Manager. Our Manager is entitled to receive a termination fee from us, under certain circumstances. We are also obligated to reimburse certain expenses incurred by our Manager. Our Manager is entitled to receive from us a base management fee. See “Our Manager and the management agreement—Management agreement.”

Our officers also are employees of our Manager and its affiliates. As a result, the management agreement between us and our Manager was negotiated between related parties, and its terms, including fees and other amounts payable, may not be as favorable to us as if they had been negotiated with unaffiliated third parties. See “Our management—Conflicts of interest” and “Risk factors—Risks related to our relationship with our Manager. There are conflicts of interest in our relationship with our Manager and its affiliates, which could result in decisions that are not in the best interests of our stockholders.”

Our management agreement is intended to provide us with access to Apollo’s private equity, capital markets, credit and distressed debt investment teams, as well as assistance with corporate operations, legal and compliance functions and governance, as well as assistance with corporate operations, legal and compliance functions and governance.

Prior to the completion of the offering, we will enter into a license agreement with Apollo, pursuant to which Apollo will grant us a non-exclusive, royalty free license to use the name “Apollo.” See “Our management—”Apollo” license agreement.”

Restricted common stock and other equity-based awards

Our 2009 equity incentive plan provides for grants of restricted common stock and other equity-based awards up to an aggregate of 7.5% of the issued and outstanding shares of our common stock (on a fully diluted basis and including shares to be sold to Apollo and certain of its affiliates in the concurrent private placement and shares to be sold pursuant to the underwriters’ exercise of their overallotment option) at the time of the award. Each independent director will receive 5,000 shares of our restricted common stock upon completion of this offering. In addition, our officers and our Manager’s personnel will receive 280,000 shares of our restricted common stock under our 2009 equity incentive plan which, as a group and together with the shares to be granted to our independent directors, will be an aggregate of 2.5% of the issued and outstanding shares of our common stock after giving effect to the shares sold in this offering, including shares sold pursuant to the underwriters’ exercise of their overallotment option. The initial shares of restricted common stock to be granted to our independent directors, our officers and our Manager’s personnel will vest in equal installments, after issuance, on the first business day of each fiscal quarter over a period of three years.

Purchases of common stock by affiliates

Concurrently with the closing of this offering, we will sell to Apollo and certain of its affiliates in a separate private placement, at the initial public offering price per share, shares of our common stock representing an aggregate investment equal to 5% of the gross proceeds raised in this offering, excluding the underwriters’ overallotment option, up to $10 million. We plan to use the net proceeds of this offering and the concurrent private placement in accordance with our objectives and strategies described in this prospectus.

Indemnification and limitation of directors’ and officers’ liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that limits the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct, was adjudged liable to the corporation or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of a corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer of our company who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

We expect to enter into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Registration rights

We will enter into a registration rights agreement with regard to the common stock owned upon completion of this offering and the concurrent private placement by Apollo and certain of its affiliates. Pursuant to the registration rights agreement, we will grant to Apollo and certain of its affiliates (1) unlimited demand registration rights to have the shares purchased by them in the concurrent private placement registered for resale, and (2) in certain circumstances, the right to “piggy-back” these shares in registration statements we might file in connection with any future public offering. The registration rights of Apollo and certain of its affiliates with respect to the common stock that it will purchase in the concurrent private placement will only begin to apply 12 months after the date of this prospectus. Notwithstanding the foregoing, any registration will be subject to cutback provisions, and we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as “blackout periods.”

Description of capital stock

The following summary description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and our charter and our bylaws, copies of which will be available before the closing of this offering from us upon request. See “Where you can find more information.”

General

Our charter provides that we may issue up to 450,000,000 shares of common stock, $0.01 par value per share, and up to 50,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval. After giving effect to this offering and the other transactions described in this prospectus, 12,300,000 shares of common stock will be issued and outstanding (if the underwriters’ overallotment option is exercised in full), and no shares of preferred stock will be issued and outstanding. Under Maryland law, stockholders are not generally liable for our debts or obligations.

Shares of common stock

All of the shares of common stock offered by this prospectus will be duly authorized, validly issued, fully paid and nonassessable. Subject to the preferential rights, if any, of any other class or series of our stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of shares of common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

The shares of common stock that we are offering will be issued by us and do not represent any interest in or obligation of our Manager, Apollo or any of their affiliates. Further, the shares are not a deposit or other obligation of any bank, are not an insurance policy of any insurance company and are not insured or guaranteed by the Federal Deposit Insurance Company, any other governmental agency or any insurance company. The shares of common stock will not benefit from any insurance guaranty association coverage or any similar protection.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, shares of common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with another entity, sell all or substantially all of its assets or engage in a share exchange unless the action is advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our charter provides that these actions (other than certain amendments to the provisions of our charter related to the vote required to remove a director and the restrictions on ownership and transfer of our stock, which must be approved by at least two-thirds of the votes entitled to be cast on the amendment) may be approved by a majority of all of the votes entitled to be cast on the matter.

Power to reclassify our unissued shares of stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority with respect to voting rights, dividends or upon liquidation over our common stock, and authorize us to issue the newly-classified shares. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Our board of directors may take these actions without stockholder approval unless stockholder approval is required by the rules of any stock exchange or automatic quotation system on which our securities may be listed or traded. Therefore, our board could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders. No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.

Power to increase or decrease authorized shares of stock and issue additional shares of common and preferred stock

We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the additional shares of common stock, will be available for issuance without further action by our stockholders, unless such approval is required by the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Restrictions on ownership and transfer

In order for us to qualify as a REIT under the Internal Revenue Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well. See “U.S. federal income tax considerations—Requirements for qualification as a REIT.”

Our charter contains restrictions on the ownership and transfer of our stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of all classes and series of our capital stock. We refer to these limits collectively as the “ownership limit.” A person or entity that becomes subject to the ownership limit by virtue of a violative transfer that results in a transfer to a trust, as described below, is referred to as a “prohibited owner” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of shares of our stock.

The constructive ownership rules under the Internal Revenue Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of all classes and series of our capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.

Our board may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in our failing to qualify as a REIT. As a condition of its waiver, our board of directors may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to our board of directors with respect to our qualification as a REIT. Our board of directors will create an excepted holder limit for Apollo and certain of its affiliates. The excepted holder limit, which our board of directors will approve, will allow Apollo and certain of its affiliates, together as an excepted holder, to hold up to 25% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 25% by value or number of shares, whichever is more restrictive, of our outstanding capital stock.

In connection with granting a waiver of the ownership limit, creating an excepted holder limit or at any other time, our board of directors may from time to time increase or decrease the ownership limit for all other persons and entities unless, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding or we would otherwise fail to qualify as a REIT. Prior to the modification of the ownership limit, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common stock or stock of all classes and series, as applicable, is in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of our common stock or stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or stock of any other class or series, as applicable, in excess of such percentage ownership of our common stock or stock of all classes and series will be in violation of the ownership limit.

Our charter further prohibits:

•

any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, shares of our stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of our stock must give at least 15 days prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on ownership and transfer of our stock will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by our board of directors or in our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be null and void.

Shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date we, or our designee, accepts such offer. We may reduce the amount payable by the amount of any dividend or other distribution that we have paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above, and we may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limit or the other restrictions on ownership and transfer of our stock. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the beneficiary of the trust, together with any dividends or other distributions thereon. In addition, if, prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors determines in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our stock, our board of directors will take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give us written notice, stating the stockholder’s name and address, the number of shares of each class and series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide us with such additional information as we may request in order to determine the effect, if any, of the stockholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit. In addition, each stockholder must provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing shares of our stock will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Transfer agent and registrar

We expect the transfer agent and registrar for our common stock to be Wells Fargo Bank, National Association.

Shares eligible for future sale

After giving effect to this offering and the other transactions described in this prospectus, we will have shares of common stock outstanding on a fully diluted basis. Shares of our common stock are newly issued securities for which there is no established trading market. No assurance can be given as to (1) the likelihood that an active market for shares of our common stock will develop, (2) the liquidity of any such market, (3) the ability of the stockholders to sell the shares or (4) the prices that stockholders may obtain for any of the shares. No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of shares of common stock, or the perception that such sales could occur, may affect adversely prevailing market prices of the shares of common stock. See “Risk factors—Risks related to our common stock.”

For a description of certain restrictions on ownership and transfer of shares of our common stock, see “Description of capital stock—Restrictions on ownership and transfer.”

Issuance of shares of common stock

Upon completion of this offering, we will have reserved for issuance up to an aggregate of 7.5% of the issued and outstanding shares of our common stock (on a fully diluted basis and including shares to be sold to Apollo and certain of its affiliates in the concurrent private placement and shares to be sold pursuant to the underwriters’ exercise of their overallotment option) at the time of award. In connection with this offering, our board of directors will approve an aggregate of 262,500 shares of our restricted common stock (or 300,000 shares if the underwriters exercise their overallotment option in full) to be granted to our officers, our independent director nominees and personnel of our Manager under our 2009 equity incentive plan. The initial shares of restricted common stock to be granted to our independent directors, our officers and our Manager’s personnel will vest in equal installments on the first business day of each fiscal quarter over a period of three years.

Rule 144

There will be 762,500 shares of our common stock outstanding or issuable to our officers, our independent director nominees, Apollo and its affiliates and our Manager’s personnel after giving effect to this offering and the transactions described in this prospectus. These shares of our common stock will, when issued, be “restricted” securities under the meaning of Rule 144 under the Securities Act, and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption provided by Rule 144.

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us (which requires that we are current in our periodic reports under the Exchange Act).

Lock-up agreements

Our directors, director nominees and executive officers, the executive officers and key personnel of our Manager, Apollo and certain of its affiliates and certain of our significant stockholders have entered into lock up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 180 days after the date of this prospectus, may not, without the prior written consent of J.P. Morgan Securities Inc., (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. J.P. Morgan Securities Inc. may, in its sole discretion, at any time from time to time, waive in writing the terms and conditions of the lock-up agreements to which it is a party. Additionally, Apollo and certain of its affiliates have agreed with us to a further lock-up period relating only to the shares of our common stock purchased by them in the concurrent private placement that will expire at the date which is 12 months following the date of this prospectus. However, with respect to our directors and executive officers, the restrictions described above shall not apply to bona fide gifts or transfers to family members or trusts for the direct or indirect benefit of the director or executive officer or his or her family members, provided in each case that the transferee agrees in writing to be bound by the terms of the lock-up agreement. In addition, with respect to Apollo and certain of its affiliates, the restrictions described above shall not apply to transfers to their shareholders, members, partners and other equity owners, provided that the transferee agrees in writing to be bound by the terms of the lock-up agreement.

Certain provisions of the Maryland General

Corporation Law and our charter and bylaws

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws, copies of which will be available before the closing of this offering from us upon request.

Our board of directors

Our charter and bylaws provide that the number of directors we have may be established by our board of directors but may not be more than 15. Upon the completion of this offering, subject to the terms of any class or series of preferred stock, vacancies on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of our directors at any annual meeting.

Removal of directors

Our charter provides that a director may be removed with or without cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, precludes stockholders from (1) removing incumbent directors except upon a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees.

Business combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. Our board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations (1) between us and any other person, provided, that such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person and (2) between us and Apollo and its affiliates and associates and persons acting in concert with any of the foregoing). As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance by our company with the supermajority vote requirements and other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control share acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Our charter provides that, at such time as we are able to make a Subtitle 8 election (which we expect to be upon the closing of this offering), vacancies on our board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board, with or without cause, (2) vest in the board the exclusive power to fix the number of directorships and (3) require, unless called by our chairman of the board, our chief executive officer or the board of directors, the written request of stockholders of not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting.

Meetings of stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time set by our board of directors beginning in 2010. The chairman of our board of directors, our chief executive officer, our president or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter will also be called by our secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting containing the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and deliver the notice of the special meeting.

Amendment to our charter and bylaws

Except for amendments to the provisions of our charter relating to the vote required to remove a director and the restrictions on ownership and transfer of our shares of stock (each of which must be advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), our charter generally may be amended only with the approval of our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Dissolution of our company

The dissolution of our company must be approved by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Advance notice of director nominations and new business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is entitled to vote at the meeting on such business or in the election of such nominee and has provided notice to us within the time period, and containing the information, specified by the advance notice provisions set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) by or at the direction of our board of directors or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is entitled to vote at the meeting in the election of such nominee and has provided notice to us within the time period, and containing the information, specified by the advance notice provisions set forth in our bylaws.

Anti-takeover effect of certain provisions of Maryland Law and of our charter and bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt in to the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and limitation of directors’ and officers’ liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that was established by a final judgment and was being material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct, was adjudged liable to us or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

We expect to enter into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

U.S. federal income tax considerations

The following is a summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock. For purposes of this section, references to “we,” “our,” “us” or “our company” mean only Apollo Commercial Real Estate Finance, Inc., and not our subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of its subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with its applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies, or RICs;

•	trusts and estates;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	persons holding their interest through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in us; and

•	except to the extent discussed below:

•	tax-exempt organizations; and

•	non-U.S. stockholders (as defined below).

This summary assumes that stockholders will hold our common stock as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK.

Taxation of our company—general

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ending December 31, 2009. We believe that we have been organized and we intend to operate in a manner that allows us to qualify for taxation as a REIT under the Internal Revenue Code.

The law firm of Clifford Chance US LLP has acted as our counsel in connection with this offering. We will receive the opinion of Clifford Chance US LLP to the effect that, commencing with our taxable year ending December 31, 2009, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that the opinion of Clifford Chance US LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus. Additionally, the opinion of Clifford Chance US LLP is conditioned upon factual representations and covenants made by our management and affiliated entities, regarding our organization, assets, present and future conduct of our business operations and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our qualification as a REIT. In addition, to the extent we make certain investments, such as investments in commercial mortgage loan securitizations the accuracy of such opinion will also depend on the accuracy of certain opinions rendered to us in connection with such transactions. While we believe that we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Clifford Chance US LLP or us that we will so qualify for any particular year. Clifford Chance US LLP will have no obligation to advise us or the holders of shares of our common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Clifford Chance US LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which could include entities that have made elections to be taxed as REITs, the qualification of which will not have been reviewed by Clifford Chance US LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in general

As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below, under “—Requirements for qualification as a REIT.” While we believe that we will operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT.

For tax years through 2010, stockholders who are individual U.S. stockholders (as defined below) are generally taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See “—Taxation of taxable U.S. stockholders.”

Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income taxation as follows:

•	We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited transactions” and “—Foreclosure property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset test that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•

If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification as a REIT.”

•

A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any taxable REIT subsidiaries, or TRSs, we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•

If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

•

We will generally be subject to tax on the portion of any “excess inclusion income” derived from an investment in residual interests in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or “REMIC”) to the extent that our common stock is held by specified types of tax-exempt organizations known as “disqualified organizations” that are not subject to tax on unrelated business taxable income. See “Effect of subsidiary entities—Taxable mortgage pools” and “Excess inclusion income.”

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

•	We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which could be subject to U.S. federal corporate income tax.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for qualification as a REIT

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5) the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities);

(7) which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

(8) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our charter provides restrictions regarding the ownership and transfer of its shares, which are intended, among other purposes to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of shares of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of shares of our stock, in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

Effect of subsidiary entities

Ownership of partnership interests

In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Disregarded subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly-owned by a REIT, by other disregarded subsidiaries or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset tests” and “—Gross income tests.”

Taxable REIT subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

We anticipate that we will likely make TRS elections with respect to certain domestic entities. A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales). We may hold a significant number of assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 25% of our assets. In general, we intend that loans that we acquire with an intention of selling in a manner that might expose us to a 100% tax on “prohibited transactions” will be acquired by a TRS. If dividends are paid to us by one or more TRSs we may own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible through 2010 for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of taxable U.S. stockholders” and “—Annual distribution requirements.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, if certain tests regarding the TRS’ debt-to-equity ratio are not satisfied, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess.

Taxable mortgage pools

An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations,

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,

•	the entity has issued debt obligations that have two or more maturities, and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. We may enter into financing and securitization arrangements that give rise to TMPs.

A TMP generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the TMP, the TMP will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT.

Gross income tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

Interest income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date of our commitment to make or purchase the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount that is treated as interest on an obligation secured by a mortgage on real property.

Among the assets we may hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS issued Revenue Procedure 2003-65, the Revenue Procedure, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test (described above). To the extent we make corporate mezzanine loans or acquire other commercial real estate corporate debt, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for the 75% gross income test (described above).

We believe that the interest income that we will receive from our mortgage-related investments and securities generally will be qualifying income for purposes of both the 75% and 95% gross income tests. However, to the extent we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

We may hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans. B Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests described below and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

We expect that the CBMS that we invest in will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from such CMBS will be qualifying income for the 95% gross income test. In the case of CMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. As discussed above, if less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from CMBS will be qualifying income for purposes of the REIT gross income tests.

Fee income

We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income or profits. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Dividend income

We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

Hedging transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Rents from real property

To the extent that we own real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and is therefore subject to different interpretations.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the greater of 150% of our direct cost in furnishing or rendering the services or the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Phantom income

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Some of the CMBS that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the CMBS, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on CMBS in question will be made, with consequences similar to those described in the previous paragraph if all payments on the CMBS are not made.

In addition, in the event that any debt instruments or CMBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to private lenders to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—annual distribution requirements.”

Failure to satisfy the gross income tests

We intend to monitor our sources of income, including any non-qualifying income received by us, so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if the failure of our company to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury regulation. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in general,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset tests

We, at the close of each calendar quarter, must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. Government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and certain kinds of mortgage-backed securities and mortgage loans. Regular or residual interest in REMICs are generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below. Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 25% of the value of our gross assets.

The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire or increase our ownership interest in securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

We expect that the assets comprising our mortgage-related investments and securities that we own generally will be qualifying assets for purposes of the 75% asset test, and that our holdings of TRSs and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements and intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. We do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, values of some assets including our interests in our TRSs may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers cause a violation of the REIT asset tests.

In addition, we intend to enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreements notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

Annual distribution requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a) the sum of:

•	90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains); and

•	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b) the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares. Stockholders that are U.S. corporations would also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries and (b) the inclusion of items in income by us for U.S. federal income tax purposes. For example, we may acquire debt instruments or notes whose face value may exceed its issue price as determined for U.S. federal income tax purposes, resulting in original issue discount, such that we will be required to include in our income a portion of the original issue discount each year that the instrument is held before we receive any corresponding cash. Furthermore, we will likely invest in assets that accrue market discount, which may require us to defer a portion of the interest deduction for interest paid on debt incurred to acquire or carry such assets. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our common stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of our common stock. We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Recordkeeping requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT.

Excess inclusion income

A portion of the REIT’s income from a TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” A REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder,

•	in the case of a stockholder that is a REIT, a RIC or a common trust fund or other pass through entity, is considered excess inclusion income of such entity,

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax,

•

results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. stockholders, and

•

is taxable (at the highest corporate tax rate, currently 35%) to the REIT, rather than its stockholders, to the extent allocable to the REIT’s stock held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations).

The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method.

Tax-exempt investors, RIC or REIT investors, non-U.S. investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and potentially would be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Prohibited transactions

Net income we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular asset in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Internal Revenue Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to elect to treat the related property as foreclosure property.

Failure to qualify

In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders (as defined below), at a maximum rate of 15%, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of taxable U.S. stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the U.S.;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current and accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable (through 2010) to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of our company for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of U.S. stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a) the qualified dividend income received by us during such taxable year from non-REIT C corporations (including any TRS in which we may own an interest);

(b) the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(c) the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), any TRS we may form, or a “qualifying foreign corporation” and specified holding period requirements and other requirements are met.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of our company—General” and “—Annual distribution requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “—Effect of subsidiary entities—Taxable mortgage pools” and “—Excess inclusion income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Dispositions of our common stock

In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2010, if our common stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if our common stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

Passive activity losses and investment interest limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Taxation of tax-exempt U.S. stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this prospectus as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our common stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), (2) our common stock is not otherwise used in an unrelated trade or business and (3) we do not hold an asset that gives rise to “excess inclusion income” (see “—Effect of subsidiary entities,” and “—Excess inclusion income”), distributions from us and income from the sale of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder. As previously noted, we may engage in transactions that would result in a portion of our dividend income being considered “excess inclusion income,” and accordingly, it is possible that a portion of our dividends received by a tax-exempt stockholder will be treated as UBTI.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI, unless they are able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our common stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, or us from becoming a pension-held REIT.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.

Taxation of non-U.S. stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders of our common stock. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock that is not a U.S. stockholder or an entity that is treated as a partnership for U.S. federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.

Ordinary dividends

The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. As previously noted, we may engage in transactions that result in a portion of our dividends being considered excess inclusion income, and accordingly, it is possible that a portion of our dividend income will not be eligible for exemption from the 30% withholding rate or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed on a non-U.S. stockholder, we may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as

U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

Non-dividend distributions

Unless (A) our common stock constitutes a U.S. real property interest, or USRPI, or (B) either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits. As described below, we do not expect shares of our common stock to constitute USRPIs.

Capital gain dividends

Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries, or USRPI capital gains, will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of such dividend. Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above under “—Taxation of non-U.S. stockholders—Ordinary dividends.” Also, the branch profits tax will not apply to such a distribution. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year).

Dispositions of our common stock

Unless our common stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. The stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property solely in a capacity as a creditor. We do not expect that more than 50% of our assets will consist of interests in real property located in the U.S.

Even if shares of our common stock otherwise would be a USRPI under the foregoing test, shares of our common stock will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of shares of our common stock or the period of our existence), less than 50% in value of its outstanding shares of common stock is held directly or indirectly by non-U.S. stockholders. We believe we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, because our stock will be widely held, we cannot assure our investors that we will be a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, a non-U.S. stockholder’s sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (a) our common stock owned is of a class that is “regularly traded,” as defined by the applicable Treasury Regulation, on an established securities market, and (b) the selling non-U.S. stockholder owned, actually or constructively, 5% or less of our outstanding stock of that class at all times during a specified testing period.

If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder in two cases: (a) if the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Backup withholding and information reporting

We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S.

stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

State, local and foreign taxes

We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or foreign tax treatment of our company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our company’s common stock.

Legislative or other actions affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in shares of our common stock.

ERISA considerations

A fiduciary of a pension, profit sharing, retirement or other employee benefit plan (or plan), subject to the Employee Retirement Income Security Act of 1974, as amended (or ERISA), should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the shares of common stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Internal Revenue Code, prohibit a wide range of transactions involving the assets of the plan and persons who have certain specified relationships to the plan (“parties in interest” within the meaning of ERISA, “disqualified persons” within the meaning of the Internal Revenue Code). Thus, a plan fiduciary considering an investment in the shares of common stock also should consider whether the acquisition or the continued holding of the shares of common stock might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption issued by the Department of Labor (or the DOL).

The DOL has issued final regulations (or the DOL Regulations) as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, if a plan acquires an equity interest in an entity, which interest is neither a “publicly offered security” nor a security issued by an investment company registered under the 1940 Act, the plan’s assets would include, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares of common stock are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

The DOL Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. The company expects the common stock to be “widely held” upon completion of the initial public offering.

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” We believe that the restrictions imposed under our charter on the transfer of our common stock are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of common stock to be “freely transferable.” The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

Assuming that the common stock will be “widely held” and freely transferable,” we believe that our common stock will be publicly offered securities for purposes of the DOL Regulations and that our assets will not be deemed to be “plan assets” of any plan that invests in our common stock.

Each holder of our common stock will be deemed to have represented and agreed that its purchase and holding of such common stock (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

Underwriting

We are offering the shares of common stock described in this prospectus through a number of underwriters. J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Barclays Capital Inc. are acting as joint book running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Name	Number of shares

J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
Barclays Capital Inc.
Wells Fargo Securities, LLC
Raymond James & Associates, Inc.
RBC Capital Markets Corporation
Stifel, Nicolaus & Company, Incorporated
Total

The underwriters are committed to purchase all the shares of our common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the shares of our common stock directly to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $             per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $             per share from the initial public offering price. After the initial public offering of the shares, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the U.S. may be made by affiliates of the underwriters. The representatives have advised us that the underwriters do not intend to confirm discretionary sales in excess of 5% of the shares of our common stock offered in this offering.

The underwriters have an option to buy up to additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus to exercise this overallotment option. If any shares are purchased with this overallotment option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered. The underwriters will be paid the underwriting discounts on any additional shares purchased by them on the same terms as described below.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

Underwriting discount(1)	Without overallotment exercise	With full overallotment exercise

Per Share	$	$
Total	$	$

(1)	The underwriters will not be entitled to receive any payment from us at closing. Our Manager will pay to the underwriters $ per share for shares sold in the offering at closing and the underwriters will forego the receipt of payment of $ per share, subject to the following. We will agree to reimburse the $ per share to our Manager and pay the $ per share to the underwriters if during any period of four consecutive calendar quarters during the 16 full calendar quarters after the consummation of this offering our Core Earnings (as described herein) for any such consecutive four-quarter period exceeds an 8% performance hurdle rate (as described herein). If this requirement is not satisfied, the aggregate underwriting discount (all of which will be paid by our Manager) would be $ . The following presents this information both assuming that the 8% performance hurdle rate is met and assuming that it is not met:

Performance Hurdle Rate Is Not Met	Per Share
Public offering price	$
Underwriting discount paid by our Manager at closing ( %)	$

Total underwriting discount paid by us and our Manager if performance hurdle rate is not met ( %)	$

Performance Hurdle Rate Is Met	Per Share
Public offering price	$
Underwriting discount paid by our Manager at closing and reimbursed by us if performance hurdle rate is met ( %)	$
Additional underwriting discount paid by us if performance hurdle rate is met ( %)	$

Total underwriting discount paid by us if performance hurdle is met ( %)	$

The performance hurdle rate will be met if, during any period of four consecutive calendar quarters during the 16 full calendar quarters after the consummation of this offering, our Core Earnings for any such four-quarter period exceeds the product of (x) the public offering price per share as shown on the cover page of this prospectus multiplied by the number of shares of common stock sold in this offering, including any shares that may be sold upon exercise of the underwriters’ overallotment option, and in the concurrent private placement and (y) 8%.

If the performance hurdle rate is met, we will reimburse our Manager for the underwriting discount it had previously paid to the underwriters. If this performance hurdle rate is not met, we will never reimburse our Manager for the             % underwriting discount paid by our Manager at the closing (unless the management agreement is terminated under circumstances in which we are required to pay the termination fee). Payment of a portion of the underwriting discount is in our Manager’s interest because in the event this offering is successfully completed, our Manager will earn fees based on its management of us. By using this performance hurdle rate as a trigger for the reimbursement, this ensures that the payment will only occur when and if we have reached a certain level of performance, instead of at the closing when we have not yet invested any of the proceeds raised in this offering.

Deferral by the underwriters of a portion of the underwriting discount eliminates the amount payable by us at closing (and, if the performance hurdle rate described above is met, we will then pay to the underwriters the amount deferred, having the same timing benefit to us as described above). If the performance hurdle rate is not met, we will never pay to the underwriters the deferred             % underwriting discount.

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $2 million.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities Inc. for a period of 180 days after the date of this prospectus. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Our directors, director nominees and executive officers, the executive officers and key personnel of our Manager, Apollo and certain of its affiliates and certain of our significant stockholders have entered into lock up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 180 days after the date of this prospectus, may not, without the prior written consent of J.P. Morgan Securities Inc., (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In addition, Apollo and certain of its affiliates have entered into an agreement with us pursuant to which they have agreed that they will not, without our prior written consent, offer, sell, contract to sell or otherwise dispose of or hedge, or enter into any transaction that is designed to, or could be expected to, result in the disposition of the shares of our common stock purchased in the concurrent private placement held by Apollo and certain of its affiliates for a period of 12 months after the date of this prospectus.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Our common stock has been approved for listing on the NYSE, subject to official notice of issuance, under the trading symbol “ARI.” Prior to the first day our common stock is traded on the NYSE, we will have 400 U.S. stockholders of 100 shares or more of our common stock, there will be at least 1,100,000 publicly held shares of our common stock outstanding in the U.S., and the aggregate market value of the publicly held shares of our common stock will be at least $60 million in the U.S.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ over allotment option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their over allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the over allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over the counter market or otherwise.

Prior to this offering, there has been no public market for our common stock. The initial public offering price per share of our common stock will be determined by negotiations between us and the representatives of the underwriters. In determining the initial public offering price, we and the representatives of the underwriters expect to consider a number of factors including:

•	the information set forth in this prospectus and otherwise available to the representative;

•	the general condition of the securities markets at the time of this offering;

•	prevailing market conditions;

•	the present stage of our development;

•	the market capitalizations and stages of development of other companies that we and the underwriter believe to be comparable to our business;

•	estimates of our business potential; and

•	other factors deemed relevant by the underwriters and us.

Neither we nor the underwriters can assure investors that an active trading market will develop for the shares of our common stock, or that the shares will trade in the public market at or above the initial public offering price.

Other than in the U.S., no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

In relation to each Member State of the European Economic Area1 which has implemented the Prospectus Directive (each, a “Relevant Member State”), from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of securities described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•

to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the book-running manager for any such offer; or

•	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Certain of the underwriters and their affiliates have provided Apollo and certain of its affiliates in the past, and may provide to us, our Manager, Apollo and/or certain of their respective affiliates from time to time in the future, certain commercial banking, financial advisory, investment banking and other services in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In the past, the representatives or affiliates of the representatives of the underwriters have provided to Apollo

[1]	The EU plus Iceland, Norway and Liechtenstein.

credit facilities (including administrative agent and related services) as well as M&A advisory services and secondary market trading services (including swaps and foreign exchange) and has acted as an initial purchaser or underwriter with respect to private or public offerings of certain Apollo securities. In addition, in the past the representatives or affiliates of the representatives of the underwriters have provided to certain entities managed by Apollo, certain of the investment funds controlled by Apollo and to certain holding companies, acquisition vehicles and operating portfolio companies owned by those funds services similar to those provided to Apollo, as well as dealer manager and solicitation agent services. In each case, such affiliates of the representatives of the underwriters received customary fees, commissions and reimbursements of expenses for these transactions and services. Mr. Leon Black is a member of the National Advisory Board of JPMorganChase, an affiliate of one of the representatives of the underwriters. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Legal matters

Certain legal matters relating to this offering will be passed upon for us by Clifford Chance US LLP, New York, New York. In addition, the description of U.S. federal income tax consequences contained in the section of the prospectus entitled “U.S. federal income tax considerations” is based on the opinion of Clifford Chance US LLP. Certain legal matters relating to this offering will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.

Experts

The balance sheet included in this prospectus has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where you can find more information

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC’s website at www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and will file periodic reports, proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

Appendix I

Assets under management

Assets under management refers to the assets Apollo manages or with respect to which Apollo has control, including capital Apollo has the right to call from its investors pursuant to their capital commitments to various Apollo funds. Apollo’s assets under management equals the sum of: (i) the fair value of Apollo’s private equity investments plus the capital that Apollo is entitled to call from its investors pursuant to the terms of their capital commitments plus non-recallable capital to the extent a fund is within the commitment period in which management fees are calculated based on total commitments to the fund; (ii) the net asset value, or “NAV,” of Apollo’s capital markets funds, other than collateralized credit opportunity funds (which are measured by using the mark-to-market value of the aggregate principal amount of the underlying collateralized loan obligations) plus used or available leverage and/or capital commitments; and (iii) the fair value of any other assets that Apollo manages plus unused credit facilities and/or capital commitments available for investment that are not otherwise included in clauses (i) or (ii) above.

Index to financial statements

Index to the balance sheet of Apollo Commercial Real Estate Finance, Inc.

Report of independent registered public accounting firm

To the Board of Directors of

Apollo Commercial Real Estate Finance, Inc.

New York, New York

We have audited the accompanying balance sheet of Apollo Commercial Real Estate Finance, Inc. (the “Company”) as of July 9, 2009. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of Apollo Commercial Real Estate Finance, Inc. as of July 9, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York

August 12, 2009

Apollo Commercial Real Estate Finance, Inc.

Balance sheet

July 9, 2009

Assets
Cash	$1,000

Stockholder’s Equity
Common stock, $0.01 par value, 1,000 shares authorized, 100 shares issued and outstanding	$ 1
Additional paid in capital	999

Total stockholder’s equity	$1,000

Please see accompanying notes to the Balance Sheet.

Apollo Commercial Real Estate Finance, Inc.

Notes to balance sheet

July 9, 2009

1. Organization

Apollo Commercial Real Estate Finance, Inc. (the “Company”) was organized in the state of Maryland on June 29, 2009. Under the Company’s charter, the Company is authorized to issue up to 1,000 shares of common stock. The Company has not commenced operations.

2. Formation of the company and initial public offering

The Company intends to conduct an initial public offering of common stock (the “IPO”), which is anticipated to be finalized in 2009. Proceeds from the IPO will be used to invest in certain of the Company’s target assets including commercial mortgage loans and other commercial real estate-related debt investments and commercial mortgage-backed securities.

The Company will be subject to the risks involved with real estate and real estate-related debt instruments. These include, among others, the risks normally associated with changes in the general economic climate, changes in the mortgage market, changes in tax laws, interest rate levels, and the availability of financing. The Company intends to qualify as a real estate investment trust (a “REIT”) under the Internal Revenue Code commencing with its taxable period ending on December 31, 2009. In order to maintain its qualification as a REIT, the Company plans to distribute at least 90% of its taxable income to its stockholders.

The sole stockholder of the Company is Apollo Principal Holdings I, L.P., a Delaware limited partnership. The ultimate parent of Apollo Principal Holdings I, L.P. is Apollo Global Management, LLC, a Delaware limited liability company (“Ultimate Parent”). The Ultimate Parent is controlled by Leon Black, Joshua Harris and Marc Rowan. On July 8, 2009, Apollo Principal Holdings I, L.P. made a $1,000 initial capital contribution to the Company.

The Company will be managed by ACREFI Management, LLC, a Delaware limited liability company which is controlled by the Ultimate Parent.

3. Significant accounting policies

Use of estimates

The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Underwriting commissions and offering costs

Underwriting commissions and offering costs to be incurred in connection with the Company’s IPO will be reflected as a reduction of additional paid-in-capital. Costs incurred that are not directly associated with the completion of the IPO will be expensed as incurred.

As of August 12, 2009, ACREFI Management, LLC has incurred $0.6 million of costs related to this offering. Upon successful completion of the IPO, the Company will reimburse ACREFI Management, LLC for any costs associated with the offering from the proceeds of the offering.

Recent Accounting Pronouncement

On May 28, 2009, the FASB issued Statement No. 165, Subsequent Events (“SFAS 165”). Although SFAS 165 does not significantly change current practice surrounding the disclosure of subsequent events, it provides guidance on management’s assessment of subsequent events and the requirement to disclose the date through which subsequent events have been evaluated. SFAS 165 became effective on June 30, 2009. We have evaluated subsequent events through August 12, 2009.

10,000,000 shares

Common stock

Prospectus

J.P. Morgan	Citi	Barclays Capital

Wells Fargo Securities

Raymond James	RBC Capital Markets	Stifel Nicolaus

                , 2009

Part II

Information not required in prospectus

Item 31. Other expenses of issuance and distribution.

The following table shows the fees and expenses, other than underwriting discounts and commissions, to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts except the SEC registration fee are estimated.

Securities and Exchange Commission registration fee	$33,480
Financial Industry Regulatory Authority, Inc. filing fee	$60,500
NYSE listing fee	$150,000
Legal fees and expenses (including Blue Sky fees)	$900,000
Accounting fees and expenses	$200,000
Printing and engraving expenses	$230,000
Transfer agent fees and expenses	$5,000
Miscellaneous	$421,020
Total	$2,000,000

Item 32. Sales to Special Parties.

None.

Item 33. Recent sales of unregistered securities.

Apollo has purchased 100 shares of our common stock for a purchase price of $1,000 in a private placement. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

Simultaneously with the completion of the offering of our common stock pursuant to this registration statement, we will issue to Apollo and certain of its affiliates in a separate private placement, at the initial public offering price per share, shares of our common stock representing an aggregate investment equal to 5% of the gross proceeds raised in this offering, excluding the underwriters’ overallotment option, up to $10 million. Such issuance will be exempt from the requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 34. Indemnification of directors and officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct, was adjudged liable to us or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

We expect to enter into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35. Treatment of proceeds from stock being registered.

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36. Financial statements and exhibits.

(a) Financial Statements.    See page F-1 for an index to the financial statements included in the registration statement.

(b) Exhibits.    The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit number		Exhibit description

1.1	**	Form of Underwriting Agreement among Apollo Commercial Real Estate Finance, Inc., ACREFI Management, LLC and the underwriters named therein

1.2	**	Form of Private Placement Purchase Agreement between Apollo Commercial Real Estate Finance, Inc. and the purchasers named therein

3.1	**	Articles of Amendment and Restatement of Apollo Commercial Real Estate Finance, Inc.

3.2	**	Bylaws of Apollo Commercial Real Estate Finance, Inc.

4.1	**	Specimen Common Stock Certificate of Apollo Commercial Real Estate Finance, Inc.

5.1	**	Opinion of Clifford Chance US LLP (including consent of such firm)

8.1		Tax Opinion of Clifford Chance US LLP (including consent of such firm)

10.1	**	Form of Management Agreement between Apollo Commercial Real Estate Finance, Inc. and ACREFI Management, LLC

10.2		Form of Apollo Commercial Real Estate Finance, Inc. 2009 Equity Incentive Plan

10.3	**	Form of Restricted Stock Award Agreement

10.4	**	Form of Registration Rights Agreement by and among Apollo Commercial Real Estate Finance, Inc. and certain persons listed on Schedule 1 thereto

10.5	**	Form of License Agreement

10.6		Form of Indemnification Agreement with officers and directors

23.1	**	Consent of Clifford Chance US LLP (included in Exhibit 5.1)

23.2		Consent of Clifford Chance US LLP (included in Exhibit 8.1)

23.3		Consent of Deloitte & Touche LLP

23.4	**	Consent of Douglas D. Abbey

23.5	**	Consent of Marc Beilinson

23.6	**	Consent of Alice Connell

23.7	**	Consent of Michael E. Salvati

*	To be filed by amendment.
**	Filed previously.

Item 37. Undertakings.

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (or the Securities Act), may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 23, 2009.

Apollo Commercial Real Estate Finance, Inc.

By:	/S/ JOSEPH F. AZRACK
Name:	Joseph F. Azrack
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures		Title	Date

By:	/S/ JOSEPH F. AZRACK Joseph F. Azrack	President, Chief Executive Officer and Director (Principal Executive Officer)	SEPTEMBER 23, 2009

By:	* Stuart A. Rothstein	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	SEPTEMBER 23, 2009

By:	/S/ ERIC L. PRESS Eric L. Press	Director	SEPTEMBER 23, 2009

By:	* Henry R. Silverman	Chairman	SEPTEMBER 23, 2009

*By:	/S/ ERIC L. PRESS Attorney-in-fact

Exhibit index

Exhibit number		Exhibit description

1.1	**	Form of Underwriting Agreement among Apollo Commercial Real Estate Finance, Inc., ACREFI Management, LLC and the underwriters named therein

1.2	**	Form of Private Placement Purchase Agreement between Apollo Commercial Real Estate Finance, Inc. and the purchasers named therein

3.1	**	Articles of Amendment and Restatement of Apollo Commercial Real Estate Finance, Inc.

3.2	**	Bylaws of Apollo Commercial Real Estate Finance, Inc.

4.1	**	Specimen Common Stock Certificate of Apollo Commercial Real Estate Finance, Inc.

5.1	**	Opinion of Clifford Chance US LLP (including consent of such firm)

8.1		Tax Opinion of Clifford Chance US LLP (including consent of such firm)

10.1	**	Form of Management Agreement between Apollo Commercial Real Estate Finance, Inc. and ACREFI Management, LLC

10.2		Form of Apollo Commercial Real Estate Finance, Inc. 2009 Equity Incentive Plan

10.3	**	Form of Restricted Stock Award Agreement

10.4	**	Form of Registration Rights Agreement by and among Apollo Commercial Real Estate Finance, Inc. and certain persons listed on Schedule 1 thereto

10.5	**	Form of License Agreement

10.6		Form of Indemnification Agreement with officers and directors

23.1	**	Consent of Clifford Chance US LLP (included in Exhibit 5.1)

23.2		Consent of Clifford Chance US LLP (included in Exhibit 8.1)

23.3		Consent of Deloitte & Touche LLP

23.4	**	Consent of Douglas D. Abbey

23.5	**	Consent of Marc Beilinson

23.6	**	Consent of Alice Connell

23.7	**	Consent of Michael E. Salvati

*	To be filed by amendment.
**	Filed previously.